Exhibit 10.6

CONFORMED COPY

Published CUSIP Number: 26358GAA5

$155,000,000 SENIOR SECURED TERM CREDIT AGREEMENT

dated as of July 30, 2004

among

DUANE READE HOLDINGS, INC.,

DUANE READE, INC.,

DUANE READE
(a New York general partnership),

THE CO-BORROWERS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent,

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
as Syndication Agent,

and

CITICORP NORTH AMERICA INC.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
as Joint Lead Arrangers

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH
CITIGROUP GLOBAL MARKETS INC.,
as Joint Book Managers

Table of Contents*

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Defined Terms
Section 1.02	Other Interpretative Provisions
Section 1.03	Accounting Terms and Determinations
Section 1.04	Annualization; Rounding
Section 1.05	References to Agreements and Laws
Section 1.06	Times of Day

ARTICLE II THE CREDIT FACILITY

Section 2.01	Commitments to Lend
Section 2.02	Notice of Borrowing
Section 2.03	Funding of Loans.
Section 2.04	Evidence of Loans.
Section 2.05	Interest.
Section 2.06	Extension and Conversion.
Section 2.07	Maturity of Loans
Section 2.08	Prepayments; Change of Control.
Section 2.09	Replacement of Lenders
Section 2.10	Fees
Section 2.11	Pro-rata Treatment
Section 2.12	Sharing of Payments
Section 2.13	Payments; Computations.

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01	Taxes.
Section 3.02	Illegality
Section 3.03	Inability to Determine Rates
Section 3.04	Increased Costs and Reduced Return; Capital Adequacy.
Section 3.05	Funding Losses
Section 3.06	Base Rate Loans Substituted for Affected Eurodollar Loans
Section 3.07	Survival

ARTICLE IV CONDITIONS PRECEDENT TO LOANS

Section 4.01	Conditions to Closing

*                 The Table of Contents is not part of the Credit Agreement.

ARTICLE V REPRESENTATIONS AND WARRANTIES

Section 5.01	Existence, Qualification and Power; Compliance with Laws
Section 5.02	Authorization; No Contravention
Section 5.03	Governmental Authorization; Other Consents
Section 5.04	Binding Effect
Section 5.05	Financial Condition; No Material Adverse Effect.
Section 5.06	Litigation
Section 5.07	No Default
Section 5.08	Ownership of Property; Liens
Section 5.09	Environmental Compliance
Section 5.10	Insurance
Section 5.11	Taxes
Section 5.12	ERISA Compliance.
Section 5.13	Subsidiaries
Section 5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
Section 5.15	Disclosure
Section 5.16	Compliance with Law
Section 5.17	Intellectual Property
Section 5.18	Purpose of Loans
Section 5.19	Labor Matters
Section 5.20	Solvency
Section 5.21	Collateral Documents.
Section 5.22	Securities of the Company
Section 5.23	Certain Transactions.

ARTICLE VI AFFIRMATIVE COVENANTS

Section 6.01	Financial Statements
Section 6.02	Certificates; Other Information
Section 6.03	Notices
Section 6.04	Payment of Obligations
Section 6.05	Preservation of Existence Etc
Section 6.06	Maintenance of Properties
Section 6.07	Insurance; Certain Proceeds.
Section 6.08	Compliance with Law
Section 6.09	Books and Records; Lender Meeting
Section 6.10	Inspection Rights
Section 6.11	Use of Proceeds
Section 6.12	Additional Loan Parties; Additional Security.
Section 6.13	Interest Rate Protection Agreements
Section 6.14	Contributions
Section 6.15	Repurchase of Existing Convertible Notes; Maintenance of Minimum Availability Under ABL Credit Agreement
Section 6.16	Co-Borrowers

ARTICLE VII NEGATIVE COVENANTS

Section 7.01	Incurrence of Indebtedness
Section 7.02	Restriction on Liens
Section 7.03	Nature of Business
Section 7.04	Consolidation, Merger and Dissolution
Section 7.05	Asset Dispositions
Section 7.06	Investments.
Section 7.07	Restricted Payments, etc
Section 7.08	Prepayments of Indebtedness, etc.
Section 7.09	Transactions with Affiliates
Section 7.10	Fiscal Year; Organizational and Other Documents
Section 7.11	Restrictions with Respect to Intercorporate Transfers
Section 7.12	Ownership of Subsidiaries; Limitations on Holdings and the Borrower.
Section 7.13	Sale and Leaseback Transactions
Section 7.14	Impairment of Security Interests
Section 7.15	No Other “Designated Senior Indebtedness”
Section 7.16	Financial Covenants.
Section 7.17	Independence of Covenants

ARTICLE VIII DEFAULTS

Section 8.01	Events of Default
Section 8.02	Acceleration; Remedies
Section 8.03	Allocation of Payments After Event of Default.

ARTICLE IX AGENCY PROVISIONS

Section 9.01	Appointment and Authorization of the Administrative Agent.
Section 9.02	Delegation of Duties
Section 9.03	Exculpatory Provisions
Section 9.04	Reliance on Communications.
Section 9.05	Notice of Default
Section 9.06	Credit Decision; Disclosure of Information by Administrative Agent; No Reliance on Arranger’s or Agents’ Customer Identification Program.
Section 9.07	Indemnification
Section 9.08	Administrative Agent in Its Individual Capacity
Section 9.09	Successor Agents
Section 9.10	Administrative Agent May File Proofs of Claim
Section 9.11	Collateral and Guaranty Matters
Section 9.12	Other Agents; Arrangers and Managers
Section 9.13	Agents’ Fees; Joint Lead Arranger Fee

ARTICLE X MISCELLANEOUS

Section 10.01	Amendments, Etc.
Section 10.02	Notices and Other Communications; Facsimile Copies.

Section 10.03	No Waiver; Cumulative Remedies
Section 10.04	Attorney Costs, Expenses and Taxes
Section 10.05	Indemnification
Section 10.06	Payments Set Aside
Section 10.07	Successors and Assigns.
Section 10.08	Confidentiality and Disclosure
Section 10.09	Set-off
Section 10.10	Interest Rate Limitation
Section 10.11	Counterparts
Section 10.12	Integration
Section 10.13	Survival of Representations and Warranties
Section 10.14	Severability
Section 10.15	Tax Forms.
Section 10.16	Headings
Section 10.17	Governing Law; Submission to Jurisdiction.
Section 10.18	Waiver of Right to Trial by Jury
Section 10.19	USA Patriot Act Notice; Lenders’ Compliance Certification.
Section 10.20	Defaulting Lenders
Section 10.21	Binding Effect
Section 10.22	Conflict

Schedules:

Schedule 1.01A	-	Consolidated EBITDA
Schedule 1.01B	-	Management Group
Schedule 1.01C	-	Fixed Charge Coverage Ratio
Schedule 1.01D	-	ABL Priority Collateral
Schedule 2.01	-	Lenders and Commitments
Schedule 5.03	-	Required Consents, Authorizations, Notices and Filings
Schedule 5.06	-	Litigation
Schedule 5.12	-	ERISA Matters
Schedule 5.13	-	Subsidiaries
Schedule 5.17	-	Intellectual Property
Schedule 5.22	-	Ownership of the Company
Schedule 7.01	-	Existing Indebtedness
Schedule 7.02	-	Existing Liens
Schedule 7.06	-	Investments
Schedule 7.07(iii)	-	Redemption/repurchase of Equity Interests: Employment Agreements
Schedule 7.07(vii)	-	Restricted Payments to be made on the Closing Date
Schedule 7.09	-	Transactions with Affiliates
Schedule 10.02	-	Administrative Agent’s Office, Certain Addresses for Notices

Exhibits:

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Extension/Conversion

Exhibit B	-	Form of Note

Exhibit C	-	Form of Assignment and Assumption

Exhibit D	-	Form of Compliance Certificate

Exhibit E	-	Form of Opinion of Counsel for the Borrower and the Other Loan Parties

Exhibit F	-	Form of Guaranty

Exhibit G-1	-	Form of Security Agreement
Exhibit G-2	-	Form of Pledge Agreement
Exhibit G-3	-	Form of Perfection Certificate

Exhibit H	-	Form of Intercompany Note

Exhibit I	-	Form of Intercompany Note Subordination Provisions

Exhibit J	-	Form of Loan Party Accession Agreement

Exhibit K	-	Form of OFAC/Anti-Terrorism Compliance Certificate

Exhibit L	-	[Reserved]

Exhibit M	-	Form of Co-Borrower Agreement

Exhibit N	-	Form of Solvency Certificate

v

CREDIT AGREEMENT

This Credit Agreement is entered into as of July 30, 2004 among DUANE READE HOLDINGS, INC., a Delaware corporation (“Holdings”), DUANE READE, INC., a Delaware corporation (“the “Company”), DUANE READE, a New York general partnership (“Duane Reade”), the other Co-Borrowers from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Syndication Agent, and CITICORP NORTH AMERICA INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents.

Holdings, the Company and Duane Reade have requested the Lenders to provide a term loan facility in the aggregate principal amount of $155,000,000 for the purposes described herein.  The Lenders are willing to make the requested credit facility available on the terms and conditions set forth herein.  Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral Release Agreement” means the Collateral Release Agreement dated as of the date hereof among Duane Reade, the Company, their respective subsidiaries and the ABL Facility Agent.

“ABL Credit Agreement” means the Credit Agreement dated as of July 21, 2003 among Duane Reade, as borrower, the Company, DRI I, DR International and DR Realty, as facility guarantors, the banks and other lending institutions party thereto from time to time, Fleet National Bank, as administrative agent and issuing bank, Fleet Retail Finance Inc., as collateral agent, Congress Financial Corporation, as documentation agent, General Electric Capital Corporation, as syndication agent, and Fleet Securities Inc., as arranger, as amended by Amendment No. 1 thereto dated as of the date hereof and as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“ABL Documents” means, collectively, the ABL Credit Agreement, together with any notes, guaranties, pledge agreements, security agreements, assignments, control agreements, lockbox letters or other instruments and agreements executed pursuant thereto, and the Collateral Release Agreement, in each case together with all schedules and exhibits thereto and as the same may be amended, modified or supplemented from time to time.

“ABL Facility Agent” means Fleet Retail Group Inc., as collateral agent for the lenders party from time to time to the ABL Credit Agreement.

“ABL Priority Collateral” has the meaning set forth on Schedule 1.01D.

“ABL Security Agreement Amendment” means Amendment No. 1 dated as of July 30, 2004 to the Security Agreement dated as of July 21, 2003 among Duane Reade, the Company, DRI I, DR International and DR Realty in favor of the ABL Facility Agent.

“Accession Agreement” means a Loan Party Accession Agreement, substantially in the form of Exhibit J hereto, executed and delivered by an Additional Subsidiary Guarantor after the Closing Date in accordance with Section 6.12(a).

“Acquisition” means the transactions contemplated by the DRI Merger Agreement.

“Acquisition Documents” means the DRI Merger Agreement, including all schedules and exhibits thereto, and all other documents, agreements and instruments relating to the Acquisition, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Additional Collateral Documents” has the meaning set forth in Section 6.12.

“Additional Subsidiary Guarantor” means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of an Accession Agreement as provided in Section 6.12.

“Adjusted Eurodollar Rate” means, for each Interest Period for each Eurodollar Loan comprising part of the same Group, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under the Term Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent, the Syndication Agent, the Co-Documentation Agents or the Collateral Agent, and “Agents” means any two or more of them.

“Agent-Related Persons” means the Administrative Agent or the Collateral Agent, together with their respective Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, each of Banc of America Bridge LLC and Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agreement” means this Credit Agreement, as amended, modified or supplemented from time to time.

“Amerisource Bergen” means Amerisource Bergen Drug Corporation, a Delaware corporation and successor to Bergen Brunswig Drug Company, and its successors and assigns.

“Amerisource Bergen Agreement” means the Prime Vendor and Consignment Agreement dated November 12, 1999 between Amerisource Bergen and Duane Reade, as amended.

modified or supplemented from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money-laundering, including, without limitation, (i) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, (ii) the U.S. Patriot Act, (iii) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq., (iv) the Bank Secrecy Act, (v) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. and (vi) any related rules and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control or any other Governmental Authority, in each case as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“Applicable Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means (i) for purposes of calculating the applicable interest rate for Eurodollar Loans, 3.25% and (ii) for purpose of calculating the applicable interest rate for Base Rate Loans, 2.25%.

“Approved Fund” has the meaning set forth in Section 10.07(g).

“Asset Disposition” means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger or consolidation and including any sale or other disposition of Equity Interests of a Subsidiary, but excluding any Equity Issuance or any sale or other disposition by way of Casualty or Condemnation) by any Group Company of any asset; provided, however, that the following shall not constitute Asset Dispositions:

(i)            sales of inventory and/or pharmacy files in the ordinary course of business for fair value;

(ii)           any sale, lease, transfer or other disposition of any asset by a Borrower to another Borrower or to any Subsidiary Guarantor if the Loan Parties shall be in compliance with the terms of Section 6.12 after giving effect to such disposition;

(iii)          liquidations or sales of Cash Equivalents and Foreign Cash Equivalents;

(iv)          any single transaction or series of related transactions that involves assets having a fair market value of less than $1,000,000;

(v)           dispositions of obsolete, `damaged, worn-out or surplus tangible assets in the ordinary course of business and in a commercially reasonable manner;

(vi)          any sale, lease or other transfer by a Subsidiary of the Company of all or substantially all or any part of its assets (including any such transaction effected by way of merger or consolidation) to the Company or any Wholly-Owned Domestic Subsidiary of the Company, so long as the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer);

(vii)         any sale, lease or other transfer by any non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Company of all or any part of its assets (including any such transaction effected by way of merger or consolidation) to any other non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Company, so long as the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer);

(viii)        sales or dispositions by Holdings or any Subsidiary of the Company of Equity Interests in Holdings or such Subsidiary to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests in Foreign Subsidiaries;

(ix)           any lease, as lessor or sublessor, or license, as licensor or sublicensor, by any Group Company of real or personal property in the ordinary course of business;

(x)            dispositions of defaulted receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction; and

(xi)           assignments of store leases in the ordinary course of business; provided that no more than 20 store leases are assigned per year pursuant to this clause (xi).

“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit C hereto.

“Attorney Costs” means and includes all fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Attributable Indebtedness” means at any date, without duplication, (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (ii) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease and (iii) in respect of any Sale/Leaseback Transaction, the lesser of (A) the present value, discounted in accordance with GAAP at the debt rate implicit in the related lease, of the obligations of the lessee for rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (B) the fair market value of the assets subject to such transaction.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries for each of the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year of the Company and its Consolidated Subsidiaries then ended, including the notes thereto.

“Bank of America” means Bank of America, N.A., a national banking association, and its successors.

“Bank Secrecy Act” means the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Act of 1970, 31 U.S.C. 1051, et seq., as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Federal Funds Rate plus ½ of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” means (i) the Company, (ii) Duane Reade and (iii) any additional Co-Borrower party hereto from time to time, and “Borrowers” means any two or more of them.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Business Acquisition” means the acquisition by the Company or one or more of its Wholly-Owned Subsidiaries of all of the Equity Interests of, or all (or any division, line of business or any substantial part) of the assets or property of, another Person.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan, or a notice by a Borrower with respect to any such borrowing, payment, prepayment or Interest Period, such day shall also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capitalization Documents” has the meaning set forth in Section 4.01(f).

“Cardinal Reserve” means, at any date, the amount reserved on the balance sheet of the Company for estimated losses in litigation relating to the Company’s ongoing dispute with Cardinal Health.

“Cash Equivalents” means:

(i)            securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii)           Dollar-denominated certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Lender”), in each case with maturities of not more than 180 days from the date of acquisition;

(iii)          commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of the Company rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within 270 days of the date of acquisition;

(iv)          repurchase agreements with a term of not more than 30 days with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company or one or more of its Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

(v)           Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv).

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Casualty Insurance Policy” means any insurance policy maintained by any Group Company covering losses with respect to Casualties.

“Change of Control” means a “change of control” as defined (i) in the ABL Credit Agreement or (ii) the Senior Subordinated Note Indenture.

“Change of Control Offer” has the meaning set forth in Section 2.08(c).

“Change of Control Prepayment Date” has the meaning set forth in Section 2.08(c).

“Change of Control Prepayment Premium” has the meaning set forth in Section 2.08(c).

“Closing Date” means the date on or after the Effective Date when the borrowing of the Term Loans occurs in accordance with Section 4.01.

“Closing Date Equity Issuance” has the meaning set forth in Section 4.01(f).

“Co-Borrower” means each Subsidiary of the Company which becomes a co-borrower hereunder on or after the Closing Date by execution and delivery of a Co-Borrower Agreement.

“Co-Borrower Agreement” means a Co-Borrower Agreement, substantially in the form of Exhibit M hereto, executed by one or more Subsidiaries of the Company agreed to by the Joint Lead Arrangers, in each case as a Co-Borrower hereunder and under the other Term Loan Documents, and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Co-Documentation Agents” means Citicorp North America Inc. and Wells Fargo Bank, National Association, in each case in their capacity as co-documentation agent for the Lenders under the Term Loan Documents.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“Collateral” means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.

“Collateral Agent” means Bank of America, N.A., a national banking association, in its capacity as collateral agent for the Finance Parties under the Collateral Documents, and its successor or successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Depositary Bank Agreements, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages required to be delivered pursuant to the Term Loan Documents and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Commitment” means, with respect to any Lender, the commitment of such Lender to make a single term Loan on the Closing Date in a principal amount equal to such Lender’s Commitment Percentage of the Committed Amount.

“Commitment Percentage” means, for each Lender, the percentage (carried out to the ninth decimal place) identified as its Commitment Percentage on Schedule 2.01.

“Committed Amount” means $155,000,000.

“Company” means Duane Reade Inc., a Delaware corporation, and its successors.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Condemnation” means any taking of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding cash and Cash Equivalents classified as such in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding the current portion of any Consolidated Funded Indebtedness).

“Consolidated Capital Expenditures” means for any period the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period (including the amount of assets leased under any Capital Lease), but excluding (to the extent that they would otherwise be included) any such expenditures made for the replacement or restoration of assets to the extent paid for by any Casualty Insurance Policy or Condemnation Award with respect to the asset or assets being replaced or restored to the extent such expenditures are permitted under the Term Loan Documents.

“Consolidated Current Assets” means at any date the consolidated current assets of the Company and its Consolidated Subsidiaries determined as of such date.

“Consolidated Current Liabilities” means at any date (i) the consolidated current liabilities of the Company and its Consolidated Subsidiaries plus (ii) all Guaranty Obligations of the Company or any Consolidated Subsidiary of the Company in respect of the current liabilities of any Person (other than the Company or a Consolidated Subsidiary of the Company), all determined as of such date.

“Consolidated EBITDA” means for any period the sum of:

(i)            Consolidated Net Income for such period (excluding therefrom (x) any extraordinary item of gain or loss and (y) any gain or loss from discontinued operations); plus

(ii)           an amount, without duplication, which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) lease expense in respect of Synthetic Lease Obligations and Sale/Leaseback Transactions accounted for as Operating Leases under GAAP, (C) provisions for Federal, state and local income and similar taxes, (D) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and other non-recurring, non-cash charges (including deferred rent expense, but excluding any such non-cash charge to the extent that it represents (x) amortization of a prepaid cash expense that was paid in a prior period or (y) other than any NLRB Accrual for such period, an accrual of, or a reserve for, cash charges or expenses in any future period), (E) any losses (or minus any gains) realized upon the disposition of property outside the ordinary course of business, (F) adjustments in respect of the items, for the periods, and in amounts not exceeding the respective amounts therefor, set forth on Schedule 1.01A hereto, (G) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred as a result of the Acquisition or in connection with the early redemption of the Existing Convertible Notes and deducted from net income during the period ending December 31, 2004, (H) any underwriting fees, amendment fees, closing fees, out-of-pocket fees and other fees incurred in connection with the Loans and the other financings contemplated by this Agreement, (I) Permitted Management Fees paid in accordance with Section 7.09(i) hereof, (J) Executive Compensation Payments, (K) non-recurring cash charges set forth on Schedule 1.01A and (L) non-cash compensation charges and other non-cash expenses or charges arising from the grant of or issuance or repricing of

Equity Interests or other equity-based awards or any amendment or substitution of any Equity Interest or other equity-based awards, all determined in accordance with GAAP; minus

(iii)          any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains, all as determined in accordance with GAAP.

For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio, the Interest Coverage Ratio or the Fixed Charge Coverage Ratio, if during such Reference Period (or in the case of pro-forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) any Group Company shall have made an Asset Disposition or a Permitted Business Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro-Forma Basis giving effect to projected or anticipated cost savings and synergies permitted or required by Regulations S-K or S-X under the Securities Act or otherwise agreed to by the Administrative Agent in its reasonable discretion.

“Consolidated Funded Indebtedness” means at any date the Funded Indebtedness of the Company and its Consolidated Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Indebtedness” means at any date the Indebtedness of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Consolidated Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and under Operating Leases in respect of Sale/Leaseback Transactions and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of Swap Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the Company and its Consolidated Subsidiaries), determined on a consolidated basis for such period; provided that any interest on Indebtedness of another Person that is guaranteed by the Company or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Company or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included, minus (ii) the total interest income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

“Consolidated Net Income” means, for any period, the net income (or net loss) after taxes of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, without duplication, (i) there shall be excluded from the calculation of Consolidated Net Income for any period (A) the income (or loss) of any Person in which any other Person (other than the Company or any of its Wholly-Owned Consolidated Subsidiaries) has an ownership interest, except to the extent that any such income is actually distributed in cash to the Company or such Wholly-Owned Consolidated Subsidiary during such period, (B) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Company or is merged with or into or consolidated with the Company or any of its Consolidated Subsidiaries or that Person’s assets are acquired by the Company or any of its Consolidated Subsidiaries, except as provided in the definition of “Pro-Forma Basis” herein and (C) the income of any Subsidiary of the Company (other than a Loan Party) to the extent that the declaration or payment of Restricted Payments or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (ii) there shall be deducted in the determination of Consolidated Net Income for any period the aggregate amount of all Restricted Payments exceeding $300,000 made by the Company to Holdings during such period pursuant to Section 7.07(v) or (vi).

“Consolidated Scheduled Debt Payments” means, for any period, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness (including, without limitation, Purchase Money Indebtedness, the principal component of Capital Lease Obligations and the principal component of payments under Operating Leases in respect of Sale/Leaseback Transactions and Synthetic Lease Obligations paid or payable during such period), but excluding payments due on revolving loans and swingline loans during such period; provided that Consolidated Scheduled Debt Payments for any period shall not include voluntary prepayments of Consolidated Funded Indebtedness, mandatory prepayments of the Loans or other mandatory prepayments (other than by virtue of scheduled amortization) of Consolidated Funded Indebtedness (but Consolidated Scheduled Debt Payments for a period shall be adjusted to reflect the effect on scheduled payments of principal for such period of the application of any mandatory prepayments of Consolidated Funded Indebtedness during or preceding such period).

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Equivalents” of any Person means (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise, (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Debt Equivalents or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date and (ii) if such Person is a Subsidiary of the Borrower, any Preferred Stock of such Person; provided, however, that an Equity Interest of any Person shall not constitute a Debt Equivalent solely because such Equity Interest is subject to a mandatory repurchase requirement upon the occurrence of any Change of Control or Asset Disposition.

“Debt Issuance” means the issuance by any Group Company of any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Depositary Bank Agreement” means an agreement between a Loan Party and any bank or other depositary institution, substantially in the form of Exhibit D to the Security Agreement or otherwise in form and substance satisfactory to the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Dollars” and the sign “$” means lawful money of the United States of America.

“Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision or any territory thereof, and “Domestic Subsidiaries” means any two or more of them.

“DR Acquisition” means Duane Reade Acquisition Corp., a Delaware corporation.

“DR International” means Duane Reade International, Inc., a Delaware corporation, and its successors.

“DR Realty” means Duane Reade Realty, Inc., a Delaware corporation, and its successors.

“DR Shareholders LLC” means Duane Reade Shareholders, LLC, a Delaware limited liability company, and its successors.

“DRI I” means, DRI I, Inc., a Delaware corporation, and its successors.

“DRI Merger” means the merger of DR Acquisition with and into the Company, with the Company as the surviving entity of such merger.

“DRI Merger Agreement” means the Agreement and Plan of Merger dated as of December 22, 2003 among Holdings, DR Acquisition and the Company, as amended by Amendment No. 1 dated as of June 10, 2004, Amendment No. 2 dated as of June 13, 2004 and Amendment No. 3 dated as of June 18, 2004, and as the same may be further amended, modified or supplemented from time to time.

“Duane Reade” means Duane Reade, a New York general partnership, and its successors.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 10.21.

“Eligible Assignee” has the meaning set forth in Section 10.07(g).

“Employee Benefit Arrangements” means in any jurisdiction the benefit schemes or arrangements in respect of any employees or past employees operated by any Group Company or in which any Group Company participates and which provide benefits on retirement, ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Group Company resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the release or threatened release of any Hazardous Material into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

“Equity Issuance” means (i) any sale or issuance by any Group Company to any Person other than Holdings or a Wholly-Owned Subsidiary of Holdings of any Equity Interests or any Equity Equivalents (other than any such Equity Equivalents that constitute Indebtedness) and (ii) the receipt by any Group Company of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of any Group Company, from any Person other than Holdings or a Wholly-Owned Subsidiary of Holdings.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rule or regulation issued thereunder.

“ERISA Affiliate” means each business or entity which is a member of a “controlled group of corporations”, under “common control” or an “affiliated service group” with a Group Company within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with a Group Company under Section 414(o) of the Code or is under “common control” with a Group Company, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means:

(i)            a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

(ii)           the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

(iii)          the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan other than a Multiemployer Plan (whether or not waived in accordance with Section 412(d) of the Code), the application for a minimum funding waiver under Section 303 of ERISA with respect to any Plan other than a Multiemployer Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;

(iv)          the incurrence of any liability (or the reasonable expectation thereof) by a Group Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such liability by a Group Company or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of a Group Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or to Section 401(a)(29) or 412 of the Code;

(v)           the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

(vi)          the withdrawal of a Group Company or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential material liability therefor, or the receipt by a Group Company or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(vii)         the imposition of liability (or the reasonable expectation thereof) on a Group Company or ERISA Affiliate pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(viii)        the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against a Group Company or ERISA Affiliate in connection with any Plan;

(ix)           the receipt from the United States Internal Revenue Service of notice of the failure of any Plan (or any other Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; or

(x)            the establishment or amendment by a Group Company or ERISA Affiliate of any Welfare Plan that provides post-employment welfare benefits in a manner that would increase the liability of a Group Company.

“Eurodollar Loan” means at any date a Loan which bears interest at a Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Loan:

(i)            the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; or

(ii)           if the rate referred to in clause (i) above does not appear on such page or service or such page or service not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period; or

(iii)          if the rates referenced in the preceding clauses (i) or (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America (or, if Bank of America is not the Administrative Agent, the Lender which is then the, or an Affiliate of, Administrative Agent), and with a term equivalent to such Interest Period as would be offered by Bank of America’s (or such other Lender’s) London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 P.M. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Reserve Percentage” for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means for any period an amount (without duplication of any addition or subtraction) equal to (i) Consolidated EBITDA for such period plus (ii) all cash extraordinary gains, if any, during such period (whether or not accrued in such period), plus (iii) (x) the decrease, if any, in Consolidated Adjusted Working Capital, less (y) the decrease, if any, in the principal amount of all loans and other obligations outstanding under the ABL Credit Agreement, in each case from the first day to the last day of such period, minus (iv) the amount, if any, which, in the determination of Consolidated Net Income for such period, has been included in respect of income or gain from Asset Dispositions of the Company and its Consolidated Subsidiaries, minus (v) the aggregate amount of Consolidated Capital Expenditures during such period not financed with the proceeds of any Debt Issuance or Equity Issuance, minus (vi) Consolidated Interest Expense actually paid in cash by the Company and its Consolidated Subsidiaries during such period, minus (vii) Consolidated Cash Taxes actually paid by the Company during such period, minus (viii) Consolidated Scheduled Debt Payments actually paid by the Company and its Consolidated Subsidiaries during such period, minus (ix) optional prepayments of the Loans during such period minus (x) (x) the increase, if any, in Consolidated Adjusted Working Capital less (y) the increase (other than as necessary to fund the purchase of the Existing Convertible Notes in accordance with the Existing Convertible Notes Tender Documents), if any, in the principal amount of all loans and other obligations outstanding under the ABL Credit Agreement, in each case from the first day to the last day of such period, minus (xi) the aggregate amount of all Restricted Payments actually paid in cash by the Company and its Consolidated Subsidiaries during such period in accordance with Section 7.07(iv) and up to $300,000 of Restricted Payments actually paid in cash by the Company and its Consolidated Subsidiaries during such period in accordance with Section 7.07(v), in each case other than with the proceeds of any Equity Issuance, minus (xii) to the extent not financed with the proceeds of any Debt Issuance or Equity Issuance, the aggregate amount of cash payments during such period in respect of (A) Permitted Business Acquisitions allowed pursuant to Section 7.06(b), (B) Permitted Management Fees and (C) Executive Compensation Payments (reduced for purposes of this clause (C) by up to $13,100,000 of amounts received by the Company in respect of the 1998 SERP/split dollar life insurance policy referred to in the clause (iii) of the definition of “Executive Compensation Payments”) minus (xiii) the aggregate amount of cash payments made during such period in respect of any NLRB Accrual accounted for in such period, plus (xiv) the WTC Net Insurance Amount for such period and minus (xv) payments in respect of the litigation relating to the collective bargaining agreement with the Allied Trade Council and with Cardinal Health other than (A) amounts taken into account in computing the NLRB Accrual for such period and (B) amounts deducted to determine the WTC Net Insurance Amount for such period.

“Excess Proceeds” has the meaning specified in Section 7.05.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Notes” means one or more promissory notes issued pursuant to a registered offer to exchange the Senior Subordinated Notes for a new issue of debt securities of the Company to be issued under the Senior Subordinated Indenture in the same aggregate principal amount as and with terms that will be identical in all respects to the Senior Subordinated Notes (except that the Exchange Notes will not contain transfer restrictions applicable to the Senior Subordinated Notes).

“Excluded Equity Issuance” means (i) any issuance by any Subsidiary of the Company of its Equity Interests to the Company or any other Wholly-Owned Domestic Subsidiary of the Company, (ii) the receipt by any Wholly-Owned Subsidiary of the Company of a capital contribution from the Company or a Subsidiary of the Company and (iii) any Qualifying Equity Issuance by Holdings.

“Excluded Taxes” has the meaning specified in Section 3.01(a).

“Executive Compensation Payments” means any and all of the following: (i) a payment or payments not to exceed $24.5 million in respect of the cancellation of the Company’s obligations to its President under a 2002 split dollar life insurance and related supplemental pension arrangement; (ii) a settlement payment or payments not to exceed $5 million in respect of, among other things, the President’s outstanding options; (iii) a payment or payments not to exceed $3.1 million in respect of the cash surrender value of the 1998 SERP/split dollar life insurance policy to be transferred to the President following the consummation of the DRI Merger; (iv) bonuses paid in such period by the Company to certain senior managers of the Company in connection with the collection of the WTC Business Interruption Insurance Policy, provided that the aggregate amount of such bonuses does not exceed $5,000,000; (v) annual retention payments not to exceed $4.5 million in respect of annual retention payments to be paid to the President and (vi) any severance payments required to be paid to the President pursuant to his employment agreement with the Company as in effect on the Closing Date.

“Existing Convertible Notes” means the Company’s 2.1478% Senior Convertible Notes due April 16, 2022.

“Existing Convertible Notes Escrow Account” means the Escrow Account established with Bank of America for the deposit and withdrawal of amounts necessary to pay the face amount of the outstanding Existing Convertible Notes and accrued and unpaid interest thereon pursuant to the Existing Convertible Notes Tender Documents.

“Existing Convertible Notes Tender Documents” means the documents pursuant to which the Company will offer to purchase for cash any and all outstanding Existing Convertible Notes in the form required by the Indenture governing the Existing Convertible Notes and under applicable Law and all other documents and instruments relating thereto, in each case as the same may be amended, modified or supplemented from time to time.

“Extraordinary Receipts” means tax refunds received as a rebate or refund relating to any federal or state income taxes paid, pension reversions resulting from any surplus assets of any Plan, and any other payment amounts not received or expected in the ordinary course of business (other than proceeds of any litigation or settlement or Asset Disposition, Casualty or Condemnation), in each case in excess of $1,000,000.  For the avoidance of doubt, Extraordinary Receipts shall not include the aggregate amount received by any Loan Party in connection with any litigation or claim or any settlement thereof relating to the WTC Business Interruption Insurance Policy or any other amount received which would otherwise be included in the definition of Excess Cash Flow for the related period.

“Failed Loans” has the meaning set forth in Section 2.03(d).

“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) quoted to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means one or more letter agreements dated as of June 18, 2004 from Bank of America, Banc of America Bridge, Banc of America Securities LLC, Credit Suisse First Boston LLC, Credit Suisse First Boston, Cayman Islands Branch, Wells Fargo Bank, National Association, Citigroup World Markets Inc., Citicorp North America Inc., UBS Securities LLC and/or UBS Loan Finance LLC to Holdings, as the same may be amended, supplemented or modified from time to time.

“Finance Document” means each Term Loan Document and each Swap Agreement between one or more Loan Parties and a Swap Creditor entered into in accordance with clause (a)(ix) of the definition of “Permitted Indebtedness”, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Term Loan Obligations and (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor.

“Finance Party” means each Lender, each Swap Creditor, each Agent and each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“Fixed Charge Coverage Ratio” means, for any period, the ratio determined for such period in accordance with Schedule 1.01C.

“Foreign Cash Equivalents” means any Investment in certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof; provided in each case that such Investment matures within one year from the date of acquisition thereof by a Foreign Subsidiary of the Company.

“Foreign Lender” has the meaning set forth in Section 10.15(a)(i).

“Foreign Subsidiary” means with respect to any Person any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Funded Indebtedness” means, with respect to any Person and without duplication, (i) all Indebtedness of such Person of the types referred to in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) and of the definition of “Indebtedness” in this Section 1.01, (ii) all Indebtedness of others of the type referred to in clause (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not the obligations secured thereby have been assumed by such Person, (iii) all Guaranty Obligations of such Person with respect to Indebtedness of others of the type referred to in clause (i) above and (iv) all Indebtedness of the type referred to in clause (i) above of any other Person (including any Partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under any applicable law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article III, such Loan shall be included in the same Group or Group of Loans from time to time as it would have been had it not been so converted or made.

“Group Company” means any of Holdings, the Company or their respective Subsidiaries (regardless of whether or not consolidated with Holdings or the Company for purposes of GAAP), and “Group Companies” means all of them, collectively.

“Guarantor” means each of Holdings and the Subsidiary Guarantors.

“Guaranty” means the Guaranty, substantially in the form of Exhibit F hereto, dated as of the Closing Date among Holdings, the Subsidiary Guarantors and the Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Indebtedness or other obligation of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, support agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness or other obligation of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness or other obligation in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environment Law.

“Holdings” means Duane Reade Holdings, Inc., a Delaware corporation, and its successors.

“incur” has the meaning set forth in Section 7.01(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and due within six months of the incurrence thereof), (v) the Attributable Indebtedness of such Person in respect of Capital Lease Obligations, Sale/Leaseback Transactions and Synthetic Lease Obligations (regardless of whether accounted for as indebtedness under GAAP), (vi) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations (and, for purposes of Section 7.01 and Section 8.01(c), all contingent obligations), of such

Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers’ acceptance or similar instrument, (viii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any Indebtedness of others that constitutes Indebtedness of such Person solely by reason of this clause (viii) shall not for purposes of this Agreement exceed the greater of book value or the fair market value of the property and assets subject to such Lien, (ix) all Guaranty Obligations of such Person in respect of Indebtedness of any other Person, (x) all Debt Equivalents of such Person and (xi) the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person shall not be liable therefor.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date between the Collateral Agent and the ABL Facility Agent, as the same may be amended, modified, supplemented or replaced from time to time.

“Intercompany Note” means a promissory note contemplated by Section 7.06(a)(xiii) or (xiv), substantially in the form of Exhibit H hereto, and “Intercompany Notes” means any two or more of them.

“Interest Coverage Ratio” means for any period the ratio of (i) Consolidated EBITDA to (ii) the excess of (A) Consolidated Interest Expense for such period over (B) the sum (in each case solely to the extent included in Consolidated Interest Expense for such period) of (x) deferred amortization costs and (y) interest expense (income) accruing on the Cardinal Reserve and the NLRB Reserve.

“Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each March, June, September and December and the Maturity Date and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

“Interest Period” means with respect to each Eurodollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one, two, three or six months thereafter, as the applicable Borrower may elect in the applicable notice; provided that:

(i)            any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii)          if so prohibited in writing by the Required Lenders, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(iv)          no Interest Period may be selected which would end after the Maturity Date.

“Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than inventory, machinery, equipment and other assets acquired in the ordinary course of business on an arm’s-length basis), Equity Interests, Equity Equivalents, Indebtedness, Debt Equivalents or other securities of such Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person or incurred for the benefit of such Person or, in the case of any Subsidiary of the Company, any release, cancellation, compromise or forgiveness in whole or in part of any Indebtedness owing by such Person.

“Investor Group” means the Sponsor Group and the Management Group.

“Joint Lead Arrangers” means Banc of America Securities LLC and Credit Suisse First Boston, Cayman Islands Branch, in their respective capacities as joint lead arranger for the credit facility provided herein.

“Joint Book Managers” means Banc of America Securities LLC, Credit Suisse First Boston, Cayman Islands Branch and Citicorp Global Markets Inc., in their respective capacities as joint book managers for the credit facility provided herein.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leaseholds” means with respect to any Person all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” means each bank or other lending institution listed on Schedule 2.01 and each Eligible Assignee that becomes a Lender pursuant to Section 10.07(b) and their respective successors.

“Leverage Ratio” means on any day the ratio of (i) Consolidated Indebtedness as of the last day of the fiscal quarter of the Company ending on, or most recently preceding, such date, calculated net of amount then available for withdrawal in cash from the Existing Convertible Notes Escrow Account for the payment of the tender price of the Existing Convertible Notes, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of the Company ended on, or most recently preceding, such day.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes.

“Limited Recourse Indebtedness” means, with respect to any Person, Indebtedness to the extent:  (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is not directly or indirectly liable as a guarantor or otherwise or (C) does not constitute the lender; and (ii) no default with respect thereto would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans) of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Loan” means a loan (or a portion of any Loan) made under Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Party” means each of Holdings, each Borrower, each Co-Borrower and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.

“Management Agreement” means the Management Services Agreement, dated as of the date hereof between Oak Hill Capital Management, Inc. and DR Acquisition, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Management Group” means the Persons identified on Schedule 1.01B.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means (i) any material adverse effect upon the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Holdings and its Consolidated Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of a Loan Party to consummate the transactions contemplated hereby to occur on the Closing Date, (iii) a material impairment of the ability of any Loan Party to perform any of its obligations under any Term Loan Document to which it is a party or (iv) a material impairment of the rights and benefits of the Lenders under any Term Loan Document.

“Maturity Date” means July 30, 2010.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Company and the Administrative Agent may select.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“NLRB Accrual” means, for any period, a non-cash charge deducted in determining Consolidated Net Income for such period in respect of an estimated loss contingency that would result upon application of a National Labor Relations Board Administrative Law Judge’s recommendation or a recommendation of another relevant Governmental Authority in litigation relating to the Company’s collective bargaining agreement with the Allied Trades Council, determined in accordance with GAAP.

“NLRB Reserve” means, at any date, the amount reserved on the balance sheet of the Company for estimated losses in litigation relating to the Company’s collective bargaining agreement with the Allied Trade Council.

“Net Cash Proceeds” means:

(i)            with respect to any Asset Disposition, Casualty or Condemnation, (A) the gross amount of cash proceeds (or Insurance Proceeds and Condemnation Awards, in the case of any Casualty or Condemnation, except to the extent and for so long as such Insurance Proceeds or Condemnation Awards constitute Reinvestment Funds) actually paid to or actually received by any Group Company in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Disposition, Casualty or Condemnation as and when received), less (B) the amount, if any, of all taxes (other than income taxes) and all income taxes (as estimated in good faith by a senior financial or senior accounting officer of the Company giving effect to the overall tax position of Holdings and its Subsidiaries) (to the extent that the amount of such taxes shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to any Group Company or Affiliates, other than pursuant to the Management Agreement as in effect on the Closing Date) that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by the seller or the transferor of the assets or property to which such Asset Disposition, Casualty or Condemnation relates, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above; less (C) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition, Casualty or Condemnation; less (D) if applicable, the amount of any Indebtedness secured by a Permitted Lien that has been repaid or refinanced in accordance with the terms of such Indebtedness with the proceeds of such Asset Disposition, Casualty or Condemnation, including, without limitation, the amount of any Indebtedness required to be repaid or prepaid with the proceeds of such Asset Disposition, Casualty or Condemnation pursuant to the terms of the ABL Credit Agreement and the Intercreditor Agreement; and less (E) any payments to be made by any Group Company as agreed between such Group Company and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith; and

(ii)           with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Group Company in respect of such Equity Issuance or Debt Issuance as the case may be (including cash proceeds subsequently as and when received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Group Company in connection therewith (other than those payable to any Group Company or any Affiliate of any Group Company other than pursuant to the Management Agreement as in effect on the Closing Date).

“Note” means a promissory note, substantially in the form of Exhibit B hereto, evidencing the joint and several obligations of the Borrowers to repay outstanding Loans, as such note may be amended, modified or supplemented from time to time.

“Notice of Borrowing” means a request by a Borrower for a Loan, substantially in the form of Exhibit A-1 hereto.

“Notice of Extension/Conversion” has the meaning set forth in Section 2.06.

“Operating Lease” means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Organization Documents” means, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning set forth in Section 3.01.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Perfection Certificate” means with respect to any Loan Party a certificate, substantially in the form of Exhibit G-3 to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent and duly executed by the chief executive officer and the chief legal officer of such Loan Party.

“Permit” means any license, permit, franchise, right or privilege, certificate of authority or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

“Permitted Business Acquisition” means a Business Acquisition; provided that:

(i)            the Equity Interests or property or assets acquired in such acquisition relate to a line of business similar to the business of the Company or any of its Subsidiaries engaged in on the Closing Date or reasonably related, ancillary or complementary thereto;

(ii)           the representations and warranties made by the Loan Parties in each Term Loan Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date);

(iii)          the Administrative Agent or the Collateral Agent, as applicable, shall have received all items in respect of the Equity Interests or property or assets acquired in such acquisition required to be delivered by Section 6.12;

(iv)          in the case of an acquisition of the Equity Interests of another Person, (A) except in the case of the incorporation of a new Subsidiary or an acquisition involving consideration of less than $5,000,000, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (B) the Equity Interests acquired shall constitute at least 100% of the total Equity Interests of the issuer thereof;

(v)           no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition, and the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro-Forma Basis (with pro-forma adjustments reasonably satisfactory to the Administrative Agent), the Company shall be in compliance with all of the financial covenants specified in Section 7.16 hereof as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such acquisition and with respect to which the Administrative Agent has received the consolidated financial information required under Section 6.01(a) and (b) and the Compliance Certificate required by Section 6.02(b); and

(vi)          after giving effect to such acquisition, the Excess Availability (as defined in the ABL Credit Agreement as in effect on the date hereof) shall be at least $50,000,000.

“Permitted Indebtedness” means:

(a)           in the case of the Company and its Subsidiaries:

(i)            Indebtedness of the Company, Duane Reade and one or more Co-Borrowers (and Guaranty Obligations by the Subsidiary Guarantors in respect of such Indebtedness) under the ABL Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $275,000,000 and (y) (1) 85% of accounts receivable of the Company and its Subsidiaries as of the end of the most recently ended fiscal quarter for which consolidated financial statements are available, plus (2) 80% of inventory of the Company and its Subsidiaries as of the end of the most recently ended fiscal quarter for which consolidated financial statements are available;

(ii)           the Existing Convertible Notes and the other Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date and disclosed on Schedule 7.01 (collectively, the “Existing Debt”) and any modifications, refinancings, refundings, renewals or extensions thereof; provided, that (A) the amount of such Indebtedness is not increased at the time of such modification, refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.01, and (B) the terms and conditions (including, if applicable, as to collateral and subordination) of any such modified, extending, refunding or refinancing Indebtedness are not materially less favorable to, and do not adversely affect the interests of, the Lenders as compared to the terms and conditions of the Indebtedness being modified, extended, refunded or refinanced;

(iii)          Indebtedness of the Loan Parties under this Agreement and the other Term Loan Documents;

(iv)          Indebtedness arising under the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Exchange Notes and any Permitted Refinancing thereof;

(v)           Attributable Indebtedness and Purchase Money Indebtedness of the Company and its Subsidiaries incurred after the Closing Date to finance Capital Expenditures; provided that (A) the aggregate amount of all such Debt does not exceed $15,000,000 at any time outstanding, (B) the Debt when incurred shall not be more than 105% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (C) such Debt is issued and any Liens securing such Debt are created concurrently with, or within 180 days after, the acquisition of the asset financed and (D) no Lien securing such Debt shall extend to or cover any property or asset of any Group Company other than the asset so financed and attachments thereto and the proceeds thereof;

(vi)          Indebtedness of the Company or its Subsidiaries secured by Liens permitted by clauses (xvi), (xvii) and (xviii) of Section 7.02 and any other Indebtedness of a Person whose Equity Interests or assets are acquired in a Permitted Business Acquisition which is acquired or assumed by the Borrower or a Subsidiary of the Borrower in such Permitted Business Acquisition and any Permitted Refinancing thereof; provided that (A) such Indebtedness was not incurred in connection with, or in anticipation of, the events described in such clauses or such Permitted Business Acquisition, and (B) such Debt (other than pre-existing Attributable Indebtedness and Purchase Money Indebtedness) does not constitute indebtedness for borrowed money;

(vii)         unsecured Subordinated Debt of the Company or any of its Subsidiaries that is issued to a seller of assets or Person acquired in a Permitted Business Acquisition and any Permitted Refinancing thereof if, immediately prior to and after giving effect thereto, (A) no Event of Default shall exist or result therefrom and (B) the Company and its Subsidiaries will be in compliance on a Pro-Forma Basis with the financial covenants set forth in Section 7.16;

(viii)        contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, non-compete, consulting, deferred compensation and similar obligations of the Company and its Subsidiaries incurred in connection with the Acquisition, Permitted Business Acquisitions and Asset Dispositions;

(ix)           Swap Obligations of the Company or any Subsidiary under Swap Agreements to the extent entered into after the Closing Date in compliance with Section 6.13 or to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes;

(x)            Indebtedness owed to any Person providing property, casualty or liability insurance to the Company or any Subsidiary of the Company, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;

(xi)           Indebtedness consisting of Guaranty Obligations (A) by the Company in respect of Indebtedness and leases permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Company, (B) by Domestic Subsidiaries of the Company of Indebtedness and

leases permitted to be incurred by the Company or Wholly-Owned Domestic Subsidiaries of the Company and (C) by Foreign Subsidiaries of the Company of Indebtedness and leases permitted to be incurred by Foreign Subsidiaries of the Company;

(xii)          inter-company Indebtedness owing to the Company or a Subsidiary of the Company to the extent permitted by Section 7.06(a)(xiii) or (xiv);

(xiii)         Indebtedness of Foreign Subsidiaries not otherwise permitted by clause (xii) above incurred on or after the Closing Date to finance working capital requirements and Permitted Refinancings thereof in an aggregate principal amount which, when taken together with the then outstanding principal amount of all Indebtedness of Foreign Subsidiaries referred to in clause (ii) above, if any, does not exceed the sum of (A) the aggregate principal amount of all Indebtedness of Foreign Subsidiaries outstanding on the Closing Date and disclosed on Schedule 7.01 plus (B) $5,000,000 (or its equivalent in one or more applicable foreign currencies);

(xiv)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (A) such Indebtedness (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and (B) such Indebtedness in respect of credit or purchase cards in extinguished within 60 days from its incurrence;

(xv)         Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries;

(xvi)        for the avoidance of doubt, obligations due to Amerisource Bergen on account of the consignment of pharmaceutical inventory pursuant to the Amerisource Bergen Agreement; and

(xvii)       Attributable Indebtedness in respect of Sale/Leaseback Transactions permitted under Section 7.13; and

(b)           in the case of Holdings:

(i)            Indebtedness of Holdings under this Agreement and the other Term Loan Documents;

(ii)           unsecured, subordinated Guaranty Obligations of Holdings in respect of Indebtedness of the Company and one or more Co-Borrowers arising under the Senior Subordinated Notes, the Exchange Notes and any Permitted Refinancing thereof;

(iii)          Indebtedness of Holdings to the Company and its Subsidiaries to the extent otherwise permitted under this Agreement provided that any Indebtedness of Holdings owing to a Subsidiary that is not a Borrower or a Subsidiary Guarantor is made pursuant to an intercompany note in the form attached hereto as Exhibit H, is unsecured and is subordinated in right of payment (whether at stated maturity, acceleration or otherwise) to the payment and performance of the Borrowers’ obligations under the Term Loan Documents pursuant to subordination provisions in the form of Exhibit I hereto;

(iv)          Indebtedness of Holdings consisting of Guarantee Obligations of Indebtedness permitted under clauses (a)(i), (a)(v) (a)(vii), (a)(viii) and (a)(xiii) of this definition of “Permitted Indebtedness”;

(v)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (A) such Indebtedness (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and (B) such Indebtedness in respect of credit or purchase cards in extinguished within 60 days from its incurrence; and

(vi)          Indebtedness of Holdings representing the obligation of Holdings to make payments with respect to the cancellation or repurchase of certain Equity Interests of officers, employees or directors (or their estates) of Holdings and its Subsidiaries, to the extent permitted by Section 7.07(iii).

“Permitted Liens” has the meaning set forth in Section 7.02.

“Permitted Management Fees has the meaning set forth in Section 7.09(i).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of, and accrued and unpaid interest on, the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.01, (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Term Loan Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Term Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (any written confirmation by the Administrative Agent that such terms are at least favorable shall be binding on the parties hereto), (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (any written confirmation by the Administrative Agent that such terms are at least favorable shall be binding on the parties hereto), (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended and (vi) at the time thereof, no Default shall have occurred and be continuing.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness that (i) is expressly subordinated to the prior payment in full in cash of the Term Loan Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes, (ii) by its terms is not required to be repaid, in whole or in part, before the first anniversary of the Maturity Date (other than at the option of the holder thereof as a result of a Change of Control or Asset Disposition, but in no event prior to the earlier of the Maturity Date or the payment in full of all Term Loan Obligations) and (iii) is issued pursuant to credit documents having covenants, subordination provisions and events of default that are reasonably satisfactory in form and substance to the Administrative Agent but that in no event are less favorable, including with respect to rights of acceleration, to the issuer thereof than the terms hereof, or of the Senior Subordinated Notes (in the case of Permitted Subordinated Indebtedness of the Company, any Co-Borrower or any Subsidiary Guarantor),

taken as a whole; provided that any such indebtedness shall constitute Permitted Subordinated Indebtedness only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by any Group Company or any ERISA Affiliate.

“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit G-2 hereto, dated as of the date hereof among Holdings, the Company, the Co-Borrowers, Subsidiary Guarantors and the Collateral Agent, as the same may be amended, supplemented or modified from time to time.

“Pledged Collateral” has the meaning set forth in the Pledge Agreement.

“Pre-Commitment Information” means, taken as an entirety, (i) information contained in the Confidential Information Memorandum dated June 2004 and (ii) any other written information in respect of Holdings, the Company, any Subsidiary of Holdings or the Company or the Acquisition provided to any Joint Lead Arranger, any Joint Book Manager or any Agent or Lender by or on behalf of the Sponsor or any Loan Party prior to the Closing Date.

“Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

“Pro-Forma Basis” means, for purposes of calculating compliance of any transaction with any provision hereof, that the transaction in question shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of such transaction and with respect to which the Administrative Agent has received the financial information for the Company and its Consolidated Subsidiaries required under Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.02(b) for such period.  In connection with any calculation of the financial covenants set forth in Section 7.16 upon giving effect to a transaction on a “Pro-Forma Basis,” (i) any Indebtedness incurred by the Company or any of its Subsidiaries in connection with such transaction (or any other transaction which occurred during the relevant four fiscal quarter period) shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period, (ii) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations and (iii) income statement items (whether positive or negative) attributable to all property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction has occurred as of the first day of the relevant four-fiscal-quarter period, without giving effect to cost savings, (iv) such other pro-forma adjustments (including in respect of cost savings) which would be permitted or required by Regulations S-K and S-X under the Securities Act shall be taken into account and (v) such other adjustments as may be reasonably agreed between the Company and the Administrative Agent shall be taken into account.

“Pro-Forma Compliance Certificate” means a certificate of the chief financial officer or chief accounting officer of the Company delivered to the Administrative Agent in connection with any “transaction” as defined in the definition of “Pro-Forma Basis” above and containing reasonably detailed calculations (with pro-forma adjustments reasonably satisfactory to the Administrative Agent), upon giving effect to the applicable transaction on a Pro-Forma Basis, of the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and the Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of the Company which precedes or ends on the date of the applicable transaction and with respect to which the Administrative Agent shall have received the consolidated financial information for the Company and its Consolidated Subsidiaries required under Section 6.01(a) or (b), as applicable, and the Compliance Certificate required by Section 6.02(b) for such period.

“Purchase Money Indebtedness” means Indebtedness of the Company or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary; provided that such Indebtedness is incurred within 180 days after such property is acquired or, in the case of improvements, constructed.

“Qualifying Equity Issuance” means the issuance by Holdings for cash of its common stock to any Person in the Sponsor Group or the Management Group or of any stock options to any Person pursuant to Holding’s or the Company’s stock option plans or any employment agreement with such Person if:  (i) 100% of the Net Cash Proceeds of such issuance shall be promptly contributed by Holdings to the Company; (ii) no Default or Event of Default shall have occurred or be continuing on the date of issuance, both before and after giving effect thereto; (iii) after giving effect thereto, no Change of Control shall have occurred; (iv) such stock shall be issued in a private placement exempt from registration under the Securities Act; and (v) within five Business Days after such issuance, the Company shall have delivered to the Administrative Agent a certificate of the chief financial officer or chief accounting officer of the Company attesting to the satisfaction of the foregoing conditions, describing the uses of the proceeds of such issuance and attesting that such use shall not constitute a Default or an Event of Default.

“Qualified Capital Stock” means common stock of Holdings issued in a Qualifying Equity Issuance.

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Register” has the meaning set forth in Section 10.07(c).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Reinvestment Funds” means, with respect to any Insurance Proceeds or any Condemnation Award, that portion of such funds as shall, according to a certificate of the senior financial officer of the Company delivered to the Administrative Agent within 15 Business Days after the occurrence of the Casualty or Condemnation giving rise thereto (and in any case prior to the receipt thereof by any Group Company), be reinvested in the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation; provided that (i) such certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that any property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced to a condition that is substantially similar to that immediately prior to such Casualty or Condemnation (with such change as are reasonably approved by the Company), (ii) pending such reinvestment, the entire amount of such proceeds in excess of $5,000,000 (excluding any proceeds with respect to ABL Priority Collateral if then required to be otherwise applied under the terms of the ABL Documents) shall be applied as required by the third sentence of Section 6.07(b) (and if such proceeds are less than $5,000,000 such proceeds shall be paid directly to the applicable Group Company), (iii) from and after the date of delivery of such certificate, the Company or one or more of its Subsidiaries shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation as described in such certificate and (iv) no Default or Event of Default shall have occurred and be continuing; and provided, further, that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Loans in accordance with Section 2.08(b).

“Replacement Assets” means (i) non-current tangible assets that will be used or useful in a business permitted by Section 7.03 or (ii) those assets or Equity Interests that are the subject of a Permitted Business Acquisition.

“Replacement Date” has the meaning set forth in Section 2.09.

“Required Lenders” means Lenders whose aggregate principal amount of outstanding Loans constitutes more than 50% of the aggregate principal amount of all outstanding Loans at such time.  A Lender that is an Affiliate of Holdings or any of its Subsidiaries and any Loans held by any such Lender shall not be included in the calculation of “Required Lenders”.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer or secretary or assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property but excluding any such dividend or other distribution payable solely in Equity Interests (exclusive of Debt Equivalents) of the Company), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of the Company, now or hereafter outstanding, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of the Company or any Affiliate of Holdings or the Company including any Subsidiary of Holdings or the Company, now or hereafter outstanding (other then Equity Interests or Equity Equivalents of any Wholly-Owned Subsidiary of the Company), (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Equity Interests or Equity Equivalents of the Company or any Affiliate of Holdings or the Company including any Subsidiary of Holdings or the Company, now or hereafter outstanding (other than Equity Interests or Equity Equivalents of any Wholly-Owned Subsidiary of the Company) and (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to Holdings or any of its Subsidiaries of any property, whether owned by Holdings or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by Holdings or any of its Subsidiaries to such

Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successor or, absent any such successor, such nationally recognized statistical rating organization as the Company and the Administrative Agent may select.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Filings” has the meaning specified in Section 4.01(j).

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit G-1 hereto, dated as of the date hereof among Holdings, the Company, Duane Reade, any Co-Borrower, any Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Senior Indebtedness” means (i) all Indebtedness of the Company, Duane Reade, any Co-Borrower or any Subsidiary Guarantor outstanding under the ABL Credit Agreement (and the other ABL Documents), this Agreement and all Swap Agreements with respect thereto or hereto, whether outstanding on the date hereof or incurred hereafter, (ii) all other Indebtedness of the Company, Duane Reade, any Co-Borrower or any Subsidiary Guarantor that is not subordinated in right of payment to the Term Loan Obligations (including any Guaranty related thereto) and (iii) all obligations with respect to the items listed in the preceding clauses (i) and (ii) (including any interest accruing after the commencement by or against any Loan Party of any proceedings under any Debtor Relief Laws, whether of not such interest is an allowed claim under any applicable Law).

“Senior Leverage Ratio” means on any day the ratio of (i) Consolidated Indebtedness (exclusive of Subordinated Indebtedness) as of the last day of the fiscal quarter of the Company ending on, or most recently preceding, such date, calculated net of the amount then available for withdrawal in cash from the Existing Convertible Notes Escrow Account for the payment of the tender price of the Existing Convertible Notes, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of Holdings ended on, or most recently preceding, such day.

“Senior Subordinated Note” means any one of the 9.75% Senior Subordinated Notes due 2011 issued by DR Acquisition and Duane Reade, as co-issuers, in favor of the Senior Noteholders pursuant to the Senior Subordinated Note Indenture, as such Senior Subordinated Notes may be amended, modified or supplemented from time to time in accordance with the limitations set forth herein, and “Senior Subordinated Notes” means any two or more of them, collectively.

“Senior Subordinated Note Documents” means the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Exchange Notes, the Senior Subordinated Purchase Agreement, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Senior Subordinated Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Senior Subordinated Note Indenture” means, if applicable, the Indenture dated as of the Closing Date among DR Acquisition, Duane Reade. the other Co-Borrowers party thereto from time to time and US Bank National Association, as trustee, as such Senior Subordinated Note Indenture may be amended, modified or supplemented from time to time in accordance with the provisions of this Agreement.

“Senior Subordinated Noteholder” means any one of the holders from time to time of the Senior Subordinated Notes.

“Senior Subordinated Note Purchase Agreement” means, if applicable, the Purchase Agreement dated as of the Closing Date among DR Acquisition, Duane Reade and the initial Senior Subordinated Noteholders named therein relating to the purchase by such initial Senior Subordinated Noteholders of the Senior Subordinated Notes, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant” subsidiary of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Solvent” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed the amount that will be required to pay the probable liability on such Person’s existing debts as they become absolute and matured its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities).  For purposes of this definition, “debt” means any legal liability, whether matured, unmatured, liquidated or unliquidated, absolute, fixed or contingent, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is an equitable remedy, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

“Sponsor” means Oak Hill Capital Partners, L.P. and Oak Hill Capital Management, Inc., and their respective successors.

“Sponsor Group” means the Sponsor and any of its Subsidiaries or Affiliates and certain co-investors; provided that each such Subsidiary, Affiliate or co-investor is reasonably acceptable to the Administrative Agent.

“Stockholders’ Agreement” means the Shareholders’ Agreement dated as of the date hereof among Holdings, DR Shareholders, LLC, the Sponsor and certain other indirect stockholders of the Company named therein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Subordinated Indebtedness” means (i) the Senior Subordinated Notes, (ii) any Rollover Securities or Exchange Notes issued in exchange for Senior Subordinated Notes and (iii) all other Permitted Subordinated Indebtedness.

“Subsidiary” means with respect to any Person any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means each Subsidiary of Holdings existing on the Closing Date (other than a Foreign Subsidiary) and each Subsidiary of Holdings (other than a Foreign Subsidiary, except to the extent otherwise provided in Section 6.12(d)) that becomes a party to the Guaranty guaranteeing the obligations of the Borrowers after the Closing Date (by execution of an Accession Agreement referring to the Guaranty or otherwise), and “Subsidiary Guarantors” means any two or more of them.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Creditor” means any Lender or any Affiliate of any Lender from time to time party to one or more Swap Agreements with a Loan Party (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“Swap Termination Value” means, at any date and in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include any Lender).

“Syndication Agent” means Credit Suisse First Boston, Cayman Islands Branch, in its capacity as syndication agent for the Lenders hereunder, and its successor or successors in such capacity.

“Syndication Date” means the earlier of (i) the date on which the Joint Lead Arrangers determine in their sole discretion (and notify the Company) that the primary syndication (and the resulting addition of Lenders pursuant to Section 10.07(b)) has been completed, and (ii) 60 days after the Closing Date.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Taxes” has the meaning set forth in Section 3.01.

“Term Loan Documents” means this Agreement, the Notes, the Guaranty, the Collateral Documents, the Intercreditor Agreement, each Perfection Certificate, the Fee Letter, the Intercompany Notes, each Co-Borrower Agreement and each Accession Agreement, collectively, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, modified or supplemented from time to time.

“Term Loan Obligations” means, without duplication:

(i)            all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on any Loan under, or any Note issued pursuant to, this Agreement or any other Term Loan Document;

(ii)           all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Term Loan Document;

(iii)          all expenses of the Agents as to which one or more of the Agents have a right to reimbursement under Section 10.04 of this Agreement or under any other similar provision of any other Term Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral;

(iv)          all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 10.05 of this Agreement or under any Term Loan Document; and

(v)           in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to any Borrower, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to this Agreement, the Guaranty or any other Term Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Threshold Amount” means $10,000,000.

“Transaction” means the events contemplated by the Transaction Documents.

“Transaction Documents” means the Acquisition Documents, the Capitalization Documents, the Senior Subordinated Note Documents, the ABL Documents, the Intercreditor Agreement and the Term Loan Documents, collectively, and “Transaction Document” means any one of them.

“Type” means with respect to any Loan whether such Loan is a Eurodollar Loan or a Base Rate Loan.

“UMFPP” means the Union Mutual Fund Pension Plan.

“Unapplied Excess Cash Flow” means at any date that portion, if any, of Excess Cash Flow for the portion of the Company’s 2004 fiscal year elapsed from and after the Closing Date and for all full fiscal years thereafter ending prior to such date that is not required to be used to prepay the Loans in accordance with Section 2.08(b)(i).

“Unfunded Liabilities” means the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA).

“United States” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.

“U.S. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary,” “Wholly-Owned Consolidated Subsidiary” and “Wholly-Owned Domestic Subsidiary” mean, with respect to any Person at any date, any Subsidiary, Consolidated Subsidiary or Domestic Subsidiary, as applicable, of such Person all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person.

“WTC Business Interruption Insurance Policy” means the Duane Reade property insurance policy number 144SP0390 issued by the St. Paul Fire and Marine Insurance Company for the effective policy period October 1, 2000 to October 1, 2001.

“WTC Net Insurance Amount” means, for any period, the aggregate amount received during such period by any Loan Party in connection with any litigation or claim or any settlement thereof relating to the WC Business Interruption Insurance Policy minus the aggregate amount then recorded as the Cardinal Reserve and the NLRB Reserve.

Section 1.02  Other Interpretative Provisions.  With reference to this Agreement and each other Term Loan Document, unless otherwise specified herein or in such other Term Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Term Loan Document shall refer to such Term Loan Document as a whole and not to any particular provision thereof.  Article, Section, Exhibit and Schedule references are to the Term Loan Document in which such reference appears.  The term “including” is by way of example and not limitation.  The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(d)           Section headings herein and in the other Term Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Term Loan Document.

Section 1.03  Accounting Terms and Determinations.  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.  All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Company that GAAP has not changed since the most recent financial statements delivered by the Company to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements.  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.01 (or, prior to the delivery of the first financial statements pursuant to Section 6.01, consistent with the financial statements described in Section 5.05(a)); provided, however, if (i) the Company shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Company to the Lenders as to which no such objection shall have been made, and the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations made before and after giving effect to such change in GAAP.

Section 1.04  Annualization; Rounding.  If any determination hereunder is required by the terms hereof to be made for a period of four consecutive fiscal quarters at a time at which fewer than four full fiscal quarters have elapsed since the Closing Date, such determination shall (except as otherwise expressly provided herein) be made for the period elapsed from the Closing Date through the most recent fiscal quarter then ended (annualized on a simple arithmetic basis, if such determination is to be used in a ratio with a balance sheet item).  Any financial ratios required to be maintained by any Group Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05  References to Agreements and Laws.  Unless otherwise expressly provided herein, (i) references to Organization Documents, agreements (including the Term Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Term Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II
THE CREDIT FACILITY

Section 2.01  Commitments to Lend.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single Loan to the Company and Duane Reade, jointly and severally, on the Closing Date in a principal amount not exceeding its Commitment.  The borrowing of the Loans hereunder on the Closing Date shall be made from the several Lenders ratably in proportion to their respective Commitments.  The Commitments are not revolving in nature, and amounts repaid or prepaid prior to the Maturity Date may not be reborrowed.  The Commitments of the Lenders shall terminate automatically immediately after the making of the Loans on the Closing Date.

Section 2.02  Notice of Borrowing.  The Borrowers shall give the Administrative Agent a Notice of Borrowing not later than 10:00 A.M. on the third Business Day (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) before the Closing Date, specifying:

(i)            the proposed Closing Date, which shall be a Business Day; and

(ii)           the aggregate amount of Loans of each Type to be included in the borrowing of Loans on the Closing Date.

Upon receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share of the Loans referred to therein, and such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

Section 2.03  Funding of Loans.

(a)           Funding of Loans.  Not later than 1:00 P.M. on the Closing Date, each Lender shall make available its share of the Loans, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office.  Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent shall make the funds so received available to the Company and Duane Reade in like funds as received by the Administrative Agent either by (i) crediting the accounts of the Company and/or Duane Reade on the books of Bank of America with the aggregate amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company and Duane Reade or, if a borrowing shall not occur on such date because any condition precedent herein shall not have been met, promptly return the amounts received from the Lenders in like funds, without interest.

(b)           Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the making of the Loans on the Closing Date that such Lender will not make its Loans available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such Loans available to the Administrative Agent on the Closing Date in accordance with subsection (a) of this Section 2.03, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers by crediting accounts of the Company and Duane Reade maintained with Bank of America on such date a corresponding amount.  If and to the extent that such Lender shall not have so made its Loans available to the Administrative Agent, such Lender, severally with the Borrowers, and the Borrowers, jointly and severally, agree to repay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers, collectively, the amount of such interest paid by the Borrowers for such period.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan for purposes of this Agreement.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans are several and not joint.  The failure of any Lender to make a Loan required to be made by it hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.

(d)           Failed Loans.  If any Lender shall fail to make a Loan (a “Failed Loan”) which such Lender is otherwise obligated hereunder to make to the Borrowers on the Closing Date, and the Administrative Agent shall not have received notice from the Borrowers or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this subsection (d)) the Failed Loan in full or the Administrative Agent shall have received notice from the Borrowers or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from a Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the Borrowers (up to the amount of such Failed Loan) and (iii) if the Administrative Agent has previously made such amount available to the Borrowers on behalf of such Lender pursuant to the provisions hereof, the Administrative Agent will reimburse itself (up to the amount of the amount made available to the Borrowers); provided, however, that the Administrative Agent shall have no obligation to apply any such amount to or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so apply such amount will not violate any law, rule, regulation or requirement applicable to the Administrative Agent.  Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan to the Borrowers in satisfaction, to the extent thereof, of such Lender’s obligation to make the Failed Loan.

Section 2.04  Evidence of Loans.

(a)           Lender Accounts.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender hereunder on the Closing Date, including the amount of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)           Administrative Agent Records.  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of the Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c)           Evidence of Indebtedness.  The entries made in the accounts maintained pursuant to subsections (a) and (b) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(d)           Notes.  Notwithstanding any other provision of this Agreement, if any Lender shall request and receive a Note as provided in Section 10.07 or otherwise, then the Loans of such Lender shall be evidenced by a single Note, substantially in the form of Exhibit B, payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Loans.

(e)           Note Endorsements.  Each Lender having one or more Notes shall record the date, amount and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under any such Note.  Each Lender is hereby irrevocably authorized by the Borrowers so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.

Section 2.05  Interest.

(a)           Rate Options Applicable to Loans.  Prior to the Syndication Date, each Loan shall be a Base Rate Loan or a Eurodollar Loan with a one-month Interest Period (ending on the same date for all Eurodollar Loans), as the Borrowers may request pursuant to Section 2.02.  On and after the Syndication Date, each Loan shall be a Base Rate Loan or a Eurodollar Loan, as the Borrowers may request pursuant to Section 2.06.  Loans of more than one Type may be outstanding at the same time; provided however, that the Borrowers may not request any extension or conversion of Eurodollar Loans which, if made, would result in an aggregate of more than six separate Groups of Eurodollar Loans being outstanding hereunder at any one time.  For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

(b)           Base Rate Loans.  Each Loan which is made as, or converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Eurodollar Loan, at a rate per annum equal to the Base Rate for such day plus the then Applicable Margin.  Such interest shall be joint and several obligations of the Borrowers payable in arrears on each Interest Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Eurodollar Loan, on the date such Base Rate Loan is so converted.  Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day plus the Applicable Margin for Base Rate Loans for such day.

(c)           Eurodollar Loans.  Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the then Applicable Margin.  Such interest shall be joint and several obligations of the Borrowers payable for each Interest Period on each Interest Payment Date.  Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the sum of (i) the Adjusted Eurodollar Rate applicable to such Loan at the date such payment was due plus (ii) the Applicable Margin for Eurodollar Loans for such day (or, if the circumstances described in Section 3.02 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day plus the Applicable Margin for Base Rate Loans for such day).

(d)           Determination and Notice of Interest Rates.  The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Company and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(e)           Default Interest.  Any overdue principal of and, to the extent permitted by law, overdue interest on any Loan and any other amounts owing herein or under the other Term Loan Documents and not paid when due shall bear interest, payable on demand, at a per annum rate equal to (i) in the case of principal of any Loan, the rate set forth in the third sentence of Section 2.05(c) in respect of Eurodollar Loans or in the third sentence of Section 2.05(b) in respect of Base Rate Loans and (ii) in the case of any other amount, if expressly provided for herein, at the rate so provided and otherwise at the Base Rate plus the Applicable Margin for Base Rate Loans plus 2.00%.

Section 2.06  Extension and Conversion.

(a)           Continuation and Conversion Options.  The Loans shall bear interest initially at the type of rate specified by the Borrowers in the Notice of Borrowing.  Thereafter, the Borrowers shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of the definition of “Interest Period” and to Section 2.05 and Article III), as follows:

(i)            if such Loans are Base Rate Loans, the Borrowers may elect to convert such Loans to Eurodollar Loans as of any Business Day; and

(ii)           if such Loans are Eurodollar Loans, the Borrowers may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice, substantially in the form of Exhibit A-2 hereto (a “Notice of Extension/Conversion”) to the Administrative Agent not later than 12:00 Noon on the third Business Day before the conversion or continuation selected in such notice is to be effective.  A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Borrowing applies, and the remaining portion to which it does not apply, are each $2,000,000 or any larger multiple of $500,000.

(b)           Contents of Notice of Extension/Conversion.  Each Notice of Extension/Conversion shall specify:

(i)            the Group of Loans (or portion thereof) to which such notice applies;

(ii)           the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.06(a) above;

(iii)          if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)          if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Extension/Conversion shall comply with the provisions of the definition of the term “Interest Period”.  If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the Borrowers shall be deemed to have elected that such Group be converted to Base Rate Loans as of the last day of such Interest Period.

(c)           Notification to Lenders.  Upon receipt of a Notice of Extension/Conversion from the Borrowers pursuant to subsection 2.06(a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrowers.

(d)         Limitation on Conversion/Continuation Options.  The Borrowers shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as,

Eurodollar Loans if (i) the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than $2,000,000 or (ii) a Default shall have occurred and be continuing when the Borrowers deliver notice of such election to the Administrative Agent and the Administrative Agent or the Required Lenders have notified the Company that Eurodollar Loans are not available during the continuance of such Default.

(e)           Accrued Interest.  Accrued interest on a Loan (or portion thereof) being extended or converted shall be paid by the Borrowers (i) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last Business Day of the first fiscal quarter of the Company ending on or after the date of conversion and (ii) otherwise, on the date of extension or conversion.

Section 2.07  Maturity of Loans.  The Loans shall mature on the Maturity Date and all Loans then outstanding (together with accrued interest thereon and fees in respect thereof) shall be joint and several obligations of the Borrowers due and payable on such date.

Section 2.08  Prepayments; Change of Control.

(a)           Voluntary Prepayments.  The Borrowers shall have the right voluntarily to prepay Loans in whole or in part from time to time, subject to Section 3.05 but otherwise without premium or penalty except as expressly provided in this Section 2.08(a); provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, in the case of Eurodollar Loans, and $500,000 or a whole multiple of $100,000 in excess thereof, in the case of Base Rate Loans and (ii) the Borrowers shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, by 11:00 A.M., at least three Business Days prior to the date of prepayment.  Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid.  Each notice of prepayment shall be irrevocable and shall commit the Borrowers, jointly and severally, to prepay such Loan by the amount stated therein on the date stated therein, unless such notice is in connection with a refinancing of the Loans in which case such notice may be conditioned on consummation of such refinancing.  Whenever any repayment or prepayment of principal of any Loans is made pursuant to this Section 2.08(a) on or before the second anniversary of the Closing Date, the Borrowers, jointly and severally, shall on the date of such prepayment, pay to the Lenders a prepayment premium equal to (i) if such prepayment occurs on or prior to the first anniversary of the Closing Date, 2.00% of the principal amount of the Loans so repaid or prepaid and (B) if such prepayment occurs after the first anniversary but on or prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Loans so prepaid.  All prepayments of Eurodollar Loans under this Section 2.08(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(b)           Mandatory Prepayments.

(i)            Excess Cash Flow.  Within 100 days after the end of each fiscal year of Holdings (commencing with the fiscal year ending on or about December 31, 2005), the Borrowers, jointly and severally, shall prepay the Loans in an amount equal to 50% of the Excess Cash Flow for such prior fiscal year.

(ii)           Asset Dispositions, Casualties and Condemnations, Extraordinary Receipts etc.  Within five Business Days of the receipt by any Group Company of Net Cash Proceeds from any Asset Disposition that, after giving effect to Section 7.05 hereof, gives rise to any Excess Proceeds, the Borrowers, jointly and severally, shall prepay the Loans in an aggregate amount required under Section 7.05.  Within five Business Days of the receipt by any Group Company of Net Cash Proceeds from any Casualty or Condemnation or of Extraordinary

Receipts, as applicable, the Borrowers, jointly and severally, shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Casualty or Condemnation or of such Extraordinary Receipts, as applicable.  For the avoidance of doubt, the Borrowers hereby acknowledge and agree that no prepayment or other early redemption or retirement of any Senior Subordinated Notes required as a result of an Asset Disposition may be made prior to the making of all prepayments of the Loans required under this Section 2.08(b)(ii).

(iii)          Debt Issuances.  Immediately upon receipt by any Group Company of proceeds from any Debt Issuance (other than any Permitted Indebtedness or other Indebtedness permitted to be incurred under Section 7.01), the Borrowers shall, jointly and severally, prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

(iv)          Equity Issuances.  Within two Business Days after receipt by any Group Company of proceeds from any Equity Issuance (other than any Excluded Equity Issuance), the Borrowers shall, jointly and severally, prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance.

(v)            Payments in Respect of Subordinated Indebtedness.  Immediately upon receipt by the Administrative Agent or any Lender of any amount so payable pursuant to the subordination provision of any Indebtedness of Holdings or any of its Subsidiaries that is subordinate to the Term Loan Obligations, all proceeds thereof shall be applied as set forth in subsection (vi) below.

(vi)          Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.08(b) shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities, in each case ratably among the Loans.  All prepayments under this Section 2.08(b) shall be subject to Section 3.05.  All prepayments of Eurodollar Loans under this Section 2.08(b) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(vii)         Prepayment Account.  Amounts to be applied as provided in subsection (vi) above to the prepayment of Loans shall be applied first to reduce outstanding Base Rate Loans.  Any amounts remaining after each such application shall, at the option of the Borrowers, be applied to prepay Eurodollar Loans immediately and/or shall be deposited in a separate Prepayment Account (as defined below) for the Loans.  The Administrative Agent shall apply any cash deposited in the Prepayment Account, upon withdrawal by the Collateral Agent, to prepay Eurodollar Loans on the last day of their respective Interest Periods (or, at the direction of the Borrowers, on any earlier date) until all outstanding Loans have been prepaid or until all the allocable cash on deposit in the Prepayment Account has been exhausted.  For purposes of this Agreement, the term “Prepayment Account” shall mean an account (which may include the Prepayment Account established under the Security Agreement) established by the Borrowers with the Collateral Agent and over which the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection (vii).  The Collateral Agent will, at the request of the Borrowers, invest amounts on deposit in the Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans to be prepaid; provided, however, that (i) the Collateral Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Collateral Agent to be in, or would result in any, violation of any Law, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Collateral Agent and (iii) if any Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Collateral Agent.  The

Borrowers shall indemnify the Collateral Agent for any losses relating to such investments in Cash Equivalents so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto.  Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest.  Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account until all outstanding Loans of any applicable Class with respect to which amounts have been deposited in the Prepayment Accounts have been prepaid in full, at which time so much thereof as is not required to make payment of the Term Loan Obligations which have become due and payable (whether by scheduled maturity, acceleration or otherwise) shall be withdrawn by the Collateral Agent on the next Business Day following the day on which the Collateral Agent considers the funds deposited therein to be collected funds and disbursed to the Borrowers or their order. If the maturity of the Loans has been accelerated pursuant to Section 8.02, the Administrative Agent may, in its sole discretion, cause the Collateral Agent to withdraw amounts on deposit in the Prepayment Account and apply such funds to satisfy any of the Term Loan Obligations in the order set forth in Section 8.03.

(viii)        Payments Cumulative.  Except or otherwise expressly provided in this Section 2.08, payments required under any subsection or clause of this Section 2.08 are in addition to payments made or required under any other subsection or clause of this Section 2.08.

(ix)           Notice.  The Borrowers shall give to the Administrative Agent and the Lenders at least five Business Days’ prior written or telecopy notice of each and every event or occurrence requiring a prepayment under Section 2.08(b)(i), (ii), (iii), or (iv) including, if applicable, the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds; provided, however, that in the case of any prepayment event consisting of a Casualty or Condemnation, the Borrowers shall give such notice within five Business Days after the occurrence of such event.

(c)           Change of Control Offer.  If a Change of Control occurs, each Lender will have the right to require that the Borrowers prepay all or any part of such Lender’s Loans pursuant to an offer to prepay (each such offer being herein referred to as a “Change of Control Offer”) as set forth below and in accordance with the procedures set forth in this Section 2.08(c).  In the Change of Control Offer, the Borrowers, jointly and severally, will offer to prepay all of the Loans at par plus, if such Change of Control Offer is made at any time on or before the third anniversary of the Closing Date, a prepayment premium (the “Change of Control Prepayment Premium”) equal to 1.00% of the aggregate principal amount of the Loans being prepaid, in cash, together with accrued and unpaid interest thereon to the date of prepayment (the “Change of Control Prepayment Date”).  Within 30 days after any Change of Control or, at the Borrowers’ option, prior to such Change of Control but after it is publicly announced, the Borrowers shall notify the Administrative Agent and give written notice of the Change of Control to each Lender specifying:

(i)            that a Change of Control has occurred or will occur and the date of such event and that such Lender has the right to require the Borrowers to prepay such Lender’s Loans at par plus, if applicable, the Change of Control Prepayment Premium;

(ii)           that the Change of Control Offer is being made pursuant to this Section 2.08(c) and that all Loans properly tendered pursuant to the Change of Control Offer will be accepted for prepayment at par plus any applicable Change of Control Prepayment Premium;

(iii)          the Change of Control Prepayment Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed; provided that the Change of Control Prepayment Date may not occur prior to the Change of Control;

(iv)          that notice of acceptance of the Change of Control Offer must be received by the Administrative Agent and the Company at least three Business Days prior to the Change of Control Prepayment Date;

(v)           that Loans with respect to which the Change of Control Offer is accepted in accordance with this Section 2.08(c) and not withdrawn shall be prepaid, together with any applicable Change of Control Prepayment Premium and accrued and unpaid interest thereon, on the Change of Control Prepayment Date;

(vi)          that any Loans not tendered for prepayment will continue to accrue interest in accordance with Section 2.05 hereof;

(vii)         that, unless the Borrowers default in the prepayment of the Loans tendered pursuant to such Change of Control Offer, any Loans accepted for prepayment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Prepayment Date; and

(viii)        other procedures that a Lender must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

Upon receipt by the Company of the proper notice of acceptance of the Change of Control Offer, the Lender in respect of which such acceptance was made shall (unless such acceptance is properly withdrawn) thereafter be entitled to receive solely the principal amount of such Loan together with any applicable Change of Control Prepayment Premium and accrued and unpaid interest thereon to the Change of Control Prepayment Date.  Upon acceptance of the Change of Control Offer with respect to any Loan in accordance with the foregoing provisions, such Loan shall be paid by the Borrowers at par plus any applicable Change of Control Prepayment Premium and accrued and unpaid interest thereon to the Change of Control Prepayment Date.  If any Loan with respect to which the Change of Control Offer was accepted in accordance with the provisions of this Section 2.08(c) shall not be so prepaid on the Change of Control Prepayment Date, the principal thereof (and Change of Control Prepayment Premium, if any, thereon) shall, until paid, bear interest from the Change of Control Prepayment Date at the rate specified in Section 2.05(e)(ii) borne by such Loan in accordance with Section 2.05.  Lenders electing to have Loans prepaid will be required to provide notice to the Administrative Agent and the Company of their acceptance of the Change of Control Offer at least three Business Days prior to the Change of Control Prepayment Date.

The Borrowers shall, not later than 10:00 a.m. (New York time) on the Change of Control Prepayment Date, deposit with the Administrative Agent an amount of cash sufficient to pay the aggregate principal amount of Loans which are to be prepaid, together with the aggregate amount of the Change of Control Prepayment Premium, if any, applicable thereto and all accrued and unpaid interest thereon to the Change of Control Purchase Date.

For the avoidance of doubt, the Borrowers hereby acknowledge and agree that no prepayment or other early redemption or retirement of any Senior Subordinated Notes required as a result of a Change of Control may be made prior to the making of all prepayments of the Loans required under this Section 2.08(c).

An acceptance of a Change of Control Offer made in accordance with the foregoing provisions may be withdrawn by means of a written notice of withdrawal delivered no later than 1 full Business Day prior to the Change of Control Payment Date by the applicable Lender to the Administrative Agent specifying, as applicable:

(i)            the name of the Lender;

(ii)           the principal amount of the Loans to which such notice of withdrawal is being submitted; and

(iii)          the principal amount, if any, of the Loans that remains subject to the original Change of Control Prepayment Notice.

The Borrowers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Borrowers and prepays all Loans at par plus any applicable Change of Control Prepayment Premium with respect to which such Change of Control Offer is validly accepted and which have not been withdrawn under such Change of Control Offer.

Section 2.09  Replacement of Lenders.  If (i) any Lender has demanded compensation or indemnification pursuant to Section 3.01 or Section 3.04, (ii) the obligation of any Lender to maintain Eurodollar Loans has been suspended pursuant to Section 3.02 or 3.03(ii) or (iii) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.01 or any other provision of any Term Loan Document requires the consent of a greater percentage of Lenders than Required Lenders and with respect to which the Required Lenders shall have granted their consent, the Borrowers shall have the right, if no Default or Event of Default then exists and at their sole effort and expense, to replace such Lender by causing such Lender to assign its Loans to one or more existing Lenders or Eligible Assignees pursuant to Section 10.07; provided, however, that (x) if the Borrowers elect to exercise such right with respect to any Lender pursuant to clause (i) or (ii) above, it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04 or whose obligations to maintain Eurodollar Loans have been similarly suspended and (y) in the case of any replacement of a Lender under the circumstances described in clause (iii) above, the applicable amendment, waiver, discharge or termination that the Borrowers have requested shall become effective upon giving effect to such replacement (and any related Assignment and Assumption required to be effected in connection therewith under this Section 2.09).  The replacement of a Lender pursuant to this Section 2.09 shall be effective on the fifth Business Day (the “Replacement Date”) following the date of notice of such replacement to the Lenders through the Administrative Agent, subject to the satisfaction of the following conditions:

(i)            the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);

(ii)           each replacement Lender and/or Eligible Assignee, and the Administrative Agent on behalf of each Lender subject to replacement, shall have satisfied the conditions to an Assignment and Assumption set forth in Section 10.07(b) and, in connection therewith, the replacement Lender(s) and/or Eligible Assignee(s) shall pay to each Lender subject to replacement an amount equal to the principal of, and all accrued but unpaid interest on, its outstanding Loans (including any amounts under Section 3.05);

(iii)          the Borrowers shall have paid to the Administrative Agent for the account of each replaced Lender an amount equal to all obligations owing to such replaced Lenders by the Borrowers pursuant to this Agreement and the other Term Loan Documents (other than those obligations of the Borrowers referred to in clause (i) above);

(iv)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(v)           such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment cease to apply.

Section 2.10  Fees.  The Borrowers, jointly and severally, hereby agree to pay to each of the Agents, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.  The Borrowers, jointly and severally, hereby agree to pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.11  Pro-rata Treatment.  Except to the extent otherwise provided herein, each Loan, each payment or prepayment of principal of or interest on any Loan, each payment of fees and each conversion or continuation of any Loan, shall be allocated pro-rata among the relevant Lenders in accordance with their respective Commitment Percentages (or, if the Commitments have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans); provided that, in the event any amount paid to any Lender pursuant to this Section 2.11 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2.00% per annum.

Section 2.12  Sharing of Payments.  The Lenders agree among themselves that, except to the extent otherwise provided herein, if any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Laws or otherwise, or by any other means, in excess of its pro-rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts and make such other adjustments from time to time as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement; provided that nothing in this Section 2.12 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of any Borrower other than its indebtedness hereunder.  The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit

(together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.  Holdings and the Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan or other obligation purchased to the same extent as though the purchasing Lender were the original owner of the obligations purchased.  If under any applicable Debtor Relief Law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.12 to share in the benefits of any recovery on such secured claim.

Section 2.13  Payments; Computations.

(a)           Payments by the Borrowers.  Each payment of principal of and interest on Loans and fees hereunder shall be paid not later than 2:00 P.M. on the date when due, in Federal or other funds immediately available to the Administrative Agent at the Administrative Agent’s Office.  Each such payment shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and irrespective of any claim or defense to payment which might in the absence of this provision be asserted by any Loan Party against the Administrative Agent or any Lender.  Payments received after 2:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue.  Each Borrower shall, at the time it makes any payments under this Agreement, specify to the Administrative Agent the Group of Loans, fees or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 2.11, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate).  The Administrative Agent will distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day.  Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.  Each Borrower hereby authorizes and directs the Administrative Agent to debit any account maintained by such Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement.

(b)           Distributions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrowers shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(c)           Computations.  Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.  Interest shall accrue from and include the date of borrowing (or continuation or conversion) but excluding the date of payment; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01  Taxes.

(a)           Payments Net of Certain Taxes.  Any and all payments by the Borrowers to or for the account of the Administrative Agent or any Lender under any Term Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes (in lieu of net income taxes) or branch profits tax (under Section 884 of the Code or a similar provision of foreign tax law) imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes” and all such excluded taxes being hereinafter referred to as “Excluded Taxes”).  If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Term Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions, (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrowers shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           Other Taxes.  In addition, the Borrowers jointly and severally agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Term Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Term Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Borrowers’ Indemnification.  The Borrowers, jointly and severally, agree to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection (c) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

(d)           Certain Recoveries.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the relevant Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the relevant Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph (d) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

Section 3.02  Illegality.  If, on or after the date of this Agreement, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund any of its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon, until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to convert outstanding Loans into Eurodollar Loans, shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section 3.02, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  If such notice is given, each Eurodollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 3.03  Inability to Determine Rates.  If on or prior to the first day of any Interest Period for any Eurodollar Loan:

(i)            the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Interest Period; or

(ii)           Lenders having 50% or more of the aggregate amount of the outstanding Loans advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period;

the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon, until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) each outstanding Eurodollar

Loans shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

Section 3.04  Increased Costs and Reduced Return; Capital Adequacy.

(a)           If the adoption of or any change in any applicable Law or in the interpretation or application thereof applicable to any Lender (or its Applicable Lending Office), or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

(i)            shall subject such Lender (or its Applicable Lending Office) to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or any of its Notes, or change the basis of taxation of payments to such Lender (or its Applicable Lending Office) in respect thereof (except for (A) Taxes and Other Taxes covered by Section 3.01 (including Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 10.15) and (B) Excluded Taxes);

(ii)           shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or its Applicable Lending Office) which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)          shall impose on such Lender (or its Applicable Lending Office) any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Company from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers, jointly and severally, shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable.

(b)           If any Lender shall have determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable Law regarding capital adequacy, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender’s (or parent corporation’s) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s (or parent corporation’s) policies with respect to capital adequacy), then, upon notice from such Lender to the Company, the Borrowers, jointly and severally, shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction, provided that the Borrowers shall not be required to compensate any Lender pursuant to subsection (a) above or this subsection (b) for any additional costs or reductions incurred more than 180 days prior to the date such Lender notifies the Company of the circumstances giving rise to such additional costs or reductions and of such Lender’s intentions to claim compensation therefor, and provided further that, if the change in Law or in the interpretation or administration thereof giving rise to such additional costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  Each determination by any such Lender of amounts owing under this Section 3.04 shall, absent manifest error, be conclusive and binding on the parties hereto.

(c)           A certificate of each Lender setting forth in sufficient detail the calculation of such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error.  The Borrowers shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after receipt of the same.

(d)           Promptly after any Lender becomes aware of any circumstance that will, in its sole judgment, result in a request for increased compensation pursuant to this Section 3.04, such Lender shall notify the Company thereof.  Failure on the part of any Lender so to notify the Company or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period, except as expressly provided otherwise above.  The protection of this Section 3.04 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

Section 3.05  Funding Losses.  The Borrowers shall indemnify each Lender against any loss or expense excluding any loss of anticipated profits which such Lender may sustain or incur as a consequence of (i) any failure by any Borrower to fulfill on the Closing Date the conditions set forth in Article IV, (ii) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Loan, refinancing, conversion or continuation has been given pursuant to Section 2.02 or 2.06, (iii) any payment, prepayment or conversion of a Eurodollar Loan, whether voluntary or involuntary, pursuant to any other provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), (v) the occurrence of any Event of Default or (vi) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.09, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan.  Such loss or expense shall be the amount as reasonably determined by such Lender as the excess, if any, of (i) the amount of interest which would have accrued to such Lender on the amount so paid, prepaid, converted, not borrowed or assigned at a rate of interest equal to the Adjusted Eurodollar Rate for such Loan, for the period from the date of such payment, prepayment, conversion, failure to borrow or assignment to the last day (x) in the case of a payment, prepayment, conversion or assignment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (ii) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market.  A certificate of any Lender setting forth in sufficient detail the calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered to the Company and shall be conclusive absent manifest error.

Section 3.06  Base Rate Loans Substituted for Affected Eurodollar Loans.  If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.01 or 3.04 with respect to its Eurodollar Loans, and in any such case the Borrowers shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be continued as or converted to Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders).  If such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.

Section 3.07  Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments and repayment of all other Term Loan Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO LOANS

Section 4.01  Conditions to Closing.  The obligation of each Lender to make a Loan on the Closing Date is subject to the satisfaction of the following conditions:

(a)           Executed Term Loan Documents.  Receipt by the Administrative Agent of duly executed copies of:  (i) this Agreement; (ii) the Notes; (iii) the Guaranty; (iv) the Collateral Documents; (v) the Intercreditor Agreement and (vi) all other Term Loan Documents, each in form and substance satisfactory to the Joint Lead Arrangers and the Lenders in their sole discretion.

(b)           Legal Matters.  All legal matters incident to this Agreement and the Loans hereunder shall be reasonably satisfactory to the Joint Lead Arrangers and the Administrative Agent and to Fried Frank Harris Shriver & Jacobson LLP, counsel for the Joint Lead Arrangers and the Administrative Agent.

(c)           Organization Documents.  The Administrative Agent shall have received:  (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of its respective state of organization, and a certificate as to the good standing of each Loan Party from such Secretary of State, as of a recent date; (ii) a certificate as to the good standing of each Loan Party, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and from each other state in which such Loan Party is qualified or is required to be qualified to do business, together in each case, to the extent generally available, with a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each such jurisdiction; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Loan Party, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Term Loan Documents to which it is to be a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each officer executing any Term Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above.

(d)           Officer’s Certificates.  The Administrative Agent shall have received (i) a certificate, dated the Closing Date and signed by a Responsible Officer of each of Holdings and the Company, confirming compliance with the conditions precedent set forth in paragraphs (u) and (v) below and (ii) a certificate, dated the Closing Date signed by a Responsible Officer of each other Loan Party, confirming compliance with the condition precedent set forth in paragraph (u) below.

(e)           Opinions of Counsel.  On the Closing Date, the Administrative Agent shall have received:

(i)            a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Loan Parties, addressed to the Agents, and each Lender, dated the Closing Date, substantially in the form of Exhibit E hereto and covering such additional matters incident to the transactions contemplated hereby as the Joint Lead Arrangers or the Required Lenders may reasonably request;

(ii)           from counsel to the Loan Parties, copies of each opinion delivered by them as required under the ABL Documents, accompanied in each case by a letter from such counsel stating that the Agents and the Lenders are entitled to rely on such opinions as if they were addressed to the Agents and the Lenders; and

(iii)          from counsel to one or more of Holdings and/or DR Acquisition in respect of the Acquisition, copies of each opinion (if any) delivered by them as required under the DRI Merger Agreement, accompanied in each case by a letter from such counsel stating that the Agents and the Lenders are entitled to rely on such opinions as if they were addressed to the Agents and the Lenders.

(f)            Capitalization.  On or prior to the Closing Date, (i) Holdings shall have received gross cash proceeds of not less than $234,000,000 (of which not less than $120,000,000 shall have been provided, directly or indirectly, by the Sponsor Group) in connection with the purchase by the Investor Group of common equity of Holdings (the “Closing Date Equity Issuance”), (ii) Holdings shall have contributed the aggregate gross cash proceeds of the Closing Date Equity Issuance to the common equity of the Company, (iii) when aggregated with the gross cash proceeds of the Senior Subordinated Notes, the cash proceeds of the Closing Date Equity Issuance shall be sufficient, and shall be used by the Borrowers, to pay the cash consideration payable under the DRI Merger Agreement, to consummate the Acquisition and to pay all fees and expenses owing in connection therewith and (iv) the Administrative Agent shall have received true and correct copies, certified as such by an appropriate officer of Holdings, of all subscription agreements, registration rights agreements, shareholder agreements and other documents and instruments delivered in connection with the Closing Date Equity Issuance (collectively, the “Capitalization Documents”), each of which shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Joint Lead Arrangers.

(g)           ABL Credit Agreement and Related Agreements.  On or prior to the Closing Date, (i) Duane Reade, the Company, DRI I, DR International and DR Realty shall have entered into Amendment No. 1 to the ABL Credit Agreement, the ABL Collateral Release Agreement and the ABL Security Agreement Amendment on terms that are reasonably satisfactory to the Joint Lead Arrangers, (ii)

the Administrative Agent shall have received true and correct copies of the ABL Documents, certified as such by an appropriate officer of Duane Reade, (iii) the ABL Facility Agent shall have executed and delivered each of the ABL Collateral Release Agreement, the ABL Security Agreement Amendment and the Intercreditor Agreement, in each case on terms reasonably satisfactory to the Joint Lead Arrangers and (iv) the aggregate undrawn committed amount available to be drawn under the ABL Credit Agreement, giving effect to all borrowings and payments thereunder on the Closing Date and calculated after giving pro-forma effect to the repayments on all Existing Convertible Notes (assuming that such repayment was financed dollar-for dollar using amounts on deposit in the Existing Convertible Notes Escrow Account and the proceeds of Loans under the ABL Credit Agreement) shall not be less than $80,000,000.

(h)           Issuance of the Senior Subordinated Notes.  On or prior to the Closing Date, the Company and Duane Reade shall have (A) entered into the Senior Subordinated Note Indenture on terms that are reasonably satisfactory to the Joint Lead Arrangers, (B) the Company and Duane Reade shall have executed and delivered the Senior Subordinated Notes, (C) the Administrative Agent shall have received true and correct copies, certified as such by an appropriate officer of the Company, of the Senior Subordinated Note Indenture and each of the Senior Subordinated Notes as originally executed and delivered, each of which shall be in full force and effect, (D) the Company shall have received gross cash proceeds of at least $195,000,000 from the issuance of the Senior Subordinated Notes (it being understood that such cash proceeds shall include all amounts directly applied to pay underwriting and placement commissions and discounts and related fees), (E) such proceeds shall have been released to the Company from any applicable escrow arrangement and (F) the Company shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to or concurrently with the utilization of any proceeds of the Loans for such purpose.

(i)            Consummation of the Acquisition.  On or prior to the Closing Date, there shall have been delivered to the Administrative Agent true and correct copies of the final Acquisition Documents, certified as such by an appropriate officer of the Company, and all terms and conditions of the Acquisition Documents shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived in any material respect from those in effect on July 22, 2004 without the prior written consent of the Joint Lead Arrangers.  The DRI Merger, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and the shareholders of each of DR Acquisition and the Company, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.  The representations and warranties set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Closing Date.  Each of the conditions precedent to the Group Companies’ obligations to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied to the reasonable satisfaction of the Joint Lead Arrangers or waived with the consent of the Joint Lead Arrangers.  On the Closing Date, prior to the funding of the Loans, the DRI Merger shall have been consummated in accordance with all applicable laws and the DRI Merger Agreement (without giving effect to any material amendment or modification thereof or waiver with respect thereto, including, but not limited to, any modification, amendment, supplement or material waiver relating to any disclosure schedule or exhibit, unless consented to by the Joint Lead Arrangers).  Simultaneously with the DRI Merger, all shares of capital stock of the Company, as the surviving entity in the DRI Merger, shall be pledged pursuant to the Pledge Agreement, and all stock certificates evidencing such shares of capital stock after giving effect to the DRI Merger shall have been delivered to the Collateral Agent.  On the Closing Date, the certificate of merger with respect to the DRI Merger shall have been filed with the appropriate Governmental Authority having primary jurisdiction over affairs of corporations in Delaware.

(j)            Other Indebtedness.  After the consummation of the transactions contemplated by the Transaction Documents on the Closing Date, the Group Companies shall have no material liabilities (actual or contingent) or Preferred Stock, except (i) as disclosed in (A) the most recent interim balance sheet included in the financial statements delivered pursuant to subsection (p) below or (B) in the Company’s Form 10-K/A for the fiscal year ended December 27, 2003, the Company’s Proxy Statement on Schedule 14A filed with the SEC on June 30, 2004 and the Company’s Form 10-Q for the fiscal quarter ended March 31, 2004 (collectively, the “SEC Filings”), (ii) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet included in the financial statements delivered pursuant to subsection (p) below and not in violation of the DRI Merger Agreement, (iii) Indebtedness under the Term Loan Documents, the Senior Subordinated Notes and/or the ABL Documents and (iv) the Existing Convertible Notes.

(k)           Perfection of Personal Property Security Interests and Pledges;  Search Reports.  On or prior to the Closing Date, the Collateral Agent shall have received:

(i)            a Perfection Certificate from each Loan Party;

(ii)           financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) in appropriate form for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

(iii)          copies of reports from CT Corporation or another independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements that name Holdings, DR Acquisition, the Company, Duane Reade, DRI I, DR International, DR Realty or any other Loan Party (under its present name and any previous name and, if requested by the Collateral Agent, under any trade names), as debtor or seller that are filed in the jurisdictions referred to in clause (ii) above, together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

(iv)          searches of ownership of intellectual property in the appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Collateral Agent to the extent necessary or advisable to perfect the Lenders’ security interest in intellectual property Collateral;

(v)           all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent; and

(vi)          evidence of the completion of all other filings and recordings of or with respect to the Collateral Documents and of all other actions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Collateral Documents.

(l)            Evidence of Insurance.  Receipt by the Collateral Agent of copies of insurance policies or certificates of insurance of the Loan Parties and their Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Term Loan Documents, including, but not limited to, naming the Collateral Agent as additional insured and loss payee on behalf of the Lenders.

(m)          Consents and Approvals.  On the Closing Date, all necessary governmental (domestic or foreign), regulatory and third party approvals (including, without limitation, those with respect to real property leases and license agreements relating to intellectual property but excluding with respect to non-governmental and non-regulatory approvals those the failure to obtain would not reasonably be expected to have a Material Adverse Affect) in connection with the transactions contemplated by the DRI Merger Agreement and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and all applicable waiting periods (including any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired, in each case without any action being taken by any competent authority which could restrain or prevent such transactions or impose, in the reasonable judgment of the Joint Lead Arrangers, materially adverse conditions upon the consummation of such transactions.

(n)           Litigation; Judgments.  On the Closing Date, except as disclosed in the SEC Filings, there shall be no actions, suits, proceedings or investigations pending or threatened (i) with respect to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or (ii) which the Joint Lead Arrangers or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein.

(o)           Solvency Certificate.  On or prior to the Closing Date, each Loan Party shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from the chief financial officer of each of the Loan Parties, in form and substance reasonably satisfactory to the Joint Lead Arrangers, setting forth the conclusions that, after giving effect to the Acquisition and the consummation of all financings contemplated herein, Holdings and its Subsidiaries (on a consolidated basis), Holdings (on a stand-alone basis), the Company (on a stand-alone basis), the Company and its Subsidiaries (on a consolidated basis) and Duane Reade (on a stand-alone basis) is Solvent and will not be rendered insolvent by the indebtedness incurred in connection herewith.

(p)           Financial Information.  The Administrative Agent and each of the Lenders shall have received: (i) audited annual financial statements of the Company for each of the 2001, 2002 and 2003 fiscal years, (ii) unaudited financial statements of the Company for any interim quarterly and monthly periods which have ended since the most recent such audited financial statements at least 15 days prior to the Closing Date, together with unaudited financial statements for the twelve month period ended on the last day of the most recent of such fiscal periods and (iii) pro-forma financial statements as to Holdings and its Consolidated Subsidiaries giving effect to the transactions contemplated to occur on or prior to the Closing Date pursuant to the Transaction Documents, which in each case, (A) shall be reasonably satisfactory in form and substance to the Joint Lead Arrangers, (B) shall not be materially inconsistent with the Pre-Commitment Information and (C) shall meet the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the SEC promulgated thereunder and may contain the adjustments set forth on Schedule 1.01A hereto.  In addition, the Administrative Agent and each of the Lenders shall have received: (i) forecasts prepared by management of Loan Parties, each in form reasonably satisfactory to the Joint Lead Arrangers, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter prior to the Maturity Date; (ii) evidence satisfactory to the Joint Lead Arrangers that (A) the Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the twelve-month period ending as of the most recent date for which financial statements have been delivered pursuant to the first sentence of this paragraph (p) was not less than $84,000,000, and (B) the pro-forma Leverage Ratio of Holdings and its Consolidated Subsidiaries as of the most recent date for which financial statements have been delivered pursuant to first sentence of this paragraph (p) to the

Consolidated EBITDA of Holdings and its Consolidated Subsidiaries for the twelve-month period then ended (which pro forma ratio shall be calculated reflecting the transactions contemplated to occur on or prior to the Closing Date on a Pro-Forma Basis) was not greater than 5.8 to 1.0; and (iv) written certifications from the chief executive officer and chief financial officer of each of Holdings and the Borrowers that would be required by Section 906 and Section 302 of the Sarbanes-Oxley Act of 2002.

(q)           Material Adverse Effect.  Since December 27, 2003, there shall not have occurred any Material Adverse Effect.

(r)            Payment of Fees.  All costs, fees and expenses due to the Joint Lead Arrangers, the Joint Book Managers, the Agents, and the Lenders on or before the Closing Date shall have been paid.

(s)           Counsel Fees.  The Borrowers shall have paid directly to counsel to the Administrative Agent all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and such counsel).

(t)            OFAC/Anti-Terrorism Compliance Certificate.  The Administrative Agent shall have received a certificate substantially in the form of Exhibit K hereto, dated the Closing Date and signed by a Responsible Officer of Holdings, certifying the matters set forth in Exhibit K.

(u)           Representations and Warranties.  The representations and warranties made by the Loan Parties in any Term Loan Document shall be true and correct in all material respects.

(v)           No Default.  No Default or Event of Default shall exist or be continuing either prior or after giving effect to the Loans to be made on the Closing Date.

All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement and the other Transaction Documents or in any other document delivered in connection herewith or therewith shall be satisfactory in form and substance to the Joint Lead Arrangers and their counsel, and the Joint Lead Arrangers shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which they reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.  The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date.  The certificates and opinions referred to in this Section 4.01 shall be dated the Closing Date.

The requirement that any document, agreement, certificate or other writing be satisfactory to the Required Lenders shall be deemed to be satisfied if (i) such document, agreement, certificate or other writing was delivered to the Lenders not less than one Business Day prior to the Closing Date, (ii) such document, agreement, certificate or other writing is satisfactory to the Joint Lead Arrangers and (iii) Lenders holding at least 50% of the Commitments have not objected in writing to such document, agreement, certificate or other writing to the Administrative Agent prior to the Closing Date.

Promptly after the Closing Date occurs, the Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.  If the Closing Date does not occur before 5:00 P.M. on August 18, 2004, the

Commitments shall terminate at the close of business on such date and all unpaid facility fees accrued to such date shall be due and payable on such date.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and each Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01  Existence, Qualification and Power; Compliance with Laws.  Each Group Company (i) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) execute, deliver and perform its obligations under the Term Loan Document to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (iv) is in compliance with all Laws, except in each case referred to in clause (ii)(A), (iii) or (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02  Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Transaction Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:  (i) contravene the terms of any of such Person’s Organization Documents; (ii) violate any Law; or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien (except for Permitted Liens) under, (A) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (B) any Contractual Obligation to which such Person is a party, other than, in the case of this clause (B), certain Operating Leases for retail stores of the Company and its Subsidiaries (“Retail Leases”) (x) which have change of control provisions that could be contravened by the DRI Merger, but (y)(1) which do not pertain to more than one of the top 25 Retail Leases (ranked by average weekly sales volume for the fiscal year ended December 28, 2002) or more than 20 of all Retail Leases and (2) under which a default by virtue of the failure to obtain the consent of the landlords thereunder to the DRI Merger and the other transactions contemplated hereby could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03  Governmental Authorization; Other Consents.  Except as set forth on Schedule 5.03 hereto, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Transaction Document to which it is a party.

Section 5.04  Binding Effect.  This Agreement has been, and each other Term Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Term Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

Section 5.05  Financial Condition; No Material Adverse Effect.

(a)           Audited Financial Statements.  The Audited Financial Statements: (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the respective periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) except as disclosed in the SEC Filings, show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)           Interim Financial Statements.  The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 27, 2004 and the related unaudited consolidated and consolidating statements of income and cash flows for the three months then ended, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section 5.05, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end audit adjustments).  During the period from December 31, 2003 to and including the Closing Date, there has been no sale, transfer or other disposition by the Company or any of its Consolidated Subsidiaries of any material part of the business or property of the Company and its Consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, which is not reflected in the foregoing financial statements or in the notes thereto.  The balance sheets and the notes thereto included in the financial statements referred to in this subsection (b) and in subsection (a) above, together with the SEC Filings, disclose all material liabilities, actual or contingent, of the Company and its Consolidated Subsidiaries as of the respective dates thereof.

(c)           Material Adverse Change.  Since the date of the most recent Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)           Pro-Forma Financial Statements.  The pro-forma balance sheet delivered to the Lenders pursuant to Section 4.01(p) has been prepared in good faith by the Company, based on the assumptions used to prepare the pro-forma financial information contained in the Pre-Commitment Information (which assumptions are believed by the Company on the date hereof and on the Closing Date to be reasonable), is based on the best information available to the Company as of the date of delivery thereof, accurately reflects all material adjustments required to be made to give effect to the Transactions, and presents fairly on a pro-forma basis the estimated consolidated financial position of the Company and its Consolidated Subsidiaries as of March 27, 2004 assuming that the Transactions had actually occurred on that date.  None of Holdings or any of its Subsidiaries has any reason to believe that such pro-forma balance sheet is misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

(e)           Projections.  The projections prepared as part of, and included in, the Pre-Commitment Information have been prepared on a basis consistent with the financial statements referred to in subsection (a) above and are based on good faith estimates and assumptions made by management of the Company.  On the Closing Date, such management believes that such projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material.

(f)            No Undisclosed Liabilities.  Except as fully reflected in the financial statements described in subsection (a) and (b) above and in the SEC Filings, and the Indebtedness incurred under this Agreement and the other Transaction Documents, (i) there were as of the Closing Date (and after giving effect to the Loans), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to any Group Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due and including obligations or liabilities for taxes, long-term leases and unusual forward or other long-term commitments), and (ii) neither Holdings nor the Company knows of any basis for the assertion against any Group Company of any such liability or obligation which, either individually or in the aggregate, are or could reasonably be expected to have, a Material Adverse Effect.

Section 5.06  Litigation.  Except as set forth in Schedule 5.06 hereto, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of any Loan Party, threatened against or affecting any Group Company in which there is a reasonable possibility of an adverse decision that (i) involve any Term Loan Document or any of the Transactions or (ii) if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.07  No Default.  No Group Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

Section 5.08  Ownership of Property; Liens.  Each Group Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted. All such material properties and assets are free and clear of Liens other than Permitted Liens.  Each Group Company has complied with all obligations under all leases to which it is a party, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and the violation of which will not result in a Material Adverse Effect, and all such leases are in full force and effect, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and in respect of which the failure to be in full force and effect will not result in a Material Adverse Effect. Each Group Company enjoys peaceful and undisturbed possession under all such leases with respect to which it is the lessee, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession will not result in a Material Adverse Effect.

Section 5.09  Environmental Compliance.  Except as would not result in a Material Adverse Effect, no Group Company has failed to comply with any applicable Environmental Law or to obtain, maintain, or comply with any permit, license or other approval required under any Environmental Law or is subject to any Environmental Liability or has received notice of any claim with respect to any Environmental Liability, and no Group Company knows of any basis for any Environmental Liability against any Group Company.

Section 5.10  Insurance.  The properties of each Group Company are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Group Company operates.

Section 5.11  Taxes.  Each Group Company has filed, or caused to be filed, all federal income tax and all material federal, state, local and foreign tax returns required to be filed and paid (i) all amounts of taxes shown thereon to be due (including interest and penalties) and (ii) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it, except for such taxes (A) which are not yet delinquent or (B) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP.  As of the Closing Date, no Loan Party knows of any pending investigation of such party by any taxing authority or proposed tax assessments against any Group Company that would, if made, have a Material Adverse Effect.

Section 5.12  ERISA Compliance.

(a)           There are no Unfunded Liabilities other than with respect to the UMFPP.  With respect to the UMFPP, to the knowledge of the Borrowers, there are no Unfunded Liabilities as of the last valuation date preceding the date hereof.

(b)           Each Plan, other than a Multiemployer Plan, complies in all material respects with the applicable requirements of ERISA and the Code.

(c)           No ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan other than (i) with respect to the UMFPP, and only to the extent of $31,000,000 plus quarterly charges recognized by the Company with respect to such liabilities after the date hereof and calculated on the same basis as the related charge recorded in the Audited Financial Statements of the Company for its fiscal year ended December 27, 2003 and only until 30 days after a final determination of such liabilities, the potential failures by the Parent Borrower to make the appropriate contributions to the UMFPP between the years 2000 and 2004 as described in Schedule 5.06, and (ii) as set forth on Schedule 5.12(c) hereto.

(d)           No Group Company:  (i) is or has been within the last six years a party to any Multiemployer Plan other than with respect to the UMFPP, the Union Mutual Medical Fund or the Union Mutual Vacation Fund or (ii) has withdrawn from any Multiemployer Plan, other than as set forth on Schedule 5.12(d) hereto.

(e)           The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

(f)            No Group Company or any ERISA Affiliate has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Title I of ERISA, (ii) pursuant to the Union Mutual Medical Fund, but only to the extent of such amount described in Section 5.12(c) when aggregated with the liability to the UMFPP, and (iii) as set for on Schedule 5.12(f) hereto.

(g)           All liabilities under the Employee Benefit Arrangements other than Executive Compensation Payments are (i) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (ii) insured with a reputable insurance company, (iii) provided for or recognized in the most recent financial statements referred to in Section 5.05 or (iv) estimated in the notes to the most recent financial statements.

(h)           There are no circumstances which may give rise to a material liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (g) above.

(i)            Each Group Company is in material compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements.

Section 5.13  Subsidiaries.  Schedule 5.13 sets forth a complete and accurate list of all Subsidiaries of Holdings as of the Closing Date.  Schedule 5.13 sets forth as of the Closing Date the jurisdiction of formation of each such Subsidiary, the number of authorized shares of each class of Equity Interests of each such Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents of each such Subsidiary.  All the outstanding Equity Interests of each Subsidiary of Holdings are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights of any shareholder and are owned by Holdings, directly or indirectly, free and clear of all Liens (other than those arising under the Collateral Documents).  As of the Closing Date, other than as set forth on Schedule 5.13, no such Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.  Holdings has no Subsidiaries, other than the Company and its Subsidiaries.

Section 5.14  Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)           No Group Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U.  No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” in violation of Regulation U.  If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.  No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T.  “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Holdings and its Consolidated Subsidiaries.  None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act or Regulation T, U or X.

(b)           No Group Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.  In addition, none of the Group Companies is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a “holding company,” a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1934, as amended.

Section 5.15  Disclosure.  No statement, information, report, representation, or warranty made by any Loan Party in any Term Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Term Loan Document, taken as a whole and as supplemented from time to time up to and including the Closing Date, contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.16  Compliance with Law.  Each Group Company is in compliance with all requirements of Law (including Environmental Laws) applicable to it or to its properties, except for any such failure to comply which could not reasonably be expected to cause a Material Adverse Effect.  To the knowledge of the Loan Parties as of the Closing Date, none of the Group Companies or any of their respective material properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority.  As of the Closing Date, none of the Group Companies has received any written communication from any Governmental Authority that alleges that any of the Group Companies is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

Section 5.17  Intellectual Property.  Except as set forth in Schedule 5.17 hereto, the Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, except for those rights the failure to own or possess could not reasonably be expected to have a Material Adverse effect.  To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any intellectual property rights held by any other Person.

Section 5.18  Purpose of Loans.  The proceeds of the Loans will be used on the Closing Date by Duane Reade and the Company to prepay loans outstanding under the ABL Credit Agreement, to fund a portion of the Existing Convertible Notes Escrow Account and to pay Transaction fees and expenses.

Section 5.19  Labor Matters.  There are no strikes against Holdings or any of its Subsidiaries, other than any strikes that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

Section 5.20  Solvency.  Each Loan Party is and, after consummation of the Transactions, will be Solvent.

Section 5.21  Collateral Documents.

(a)           Article 9 Collateral.  Each of the Security Agreement and the Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Finance Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement and the Pledged Collateral is delivered to the Collateral Agent in accordance with the Pledge Agreement, each of the Security Agreement and the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the Uniform Commercial Code, in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

(b)           Intellectual Property.  When the Assignment of Patents and Trademarks, substantially in the form of Exhibit A to the Security Agreement, is duly filed in the United States Patent and Trademark Office and the Assignment of Copyrights, substantially in the form of Exhibit B to the Security Agreement, is duly filed in the United States Copyright Office, the Security Agreement shall (assuming that the financing statements referred to paragraph (a) above have been filed in the appropriate filing offices) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property covered in such Assignments, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date).

(c)           Status of Liens.  No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 4.01 to the Security Agreement, and all such listed filings and recordings have been or will be made.

Section 5.22  Securities of the Company.  Holdings owns good, valid and marketable title to all the outstanding common stock of the Company, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents.  Except as set forth on Schedule 5.22, there are no shareholder agreements or other agreements pertaining to Holdings’ beneficial ownership of the common stock of the Company, including any agreement that would restrict Holdings’ right to dispose of such common stock and/or its right to vote such common stock.

Section 5.23  Certain Transactions.

(a)           DRI Merger Agreement.  On the Closing Date, (i) the DRI Merger Agreement has not been amended or modified, since June 30, 2004 nor has any condition thereof been waived by Holdings or DR Acquisition, (ii) all conditions to the obligations of Holdings and DR Acquisition to consummate the transactions contemplated by the DRI Merger Agreement have been satisfied and (iii) the transactions contemplated by the DRI Merger Agreement have been consummated in accordance with the DRI Merger Agreement in all material respects and all applicable requirements of Law.

(b)           Senior Subordinated Notes.  On the Closing Date, (i) the Senior Subordinated Note Indenture has not been amended or modified, nor has any condition thereof been waived by the Company in a manner adverse in any material respect to the rights or interests of the Lenders and (ii) all funds advanced by the Senior Subordinated Noteholders have been used, together with the proceeds of the Closing Date Equity Issuance, to consummate the transactions contemplated by the DRI Merger Agreement.

ARTICLE VI
AFFIRMATIVE COVENANTS

Each of Holdings and each Borrower agrees that so long as any Term Loan Obligation or other amount payable hereunder or under any Note or other Term Loan Document remains unpaid:

Section 6.01  Financial Statements.  The Company will furnish, or cause to be furnished, to the Administrative Agent for further distribution to each of the Lenders:

(a)           Annual Financial Statements.  As soon as available, and in any event within 90 days after the end of each fiscal year of the Company ending after the Closing Date, a consolidated balance sheet and income statement of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and retained earnings and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements to be audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified or limited in any material respect) to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Company and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

(b)           Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, commencing with the fiscal quarter ending June 30, 2004, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Company to the effect that such quarterly financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Company and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) or (b) at the times specified therein.

Section 6.02  Certificates; Other Information.  The Company will furnish, or cause to be furnished, to the Administrative Agent for further distribution to each of the Lenders, in form and detail reasonably satisfactory to them:

(a)           Auditors’ Certificate.  Concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in the course of the audit upon which their opinion on such financial statements was based (but without any special or additional audit procedures for the purpose), they obtained knowledge of no condition or event relating to financial matters which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any such Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event.

(b)           Compliance Certificate.  At the time of delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b) above, a Compliance Certificate of the chief financial officer of the Company (i) demonstrating compliance with the Leverage Ratio and the Interest Coverage Ratio contained in Section 7.16 by calculation thereof as of the end of the fiscal period covered by such financial statements, (ii) stating that no Default or Event of Default exists, or if any Default or Event of

Default does exist, specifying the nature and extent thereof and what action the Company proposes to take with respect thereto, (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the GAAP applied in the preparation of the financial statements of the Company and its Consolidated Subsidiaries, and, if so, describing such change and (iv) identifying all Asset Dispositions, Casualties, Condemnations, Debt Issuances (other than Debt Issuances permitted under Section 7.01) and Equity Issuances (other than Excluded Equity Issuances) that were made or Extraordinary Receipts that were received since the end of the previous fiscal quarter and setting forth a reasonably detailed calculation of the Net Cash Proceeds received from all Asset Dispositions, Casualties, Condemnations, Debt Issuances (other than Debt Issuances permitted under Section 7.01) and Equity Issuances (other than Excluded Equity Issuances) and Extraordinary Receipts that were made or received since the end of the previous fiscal quarter.

(c)           Auditor’s Reports.  Promptly upon receipt thereof, a copy of any final detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Group Company by independent accountants in connection with the accounts or books of any Group Company, or any audit of any of them.

(d)           SEC Reports.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to any holder of registered securities of any Group Company, and copies of all annual, regular, periodic and special reports and registration statements which any Group Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(e)           Annual Business Plan and Budgets.  At least 30 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2004 a business plan and budget of the Company and its Consolidated Subsidiaries containing, among other things, projected financial statements on a quarterly basis for the next fiscal year and on an annual basis for each of the immediately succeeding four fiscal years.

(f)            Excess Cash Flow.  Within 90 days after the end of each fiscal year of the Company ending after the Closing Date, commencing with the fiscal year ending on or about December 31, 2005, a certificate of the chief financial officer of the Company containing information regarding the calculation of Excess Cash Flow for such fiscal year.

(g)           ERISA Reports.  Promptly after the same are available, (or, with respect to Multiemployer Plans, become available to the Company) the most recently prepared actuarial reports in relation to the Employee Benefit Arrangements for the time being operated by Group Companies which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction.  If requested by the Administrative Agent, the Company will promptly instruct an actuary to prepare such actuarial reports and deliver those to the Administrative Agent, if the Administrative Agent has reasonable grounds for believing that any relevant statutory or auditing requirement within the relevant jurisdiction is not being complied with.  Promptly upon request, the Company shall also furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(h)           Additional Patents, Trademarks and Copyrights.  At the time of delivery of the financial statements and reports provided for in Section 6.01(a), a report signed by the chief financial officer or other Responsible Officer of the Company setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Group Company since the last day of the immediately preceding fiscal year of the Company and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Group Company since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

(i)            Domestication in Other Jurisdiction.  Not less than 15 days prior to any change in the jurisdiction of organization of any Loan Party, a copy of all documents and certificates intended to be filed or otherwise executed to effect such change.

(j)            Other Information.  With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Group Company as the Administrative Agent or any Lender may reasonably request, which may include such information as any Lender may reasonably determine is necessary or advisable to enable it either (i) to comply with the policies and procedures adopted by it and its Affiliates to comply with the Bank Secrecy Act, the U.S. Patriot Act and all applicable regulations thereunder or (ii) to respond to requests for information concerning Holdings and its Subsidiaries from any governmental, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism regulatory requirements or its compliance procedures under the U.S. Patriot Act, including in each case information concerning the Company’s direct and indirect shareholders and its use of the proceeds of the Loans hereunder.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby agree and acknowledge that the Administrative Agent and/or the Joint Lead Arrangers will at their option make available to the Lenders materials and/or information provided by or on behalf of the Borrowers, hereunder (collectively, “Borrower Materials”) by posting such Borrower Materials on IntraLinks or another similar electronic system (the “Platform”).  The parties hereto further agree and acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to a Loan Party or its securities (each, a “Public Lender”).  The Borrowers hereby agree that (i) all Borrower Materials to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although such materials may be sensitive and proprietary) with respect to a Loan Party or its securities for purposes of Untied States federal and state securities laws; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent, the Joint Lead Arrangers and the Lenders shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 6.03  Notices.  The Company will promptly notify the Administrative Agent and each Lender:

(i)            of the occurrence of any Default or Event of Default;

(ii)           of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including: (A) breach or non-performance of, or any default under, any Contractual Obligation of Holdings or any of its Subsidiaries; (B) any dispute, litigation, investigation, proceeding or suspension between Holdings or any of its Subsidiaries and any Governmental Authority; (C) the commencement of, or any material development in, any litigation or proceeding affecting Holdings or any of its Subsidiaries, including pursuant to any applicable Environmental Law; (D) any litigation, investigation or proceeding affecting any Loan Party in which the amount involved exceeds $5,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

(iii)          of the occurrence of any ERISA Event;

(iv)          of any material change in accounting policies or financial reporting practice by Holdings or any of its Subsidiaries; and

(v)           of (A) any event or condition, including any Reportable Event, that is reasonably likely to lead to, an ERISA Event or (B) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken by the Company with respect thereto.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(i) shall describe with particularity any and all provisions of this Agreement or the other Term Loan Documents that have been breached.

Section 6.04  Payment of Obligations.  Each of the Group Companies will pay and discharge (i) all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties and (iii) except as prohibited hereunder or under the terms of the Bridge Notes or the Senior Subordinated Notes, as applicable or the ABL Credit Agreement, all of its other Indebtedness as it shall become due; provided, however, that no Group Company shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

Section 6.05  Preservation of Existence Etc.  Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Company permitted under Section 7.04 or Section 7.05, each Group Company will:  (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06  Maintenance of Properties.  Each Group Company will:  (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.07  Insurance; Certain Proceeds.

(a)           Insurance Policies.  Each of the Group Companies will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents).  The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policies and additional insured with respect to all such other policies (other than key man life insurance, workers’ compensation and employee health policies), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that the insurance carrier shall pay all proceeds (other than proceeds in respect of the ABL Priority Collateral) in excess of $1,000,000 or, if it shall have received notice from the Collateral Agent that an Event of Default has occurred and is continuing all proceeds (other than proceeds in respect of the ABL Priority Collateral), otherwise payable to Holdings or one or more of its Subsidiaries under such policies directly to the Collateral Agent (which agreement shall be evidenced by a “standard” or “New York” lender’s loss payable endorsement in the name of the Collateral Agent on Accord Form 27) and that it will give the Collateral Agent thirty days’ prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Group Company or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies.

(b)           Loss Events.  In case of any Casualty or Condemnation with respect to any property of any Group Company or any part thereof (other than property constituting ABL Priority Collateral) having a fair market value in excess of $1,000,000, the Company shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage, destruction or taking.  In such case, the Company shall, or shall cause such Group Company to, promptly repair, restore or replace the property of such Person (or part thereof) which was subject to such Casualty or Condemnation at such Person’s cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose (subject in the case of leased property, to the rights of lessors thereof); provided, however, that such property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such Person in the ordinary course and otherwise in the best interest of such Person and (B) would not materially impair the rights and benefits of the Collateral Agent or the Finance Parties under the Collateral Documents or any other Term Loan Document or (ii) the failure to repair, restore or replace the property is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment of the Term Loan Obligations in accordance with the following provisions of this Section 6.07(b).  Subject to the Intercreditor Agreement, if Holdings or any of its Subsidiaries shall receive any Insurance Proceeds from a Casualty (other than proceeds in respect of ABL Priority Collateral) or Condemnation Award from a Condemnation with respect to property not constituting ABL Priority Collateral in excess of $5,000,000, such Person will immediately pay over such proceeds to the Administrative Agent for payment of the Term Loan Obligations in accordance with Section 2.08(b), or if such funds constitute Reinvestment Funds, either (i) immediately pay over such proceeds to the Collateral Agent to be held by the Collateral Agent in the Reinvestment Funds Account established under the Security Agreement, or (ii) pay over such proceeds to the ABL Facility Agent (as such term is defined in the ABL Credit Agreement) in accordance with the ABL Credit Agreement in repayment of outstanding loans under the ABL Credit Agreement, provided that the aggregate amount of all such Reinvestment Funds used to repay amounts outstanding under the ABL Credit Agreement, net of all amounts subsequently borrowed under the ABL Credit Agreement and used in the restructuring or replacement of Collateral in accordance with this Section 6.07(b) shall not at any time exceed $5,000,000.  The Administrative Agent agrees to cause the Collateral Agent to release such Insurance Proceeds or Condemnation Awards to the Borrower upon its request and as needed from time to time to pay for the repair, restoration or replacement of the portion of the property subject to such Casualty or Condemnation if, but only if, the conditions set forth in clauses (iv) and (v) of the first proviso of the definition of “Reinvestment Funds” are satisfied at the time of such request.

Section 6.08  Compliance with Law.  Each of the Group Companies will comply with all requirements of Law applicable to it and its properties to the extent that noncompliance with any such requirement of Law could reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, each of the Group Companies will do, and cause each of its ERISA Affiliates to do, each of the following:  (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualifications; (iii) make all required contributions to any Plan subject to Section 412 of the Code; (iv) ensure that there are no Unfunded Liabilities which would have a Material Adverse Effect; (v) ensure that all liabilities under the Employee Benefit Arrangements are either: (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements; (B) insured with a reputable insurance company; or (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent under Section 6.01(a) or (b); and (vi) ensure that the contributions or premium payments to or in respect of all Employee Benefit Arrangements are and continue to be promptly paid at no less than the rates required under the rules of such arrangements and in accordance with the most recent actuarial advice received in relation to the Employee Benefit Arrangement and generally in accordance with applicable Law.

Section 6.09  Books and Records; Lender Meeting.  Each of the Group Companies will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and will maintain such books and records and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Group Company.  Unless the Administrative Agent shall notify the Company that no meeting is required, within 120 days after the end of each fiscal year of the Company, the Company will conduct a meeting of the Lenders to discuss such fiscal year’s results and the financial condition of the Company and its Consolidated Subsidiaries.  The chief financial officer of the Company and such other officers of the Company as the Company’s chief financial officer shall designate shall be present at each such meeting.  Such meetings shall be held at times and places convenient to the Lenders and to the Company.

Section 6.10  Inspection Rights.  Upon reasonable notice and during normal business hours but not on more than two occasions in the aggregate in any year so long as no Default or Event of Default has occurred and is continuing, each of the Group Companies will permit representatives appointed by the Agents or the Required Lenders, including independent accountants, agents, employees, attorneys and appraisers, to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain, all at the expense of the Borrower following the occurrence and during the continuance of an Event of Default, and shall permit the Agents or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants, attorneys and representatives of the Group Companies.

Section 6.11  Use of Proceeds.  The Company and Duane Reade will use the proceeds of the Loans solely for the purposes set forth in Section 5.18.

Section 6.12  Additional Loan Parties; Additional Security.

(a)           Additional Subsidiary Guarantors.  Each of Holdings and the Borrowers will take, and will cause each of its Subsidiaries (other than Foreign Subsidiaries) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of Holdings (other than the Company, the Co-Borrowers and any Foreign Subsidiaries) are Subsidiary Guarantors.  Without limiting the generality of the foregoing, if any Group Company shall form or acquire any new Subsidiary, the Company, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Collateral Agent with notice of such formation or acquisition setting forth in reasonable detail a description of all of the assets of such new Subsidiary and will cause such new Subsidiary (other than a Foreign Subsidiary) to:

(i)            within 30 days after such formation or acquisition, execute a Co-Borrower Agreement or an Accession Agreement pursuant to which such new Subsidiary shall agree to become (A) either a Co-Borrower hereunder or a “Guarantor” under the Guaranty, (B) an “Obligor” under the Security Agreement and (C) an “Obligor” under the Pledge Agreement; and

(ii)           deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Loan Party pursuant to Section 4.01 on the Closing Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have reasonably requested.

(b)           Additional Security.  Each of Holdings and the Company will cause, and will cause each of its Subsidiaries (other than a Foreign Subsidiary or a Co-Borrower) to cause, (i) all of its material owned Real Properties (other than any Real Property owned as of the Closing Date) and personal property located in the United States, (ii) to the extent deemed to be appropriate by the Administrative

Agent or the Required Lenders in its or their sole and reasonable discretion, all of its other owned Real Properties (other than any Real Property owned as of the Closing Date) and personal property and (iii) all other assets and properties of Holdings and its Subsidiaries intended to constitute collateral under the Term Loan Documents but which are not covered by the original Collateral Documents and as may be requested by the Collateral Agent or the Required Lenders in their sole reasonable discretion to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of Real Property, title insured Liens in favor of the Collateral Agent pursuant to the Collateral Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as the Collateral Agent shall request in its sole reasonable discretion (collectively, the “Additional Collateral Documents”).  In furtherance of the foregoing terms of this Section 6.12, the Company agrees to promptly provide the Administrative Agent with written notice of the acquisition by Holdings or any of its Subsidiaries of any Real Property located in the United States, setting forth in each case in reasonable detail the location and a description of the asset(s) so acquired.  Without limiting the generality of the foregoing, Holdings and the Company will cause, and will cause each of their respective Subsidiaries to cause, 100% of the Equity Interests of each of their respective direct and indirect Subsidiaries (but not more than 65% of such Equity Interests, if such Subsidiary is a direct Foreign Subsidiary, or 0% if a Foreign Subsidiary that is owned directly or indirectly by a Foreign Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents.

If, subsequent to the Closing Date, a Loan Party shall acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Company shall promptly (and in any event within three Business Days after any Responsible Officer of any Loan Party acquires knowledge of the same) notify the Collateral Agent of the same.  Each of the Loan Parties shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens.  The Additional Collateral Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Collateral Documents, and all taxes, fees and other charges payable in connection therewith shall have been paid in full.  The Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 6.12(b) has been complied with.

(c)           Each of Holdings and the Borrowers agrees that each action required by this Section 6.12 shall be completed as soon as possible, but in no event later than 60 days after such action is either requested to be taken by the Collateral Agent or the Required Lenders or required to be taken by Holdings or any of its Subsidiaries pursuant to the terms of this Section 6.12.

Section 6.13  Interest Rate Protection Agreements.  Within 90 days after the Closing Date, the Company will enter into and thereafter maintain in full force and effect interest rate swaps, rate caps, collars or other similar agreements or arrangements designed to hedge the position of the Borrowers with respect to interest rates at rates and on terms reasonably satisfactory to the Joint Lead Arrangers, the effect of which shall be to fix or limit the interest that would be payable in connection with Loans, and the Senior Subordinated Notes in the principal amount of not less than $140,000,000 for a period expiring no earlier than 36 months after the Closing Date.  The Company will promptly deliver evidence of the execution and delivery of such agreements to the Joint Lead Arrangers.

Section 6.14  Contributions.  Upon its receipt thereof, Holdings will contribute as a common equity contribution to the capital of the Company any cash proceeds received by Holdings after the Closing Date from any Asset Disposition, Casualty, Condemnation, Debt Issuance, Equity Issuance, Extraordinary Receipts or any cash capital contributions received by Holdings after the Closing Date.

Section 6.15  Repurchase of Existing Convertible Notes; Maintenance of Minimum Availability Under ABL Credit Agreement.  Not later than 5:00PM on the 10th Business Day following the Closing Date, the Company shall mail for delivery to each holder of Existing Convertible Notes an offer to repurchase the Existing Convertible Notes at not more than 101% of the face amount thereof, together with accrued and unpaid interest thereon, if any, on a date not more than 30 days after the Closing Date.  So long as more than 10% of the aggregate original face amount of the Existing Convertible Notes remain outstanding after the Closing Date, the Company shall cause Excess Availability (as defined in the ABL Credit Agreement as in effect on the date hereof) less amounts available in the Existing Convertible Notes Escrow Account to at all times be at least equal to the aggregate face amount of such outstanding Existing Convertible Notes, together with any accrued but unpaid interest thereon.

Section 6.16  Co-Borrowers.  Substantially concurrently with the consummation of the DRI Merger, the Company will cause such Subsidiaries of the Company as the Joint Lead Arrangers reasonably may request to become jointly and severally liable for all Term Loan Obligations of the Company and Duane Reade hereunder and under the other Term Loan Documents, in each case pursuant to a Co-Borrower Agreement.

ARTICLE VII
NEGATIVE COVENANTS

Each of Holdings and each Borrower agrees that so long as any Term Loan Obligations or other amount payable hereunder or under any Note or other Term Loan Document remains unpaid:

Section 7.01  Incurrence of Indebtedness.  None of the Group Companies will, directly or indirectly, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collective, “incur”), any Indebtedness or Swap Obligations, except:

(i)            Holdings, the Company and its Subsidiaries may incur Permitted Indebtedness;

(ii)           the Company, any Co-Borrower and any Subsidiary Guarantor may incur Senior Indebtedness if, on a Pro-Forma Basis for the period of four consecutive fiscal quarters ending on or most recently preceding the incurrence of such Senior Indebtedness (treated as a single accounting period), the Fixed Charge Coverage Ratio would have been equal to or greater than 2.25:1.00 and the Senior Leverage Ratio would have been less than 4.00 to 1.00; and

(iii)          the Company, any Co-Borrower and any Subsidiary Guarantor may incur Permitted Subordinated Indebtedness if, on a Pro-Forma Basis for the period of four consecutive fiscal quarters ending on or most recently preceding the incurrence of such Senior Indebtedness (treated as a single accounting period), the Fixed Charge Coverage Ratio would have been equal to or greater than 2.25:1.00.

Section 7.02  Restriction on Liens.  None of the Group Companies will create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary of Holdings) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction of a financing statement that names any Group Company as debtor, or sign any security agreement authorizing any secured party thereunder to file such a financing statement, except that the Company and its Subsidiaries (and in the case of clause (ii) below only, Holdings and its Subsidiaries) may create, incur, assume or permit to exist Liens described in any of the following clauses (collectively, “Permitted Liens”):

(i)            Liens existing on the Closing Date and listed on Schedule 7.02 hereto and any modifications, replacements, renewals or extensions thereof; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof and (B) the renewal, extension or modification of the obligations secured or benefited by such Liens is permitted by Section 7.01;

(ii)           Liens arising under the Collateral Documents;

(iii)          Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) for taxes, assessments or governmental charges or levies not yet due or being contested in good faith and by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iv)          Liens imposed by Law securing the charges, claims, demands or levies of landlords, carriers, warehousemen, mechanics, carriers and other like persons which were incurred in the ordinary course of business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (B) which are being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(v)           Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing Indebtedness or Swap Obligations incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and other similar obligations incurred in the ordinary course of business;

(vi)          Liens securing obligations in respect of surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; provided that in the case of Liens on cash and Cash Equivalents, the amount of all cash and Cash Equivalents subject to such Liens may at no time exceed $250,000 in the aggregate;

(vii)         Liens upon specific items or inventory or other goods and proceeds of the Company or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;

(viii)        pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary cause of business;

(ix)           Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (a)(x) of the definition of Permitted Indebtedness;

(x)            Liens arising solely by virtue of any statutory or common Law provision relating to banker’s liens, rights of set-off or similar rights, in each case incurred in the ordinary course of business;

(xi)           licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of any Group Company;

(xii)          zoning restrictions, building codes, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title not securing Indebtedness or Swap Obligations which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of Holdings or any of its Subsidiaries or the value of such property for the purpose of such business;

(xiii)         Liens arising from precautionary Uniform Commercial Code financing statements regarding, and any interest or title of a licensor, lessor or sublessor under, Operating Leases permitted by this Agreement;

(xiv)        Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.01; provided that no cash or other property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) the fair value of which exceeds $250,000 is deposited or delivered to secure any such judgment, decree or award, or any appeal bond in respect thereof;

(xv)         Liens securing Indebtedness permitted to be incurred under clause (a)(i) (limited solely to ABL Priority Collateral) and clauses (ii), (v) and (vi) of the definition of “Permitted Indebtedness”;

(xvi)        any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Company and not created in contemplation of such event;

(xvii)       any Lien on any asset (other than on the Equity Interests of one or more Subsidiaries) of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary of the Company and not created in contemplation of such event;

(xviii)      any Lien existing on any asset (other than on the Equity Interests of one or more Subsidiaries) prior to the acquisition thereof by the Company or a Subsidiary of the Company and not created in contemplation of such acquisition;

(xix)         Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Business Acquisition;

(xx)          Liens on cash and Cash Equivalents securing Swap Obligations owing to one or more Persons who are not Swap Creditors; provided that the aggregate amount of all cash and Cash Equivalents subject to such Liens may at no time exceed $2,500,000;

(xxi)         Liens on any assets or Equity Interests of a Foreign Subsidiary of the Company securing Indebtedness of such Foreign Subsidiary incurred pursuant to clause (a)(xiii) of the definition of Permitted Indebtedness;

(xxii)        Liens evidencing the consignment of pharmaceutical inventory to the Borrowers by Amerisource Bergen pursuant to the Amerisource Bergen Agreement; and

(xxiii)       other Liens incurred by the Company and its Subsidiaries not securing Indebtedness if the aggregate fair market value of the property subject to such Liens, and the aggregate amount of the obligations secured thereby, do not exceed $1,000,000.

Section 7.03  Nature of Business.  None of the Group Companies will engage in any business other than the business conducted by the Company and its Subsidiaries as of the Closing Date and activities related thereto and similar, related or complimentary businesses.

Section 7.04  Consolidation, Merger and Dissolution.  Except in connection with an Asset Disposition permitted by the terms of Section 7.05, none of the Group Companies will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions); provided that:

(i)            the DRI Merger shall be permitted;

(ii)           any Domestic Subsidiary of the Company may merge with and into, or be voluntarily dissolved or liquidated into, the Company, so long as (A) the Company is the surviving corporation of such merger, dissolution or liquidation, (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of the Company and such Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation), (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (D) no Person other than the Company or a Subsidiary Guarantor receives any consideration in respect or as a result of such transaction;

(iii)          any Domestic Subsidiary of the Company may merge with and into, or be voluntarily dissolved or liquidated into, any other Domestic Subsidiary of the Company, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Co-Borrowers or Subsidiary Guarantors, (x) a Co-Borrower or a Subsidiary Guarantor, as applicable, is the surviving corporation of such merger, dissolution or liquidation, (y) no Person other than the Company, a Co-Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction, (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of each Domestic Subsidiary so merged, dissolved or liquidated and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

(iv)          any Foreign Subsidiary of the Company may be merged with and into, or be voluntarily dissolved or liquidated into, the Company or any Wholly-Owned Subsidiary of the Company, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Co-Borrowers or Subsidiary Guarantors, (x)  a Co-Borrower or such Subsidiary Guarantor, as the case may be, is the surviving corporation of any such merger, dissolution or liquidation and (y) no Person other than the Company, a Co-Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction, (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of such Foreign Subsidiary, if any, and the Company or such other Subsidiary, as the case may be, and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction; and

(v)           the Company or any Subsidiary of the Company may merge with any Person (other than Holdings) in connection with a Permitted Business Acquisition if (A) in the case of any such merger involving the Company, the Company shall be the continuing or surviving corporation in such merger, (B) in the case of any such merger involving a Co-Borrower or a Subsidiary Guarantor, such Co-Borrower or Subsidiary Guarantor shall be the continuing or surviving corporation in such merger or the continuing or surviving corporation in such merger shall, simultaneously with the consummation of such merger, become a Co-Borrower or a Subsidiary Guarantor, as applicable, having all the responsibilities and obligations of the Co-Borrower or Subsidiary Guarantor so merged, (C) the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such transactions, (D) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (E) the Company shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect on a Pro-Forma Basis to such transaction, the Loan Parties will be in compliance with all of the financial covenants set forth in Section 7.16 as of the last day of the most recent period of four consecutive fiscal quarters of Holdings which precedes or ends on the date of such transaction and with respect to which the Administrative Agent has received the consolidated financial information required under Section 6.01(a) or (b) and the Compliance Certificate required by Section 6.02(b).

In the case of any merger or consolidation permitted by this Section 7.04 of any Subsidiary of Holdings which is not a Loan Party into a Loan Party, the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction.  Notwithstanding anything to the contrary contained above in this Section 7.04, no action shall be permitted which results in a Change of Control.

Section 7.05  Asset Dispositions.  None of the Group Companies will make any Asset Disposition unless (i) the Company or any Subsidiary of the Company, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) such fair market value is determined by the

Company and, if in excess of $5,000,000, its Board of Directors and evidenced by a resolution of the Board of Directors set forth in a certificate of a Responsible Officer delivered to the Administrative Agent and (iii) at least seventy-five percent (75%) of the consideration therefore received by the Company or such Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof.

For purposes of clause (iii) immediately above, each of the following shall be deemed to be cash:  (i) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet) of the Company or any such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantees related thereto) that are assumed by the transferee of any such assets and, in the case of liabilities other than Limited Recourse Indebtedness, where the Company and all such Subsidiaries are released from any further liability in connection therewith; and (ii) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are within 180 days of receipt thereof converted by the Borrower or such Subsidiary into cash (to the extent of the cash received in that conversion).  For purposes of clause (iii) above, any liabilities of the Company or any such Subsidiary that are not assumed by the transferee of such assets in respect of which the Company and all such Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Disposition, the Company may apply such Net Cash Proceeds at its option:  (i) to repay Senior Indebtedness and, if the Senior Indebtedness repaid is revolving credit Indebtedness, correspondingly to reduce commitments with respect thereto; (ii) to effect a Permitted Business Acquisition; (iii) to acquire other assets, including investments in property, or to make capital expenditures, that, in either case, are used or useful in a business permitted by Section 7.03; or (iv) any combination of the foregoing.  Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited hereunder.

Any Net Cash Proceeds from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Borrowers will apply to total amount of all Excess Proceeds to prepay the Term Loans in accordance with Section 2.08(b)(ii).  Upon completion of each such prepayment of the Term Loans, the amount of Excess Proceeds shall be reset at zero.

Upon consummation of an Asset Disposition permitted under this Section 7.05, the Lien created thereon under the Collateral Documents (but not the Lien on any proceeds thereof) shall be automatically released, and the Administrative Agent shall (or shall cause the Collateral Agent to) (to the extent applicable) deliver to the Company, upon the Company’s request and at the Company’s expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent’s security interests, if any, in the assets being disposed of, including amendments or terminations of Uniform Commercial Code Financing Statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being disposed of in its entirety from all of its obligations, if any, under the Term Loan Documents.

Section 7.06  Investments.

(a)           Investments.  None of the Group Companies will hold, make or acquire, any Investment in any Person, except the following:

(i)            Investments existing on the date hereof in Persons which are Subsidiaries on the date hereof and other Investments existing on the date hereof as set forth in Schedule 7.06 hereto;

(ii)           the Company or any Domestic Subsidiary of the Company may invest in cash and Cash Equivalents;

(iii)          Foreign Subsidiaries of the Company may invest in Foreign Cash Equivalents;

(iv)          the Company and any Subsidiary of the Company may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(v)           the Company and each Subsidiary of the Company may acquire and own Investments (including Indebtedness obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(vi)          loans and advances by the Company and its Subsidiaries to employees of Holdings and its Subsidiaries for moving and travel and other similar expenses, in each case in the ordinary course of business, in an aggregate principal amount not to exceed $250,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

(vii)         deposits by the Company or any Subsidiary of the Company made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

(viii)        the Company or any of its Subsidiaries may make loans and advances to Holdings for the purposes and in the amounts necessary to pay the fees, expenses and taxes described in Section 7.07(v);

(ix)           Holdings may make contributions to an employee stock ownership plan sponsored by it; provided that such contributions are in Qualified Capital Stock, and Holdings may lend or contribute money to an employee stock ownership plan sponsored by it to permit such plan to immediately purchase Qualified Capital Stock from Holdings with the proceeds of such loan or contribution;

(x)            Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or any of its Subsidiaries in connection with such officers’ or employees’ acquisition of shares of common stock of Holdings, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(xi)           Holdings may repurchase stock to the extent permitted by Section 7.07(iii);

(xii)          Holdings may make equity contributions to the capital of the Company;

(xiii)         (A) the Company may make Investments in any of its Wholly-Owned Domestic Subsidiaries and (B) any Subsidiary of the Company may make Investments in the Company or any Wholly-Owned Domestic Subsidiary of the Company; provided in each case that (1) each item of intercompany Indebtedness shall be evidenced by a promissory note in the form of Exhibit H hereto, (2) each promissory note evidencing intercompany loans and advances made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Company or a Wholly-Owned Domestic Subsidiary of the Company shall contain the subordination provisions set forth in Exhibit I hereto and (3) each promissory note evidencing intercompany loans and advances (other than promissory notes held by Foreign Subsidiaries, except to the extent provided in Section 6.12(d)) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

(xiv)        the Company and its Subsidiaries may make Investments in any Foreign Subsidiary or any non-Wholly-Owned Domestic Subsidiary of the Company (A) in the case of Investments by the Company or any Wholly-Owned Domestic Subsidiary of the Company, in an aggregate amount together with any Investments pursuant to clause (xv) below (determined without regard to any write-downs or write-offs of any such Investments constituting Indebtedness) at any one time outstanding not exceeding $2,500,000 and (B) to the extent such Investments arise from the sale of inventory in the ordinary course of business by the Company or such Subsidiary to such Foreign Subsidiary or non-Wholly-Owned Domestic Subsidiary for resale by such Foreign Subsidiary or non-Wholly-Owned Domestic Subsidiary (including any such Investments resulting from the extension of the payment terms with respect to such sales); provided that (A) each item of intercompany Indebtedness shall be evidenced by a promissory note in the form of Exhibit H hereto and (B) each promissory note evidencing intercompany loans and advances (other than promissory notes (x) issued by Foreign Subsidiaries of the Company to the Company or any of its Domestic Subsidiaries or (y) held by Foreign Subsidiaries of the Company, in each case except to the extent provided in Section 6.12(d)) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

(xv)         the Borrower and its Subsidiaries may make (A) cash Investments in Permitted Joint Ventures in an aggregate amount together with any Investment pursuant to clause (xiv)(A) above in any fiscal year not in excess of $2,500,000 (plus any return representing return of capital in respect of any prior such Investment) and (B) noncash Investments in Permitted Joint Ventures in an aggregate amount, determined based on the greater of the book value or the fair market value thereof as certified in a certificate of a financial officer of the Borrower delivered to the Administrative Agent, not in excess of $2,500,000 in any fiscal year;

(xvi)        Investments arising out of the receipt by the Company or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 7.05;

(xvii)       the Company and its Subsidiaries may make expenditures in respect of Permitted Business Acquisitions; and

(xviii)      other Investments not otherwise permitted by this Section 7.06 in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Indebtedness but excluding any portion thereof funded with proceeds of a Qualifying Equity Issuance or with Unapplied Excess Cash Flow) at any time outstanding not exceeding the sum of $5,000,000;

provided that no Group Company may make or own any Investment in Margin Stock in violation of any applicable Law.

(b)           Asset Acquisitions.  No Group Company will make any acquisition of assets outside the ordinary course of business; provided that (i) DR Acquisition may effect the Acquisition (subject to compliance with the applicable conditions precedent set forth in Article IV) and (ii) the Company and its Subsidiaries may make (A) Investments permitted by Section 7.06(a), (B) acquisition of assets permitted pursuant to the third paragraph of Section 7.05, (C) acquisitions of assets not constituting a Business Acquisition involving expenditures not in excess of $5,000,000 per year and (D) Permitted Business Acquisitions.

Section 7.07  Restricted Payments, etc.  None of the Group Companies will declare or pay any Restricted Payments (other than Restricted Payments payable solely in Equity Interests (exclusive of Debt Equivalents) of such Person), except that:

(i)            any Wholly-Owned Subsidiary of the Company may make Restricted Payments to the Company or to any Wholly-Owned Subsidiary of the Borrower;

(ii)           any non-Wholly-Owned Subsidiary of the Company may make Restricted Payments to the Company or to any Wholly-Owned Subsidiary of the Company or ratably to all holders of its outstanding Equity Interests;

(iii)          Holdings may redeem or repurchase Equity Interests (or Equity Equivalents) or make Restricted Payments to DR Shareholders LLC to enable DR Shareholders LLC to redeem or repurchase Equity Interests (or Equity Equivalents) from (A) officers, employees, directors and consultants of any Group Company (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with (x) the Stockholders’ Agreement, (y) any equity or stock based plan or any employee stock ownership plan maintained by Holdings or DR Shareholders LLC or any of their respective Subsidiaries, or (z) any employment or consulting agreement set forth on Schedule 7.07(iii) hereto or (B) other holders of Equity Interests or Equity Equivalents in Holdings or DR Shareholders LLC, so long as the purpose of such purchase is to acquire common stock for reissuance to new officers, employees and directors (or their estates) of any Group Company, to the extent so reissued within 12 months of any such purchase; provided that in all such cases (A) no Default or Event of Default is then in existence or would otherwise arise therefrom and (B) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed $2,500,000 in any fiscal year of Holdings or $10,000,000 in the aggregate from and after the Closing Date, plus, in each case the aggregate amount of any Net Cash Proceeds of Equity Issuances are contributed by Holdings as equity capital to the Company as a result of sales by Holdings of Equity Interests of Holdings to officers, employees, directors and consultants and provided further that Holdings may purchase, redeem or otherwise acquire Equity Interests and Equity Equivalents of Holdings pursuant to this clause (iii) without regard to the restrictions set forth in the first proviso above for consideration consisting of the proceeds of key man life insurance obtained for the purposes described in this clause (iii);

(iv)          so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Company may make cash Restricted Payments to Holdings, and Holdings may make Restricted Payments to DR Shareholders LLC, if Holdings or DR Shareholders, respectively, promptly uses such proceeds for the purposes described in clause (iii) above;

(v)           the Company may make cash Restricted Payments to (A) Holdings to enable Holdings to pay, or to enable Holdings to make Restricted Payments to DR Shareholders LLC to enable DR Shareholders LLC to pay, as the case may be, franchise taxes, accounting, legal and other fees required to maintain its respective corporate existence and to provide for other operating costs, in each case related to the Company, (B) DR Shareholders LLC or Holdings pursuant to the Tax Sharing Agreement dated as of the date hereof among Holdings and its Subsidiaries, as amended, restated or modified from time to time, and (C) DR Shareholders LLC or Holdings in order to enable DR Shareholders LLC or Holdings to pay customary and reasonable costs and expenses of a proposed offering of securities or incurrence of Indebtedness of DR Shareholders LLC or Holdings that is not consummated;

(vi)          the Company may make Restricted Payments to Holdings in an amount not to exceed $1,250,000 per fiscal year to enable Holdings to make payment of Permitted Management Fees required under the Management Agreement and permitted to be paid pursuant to Section 7.09(i);

(vii)         Restricted Payments may be made on the Closing Date to the extent set forth in Schedule 7.07 hereto;

(viii)        repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants shall be permitted; and

(ix)           the Company may make Restricted Payments in respect of interest and penalties on the Senior Subordinated Notes to the extent allowed under Section 7.08(c).

Section 7.08  Prepayments of Indebtedness, etc.

(a)           Amendments of Debt Agreements.  None of the Group Companies will, or will permit any of their respective Subsidiaries to, after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to any Subordinated Indebtedness issued by such Group Company if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in any manner adverse to any Group Company, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

(b)           Prohibition Against Certain Payments of Principal and Interest of Other Indebtedness.  Except as provided in subsection (c) below, none of the Group Companies will (i) directly or indirectly, redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of the maker or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the terms and conditions applicable to such Indebtedness, (ii) make any interest payment in respect of any Subordinated Indebtedness or (iii) release, cancel, compromise or forgive in whole or in part any Indebtedness evidenced by any Intercompany Note.

(c)           Certain Allowed Payments in Respect of Subordinated Indebtedness.  The Company may make regularly scheduled interest payments as and when due or penalties, if any,  in respect of the Senior Subordinated Notes other than any such payments prohibited by the subordination provisions thereof.

Section 7.09  Transactions with Affiliates.  None of the Group Companies will engage in any transaction or series of transactions with (i) any officer, director, holder of any Equity Interest in or other Affiliate of Holdings, (ii) any Affiliate of any such officer, director, holder or Affiliate or (iii) the Sponsor or any officer, director, holder of any Equity Interest in or other Affiliate of the Sponsor, other than:

(i)            commencing with the fiscal quarter of the Company ended September 30, 2004, the payment to the Sponsor of management fees pursuant to the Management Agreement when due in an aggregate amount per annum (payable quarterly) not exceeding $1,250,000 (“Permitted Management Fees”); provided that (A) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such payment, (B) the amount in respect of such management fees not then allowed to be paid in cash shall be deferred and shall not be paid unless and to the extent that such fees would (if added to the amount of management fees owing in a subsequent period) be permitted to be paid hereunder and (C) all obligations of Holdings and its Subsidiaries with respect to such deferred amounts shall be subordinated and subject in right of payment to the prior payment of all Term Loan Obligations in full in cash on terms reasonably satisfactory to the Administrative Agent;

(ii)           reimbursement of reasonable out-of-pocket expenses of the Sponsor Group pursuant to the Management Agreement in amounts not exceeding $250,000 in any fiscal year or otherwise as approved by the Administrative Agent in its sole and absolute discretion;

(iii)          transfers of assets to any Loan Party other than Holdings permitted by Section 7.05;

(iv)          transactions expressly permitted by Section 7.01, Section 7.04, Section 7.05, Section 7.06 or Section 7.07;

(v)           compensation (including indemnities and reimbursement of reasonable expenses) of officers and directors;

(vi)          benefit arrangements (including for the payment of reasonable fees and compensation) with any employee, consultant, officer or director of or any Group Company, including under any stock option or stock incentive plans, and customary indemnification arrangements with such persons, in each case entered into in the ordinary course of business and reasonable in amount;

(vii)         transactions in existence on the Closing Date to the extent disclosed in Schedule 7.09;

(viii)        any transaction entered into among the Company and its Wholly-Owned Domestic Subsidiaries or among such Wholly-Owned Domestic Subsidiaries;

(ix)           any transaction on the Closing Date constituting part of the Transaction;

(x)            employee benefit arrangements (including for the payment of reasonable fees and compensation) with any employee, consultant, officer or director of any Group Company, including under any stock option or stock incentive plans, and customary indemnification arrangements with such persons, in each case entered into in the ordinary course of business or approved by the board of directors of such Group Company;

(xi)           transactions involving the Company or any of its Subsidiaries on the one hand, and the Sponsor or any of their Affiliates, on the other hand, in connection with (A) the Acquisition and transactions related thereto, (B) the ABL Credit Agreement, this Agreement and any amendment, modification, supplement, extension, refinancing, replacement, work-out, restructuring and other transactions related to any of the foregoing, or (C) except as provided in clauses (i) and (ii) above, any management, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services, that are approved by a majority of the disinterested directors of the board of directors of the Company;

(xii)          loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries or otherwise approved by the board of directors of the Company, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time;

(xiii)         transactions pursuant to the Stockholders’ Agreement and the Tax Sharing Agreement referred to in Section 7.07(v); and

(xiv)        other transactions which are entered into in good faith by the Company or any of its Subsidiaries on terms and conditions at least as favorable to such Person as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party.  None of Holdings or any of its Subsidiaries will enter into any management, consulting or similar agreement or arrangement with, or otherwise pay any professional, consulting, management or similar fees to or for the benefit of, the Sponsor, or any successor or transferee of any of the foregoing, except for payments pursuant to the Management Agreement permitted under clause (i), (ii) or (ix)above.

Notwithstanding the foregoing, none of Holdings or any of its Subsidiaries will enter into any management, consulting or similar agreement or arrangement (other than the Management Agreement) with, or otherwise pay any professional, consulting, management or similar fees to or for the benefit of, the Sponsor Group or its successors or transferees, except for payments pursuant to the Management Agreement permitted under clause (i) and (ii) above.

Section 7.10  Fiscal Year; Organizational and Other Documents.  None of the Group Companies will (i) change its fiscal year or (ii) enter into any amendment, modification or waiver that is adverse in any material respect to the Lenders to its articles or certificate of incorporation, bylaws (or analogous organizational documents) or any agreement entered into by it with respect to its Equity Interests (including the Stockholders’ Agreement), in each case as in effect on the Closing Date.  The Company will cause the Group Companies to promptly provide the Lenders with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date.

Section 7.11  Restrictions with Respect to Intercorporate Transfers.  None of the Group Companies will create or otherwise cause or permit to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary of the Company to (A) make Restricted Payments or pay any Indebtedness owed to the Company or any Subsidiary of the Company, (B) pay Indebtedness or other obligations owed to any Loan Party, (C) make loans or advances to the Company or any Subsidiary of the Company, (D) transfer any of its properties or assets to the Company or any Subsidiary of the Company or (E) act as a Co-Borrower or a Subsidiary Guarantor and pledge its assets pursuant to the Term Loan Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (ii) the ability of Holdings or any Subsidiary of Holdings to create, incur, assume or permit to exist any Lien upon its property or assets whether now owned or hereafter acquired to secure the Term Loan Obligations, except in each case for prohibitions or restrictions existing under or by reason of:

(i)            this Agreement and the other Term Loan Documents;

(ii)           applicable Law;

(iii)          restrictions contained in the (A) the Senior Subordinated Notes, the Exchange Notes and the Indenture relating thereto and the Existing Convertible Notes all as in effect on the date of this Agreement, and (B) the ABL Documents and, if such Indebtedness is renewed, extended or refinanced, restrictions in the agreements governing any Permitted Refinancing thereof;

(iv)          customary non-assignment provisions with respect to leases or licensing agreements entered into by the Company or any of its Subsidiaries, in each case entered into in the ordinary course of business and consistent with past practices;

(v)           any restriction or encumbrance with respect to any asset of the Company or any of its Subsidiaries or a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

(vi)          Liens permitted under Section 7.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

Section 7.12  Ownership of Subsidiaries; Limitations on Holdings and the Borrower.

(a)           Holdings will not (i) hold any assets other than the Equity Interests of the Company, (ii) have any material liabilities other than (A) liabilities under the Term Loan Documents, the ABL Credit Agreement, the Senior Subordinated Notes and the Exchange Notes and other Indebtedness permitted to be incurred under clause (b) of the definition of “Permitted Indebtedness” and (B) tax liabilities in the ordinary course of business or (iii) engage in any business or activity other than (A) owning the common stock of the Company (including purchasing additional shares of common stock after the Closing Date) and activities incidental or related thereto or to the maintenance of the corporate existence of Holdings or compliance with applicable Law, (B) acting as a Guarantor under the Guaranty and pledging its assets to the Collateral Agent, for the benefit of the Finance Parties, pursuant to the Collateral Documents to which it is a party, (C) acting as a guarantor in respect of the Indebtedness arising under the Senior Subordinated Note Indenture and the Senior Subordinated Notes, (D) acting as a guarantor in respect of the Indebtedness arising under the ABL Credit Agreement and the ABL Documents, and (E) issuing its own common stock in any Qualifying Equity Issuance.

(b)           Holdings and the Company will not (i) permit any Person (other than the Company, any Co-Borrower or any Wholly-Owned Subsidiary Guarantor) to own any Equity Interest of any Subsidiary of the Company, (ii) permit any Subsidiary of the Company to issue Equity Interests to any Person, except (A) the Company, a Co-Borrower or any Wholly-Owned Subsidiary Guarantor or (B) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (iii) permit the Company or any Subsidiary of the Company to issue any shares of Preferred Stock.

(c)           Holdings and the Company will not permit any Person other than Holdings to hold any Equity Interests or Equity Equivalents of the Company or any Person other than the Company, and Wholly-Owned Domestic Subsidiary of the Company and DRI I to hold any Equity Interests of Equity Equivalents of Duane Reade.

Section 7.13  Sale and Leaseback Transactions.  No Group Company will, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any

Sale/Leaseback Transaction other than Sale/Leaseback Transactions entered into after the Closing Date by the Company or its Subsidiaries in respect of up to 25% (in number) in the aggregate of the total number of retail stores owned by the Company and its Subsidiaries, taken as a whole, at the Closing Date; provided that (A) after giving effect on a Pro-Forma Basis to such transaction, such Group Company shall be in compliance with all other provisions of this Agreement, (B) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property (as determined by the Board of Directors, whose determination shall be conclusive if made in good faith) and (C) the Net Cash Proceeds are applied to prepay the Loans as required by Section 2.09(b)(iii).

Section 7.14  Impairment of Security Interests.  None of the Group Companies will (i) take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Collateral Agent with respect to the Collateral or (ii) grant to any Person (other than the Collateral Agent pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

Section 7.15  No Other “Designated Senior Indebtedness”.  None of Holdings or any Borrower shall designate, or permit the designation of, any Indebtedness (other than under this Agreement, the other Finance Documents, or ABL Documents or the Existing Convertible Notes) as “Designated Senior Indebtedness” or any other similar term for the purpose of the definition of the same of the subordination provisions contained in the Senior Subordinated Note Indenture, or any indenture governing any other Subordination Indebtedness.

Section 7.16  Financial Covenants.

(a)           Leverage Ratio.  As of the close of business on any day on and after the Closing Date, the Leverage Ratio at such date will not be greater than the ratio set forth below opposite the period during which such date occurs:

Period	Ratio
Closing Date through 09/30/2004	6.50 to 1.0
10/01/2004 through 12/31/2005	6.25 to 1.0
01/01/2006 through 12/31/2006	5.75 to 1.0
01/01/2007 through 12/31/2007	5.00 to 1.0
01/01/2008 through 12/31/2008	4.50 to 1.0
Thereafter	4.00 to 1.0

(b)           Interest Coverage Ratio.  The Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings, in each case taken as a single accounting period, will not be less than (i) 2.00 to 1.00 for each fiscal quarter in the period commencing with the fiscal quarter ending on or about September 30, 2004 and ending with the fiscal quarter ending on or about December 31, 2006 and (ii) 2.25 to 1.00 for each fiscal quarter thereafter.

Section 7.17  Independence of Covenants.  All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

ARTICLE VIII
DEFAULTS

Section 8.01  Events of Default.  An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):

(a)           Payment.  Any Loan Party shall:

(i)            default in the payment when due (whether by scheduled maturity, acceleration or otherwise) of any principal of any of the Loans; or

(ii)           default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Term Loan Documents or in connection herewith.

(b)           Representations.  Any representation, warranty or statement made or deemed to be made by any Loan Party herein, in any of the other Term Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

(c)           Covenants.  Any Loan Party shall:

(i)            default in the due performance or observance of any term, covenant or agreement contained in Section 6.10, 6.11, 6.12, 6.14, 6.15, 6.16 or Article VII;

(ii)           default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01, 6.02 or 6.03 and such default shall continue unremedied for a period of ten Business Days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent; or

(iii)          default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b) or (c)(i) or (ii) of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent.

(d)           Other Term Loan Documents.  (i) Any Loan Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Term Loan Documents and such default shall continue unremedied for a period of 30 days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) except pursuant to the terms thereof, any Term Loan Document shall fail to be in full force and effect or any Loan Party shall so assert or (iii) except pursuant to the terms thereof, any Term Loan Document shall fail to give the Administrative Agent, the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

(e)           Default Under Other Indebtedness.

(i)            any Group Company (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of any Indebtedness or Guaranty Obligation (other than in respect of (x) Indebtedness outstanding under the Term Loan Documents and (y) Swap Agreements) under or in respect of the ABL Credit Agreement, the Bridge Notes, the Senior Subordinated Notes or any other Indebtedness or Guaranty Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness or Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), without or without the giving or notice or lapse of time or both, to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable, or cash collateral in respect thereof to be demanded or (C) shall be required by the terms of such Indebtedness or Guaranty Obligation to offer to prepay or repurchase such Indebtedness or the primary Indebtedness underlying such Guaranty Obligation (or any portion thereof) prior to the stated maturity thereof as a result of a breach by such Group Company of, or a default under, the documents or instruments governing such Indebtedness or Guaranty Obligation; or

(ii)           there occurs under any Swap Agreement or Swap Obligation an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which any Group Company is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) as to which any Group Company is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by a Group Company as a result thereof is greater than the Threshold Amount.

(f)            Insolvency Events.  (i) Any Group Company (other than a Subsidiary which is not a Significant Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (ii) an involuntary case or other proceeding shall be commenced against any Group Company (other than a Subsidiary which is not a Significant Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or any order for relief shall be entered against any Group Company (other than a Subsidiary which is not a Significant Subsidiary) under the federal bankruptcy laws as now or hereafter in effect.

(g)           Judgments.  (i) One or more judgments, orders, decrees or arbitration awards is entered against any Group Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, in excess of the Threshold Amount, and the same shall not have been discharged, vacated or stayed pending appeal within 30 days after the entry thereof, or (ii) any non-monetary judgment, order or decree is entered against any Group Company which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(h)           ERISA.  (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Group Company or any ERISA Affiliate that could reasonably be expected to have a Material Adverse Effect, or (ii) there shall exist an amount of Unfunded Liabilities, individually or in the aggregate, for all Plans (excluding for purposes of such computation any Plans with respect to which assets exceed benefit liabilities) that could reasonably be expected to have a Material Adverse Effect.

(i)            Guaranties.  The Guaranty given by any Loan Parties or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor’s obligations under such Guaranty.

(j)            Impairment of Collateral.  Any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted by any Group Company not to be, a valid, perfected, first or second priority, as applicable (except as otherwise expressly provided in such Collateral Document) security interest in the securities, assets or properties covered thereby, other than in respect of assets and properties which, individually and in the aggregate, are not material to the Group Companies taken as a whole or in respect of which the failure of the security interests in respect thereof to be valid, perfected first or second priority, as applicable, security interests will not in the reasonable judgment of the Administrative Agent or the Required Lenders have a Material Adverse Effect on the rights and benefits of the Lenders under the Term Loan Documents taken as a whole.

(k)           Subordinated Indebtedness.  (i) Any Governmental Authority with applicable jurisdiction determines that the Lenders are not holders of Designated Senior Indebtedness (as defined in the Senior Subordinated Note Indenture) or (ii) the subordination provisions creating the Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Indebtedness.

Section 8.02  Acceleration; Remedies.  Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required pursuant to Section 10.01), the Administrative Agent (or the Collateral Agent, as applicable) shall, upon the request and direction of such Lenders, by written notice to the Company, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Loan Parties except as otherwise specifically provided for herein.

(a)           Acceleration of Loans.  Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by a Loan Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

(b)           Enforcement of Rights.  Subject to the Intercreditor Agreement, enforce any and all rights and interests created and existing under the Term Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(f) shall occur, then all Loans, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Term Loan Documents shall immediately become due and payable without the giving of any notice or other action by the

Administrative Agent or the Lenders, which notice or other action is expressly waived by the Loan Parties.

Notwithstanding the fact that enforcement powers reside with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Term Loan Document shall have been breached by any Loan Party and such breach constitutes an Event of Default, then the Administrative Agent may, subject to the Intercreditor Agreement, proceed to protect and enforce the Lenders’ rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Term Loan Document.  Without limitation of the foregoing, the Borrowers agree that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof.  The Administrative Agent acting pursuant to this paragraph shall be indemnified by the Borrowers on a joint and several basis against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 10.05.

Section 8.03  Allocation of Payments After Event of Default.

(a)           Priority of Distributions.  Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of its Finance Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Sections 2.08(b) and 2.13, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Finance Party on account of amounts outstanding under any of the Finance Documents or in respect of the Collateral shall, subject to the Intercreditor Agreement, be paid over or delivered as follows:

FIRST, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent or the Collateral Agent in its capacity as such in connection with enforcing the rights of the Finance Parties under the Finance Documents, including all expenses of sale or other realization of or in respect of the Collateral, including reasonable compensation to the agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of (i) each of the Lenders in connection with enforcing its rights under the Finance Documents or otherwise with respect to the Term Loan Obligations owing to such Lender and (ii) each Swap Creditor in connection with enforcing any of its rights under the Swap Agreements or otherwise with respect to the Swap Obligations owing to such Swap Creditor;

FOURTH, to the payment of all of the Term Loan Obligations consisting of accrued fees and interest;

FIFTH, except as set forth in clauses FIRST through FOURTH above, to the payment of the outstanding Term Loan Obligations and Swap Obligations owing to any Finance Party, Pro-Rata, as set forth below, with (i) an amount equal to the Term Loan Obligations being paid to the Collateral Agent (in the case of Term Loan Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Term Loan Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Term Loan Obligations, or, if the proceeds are insufficient to pay in full all Term Loan Obligations, its Pro-Rata Share of the amount remaining to be distributed, and (ii) an amount equal to the Swap Obligations being paid to the trustee, paying agent or other similar representative (each a “Representative”) for the Swap Creditors, with each Swap Creditor receiving an amount equal to the outstanding Swap Obligations owed to it by the Loan Parties or, if the proceeds are insufficient to pay in full all such Swap Obligations, its Pro-Rata Share of the amount remaining to be distributed; and

SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Finance Parties shall receive an amount equal to its Pro-Rata Share of amounts available to be applied pursuant to clauses ”THIRD” “FOURTH,” and “FIFTH” above.

(b)           Pro-Rata Treatment.  For purposes of this Section 8.03, “Pro-Rata Share” means, when calculating a Finance Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Finance Party’s Term Loan Obligations or Swap Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Term Loan Obligations or Swap Obligations, as the case may be.  When payments to the Finance Parties are based upon their respective Pro-Rata Shares, the amounts received by such Finance Parties hereunder shall be applied (for purposes of making determinations under this Section 8.03 only) (i) first, to their Term Loan Obligations and (ii) second, to their Swap Obligations.  If any payment to any Finance Party of its Pro-Rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Term Loan Obligations or Swap Obligations, as the case may be, of the other Finance Parties, with each Finance Party whose Term Loan Obligations or Swap Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Term Loan Obligations or Swap Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Term Loan Obligations or Swap Obligations, as the case may be, of all Finance Parties entitled to such distribution.

(c)           Reliance by Collateral Agent.  For purposes of applying payments received in accordance with this Section 8.03, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative, if any, for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Term Loan Obligations and Swap Obligations owed to the Agents,  the Lenders or the Swap Creditors, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Swap Creditor or any Representatives thereof) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.

ARTICLE IX
AGENCY PROVISIONS

Section 9.01  Appointment and Authorization of the Administrative Agent.

(a)           Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Term Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Term Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Term Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Term Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Term Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Without limiting the generality of Section 9.01(a), each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to sign the Intercreditor Agreement on behalf of such Lender and acknowledges and agrees that (i) Bank of America or an Affiliate thereof may (but is not required to) act as “Revolving Credit Agent” and “Term Loan Agent” under (and as such terms are defined in) the Intercreditor Agreement, (ii) such Lender will be bound by the terms of the Intercreditor Agreement as a “Term Loan Lender” and as a “Lender” thereunder, (iii) certain of the Collateral granted under the Collateral Documents will be subject to the prior Lien in favor of the “Revolving Credit Agent” as specified in the Intercreditor Agreement, and (iv) the Administrative Agent may exercise rights to purchase “Revolving Loan Debt” as contemplated by the Intercreditor Agreement (including, without limitation, designating “Designated Term Purchaser(s)” to purchase the “Revolving Loan Debt”) in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that no such request or consent shall require the Administrative Agent, any Lender or any other Person to purchase any portion of the “Revolving Loan Debt” as contemplated by the Intercreditor Agreement without the written consent of such Administrative Agent, Lender or other Person.

Section 9.02  Delegation of Duties.  The Administrative Agent may execute any of its duties hereunder or under the other Term Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.

Section 9.03  Exculpatory Provisions.  No Agent-Related Person shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection herewith or in connection with any of the other Term Loan Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any of the Loan Parties contained herein or in any of the other Term Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Term Loan Documents, or enforceability or sufficiency therefor of any of the other Term Loan Documents, or for any failure of any Loan Party to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Loan Parties or any Affiliate thereof.

Section 9.04  Reliance on Communications.

(a)           The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Term Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Term Loan Document in accordance with a request or consent of the Required Lenders (or such lesser or greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)           For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06  Credit Decision; Disclosure of Information by Administrative Agent; No Reliance on Arranger’s or Agents’ Customer Identification Program.

(a)           Independent Credit Decision.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Term Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(b)           US Patriot Act Customer Identification Programs.  Each Lender acknowledges and agrees that neither such Lender nor any of its Affiliates, participants or assignees may rely on any Joint Lead Arranger or any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program or other obligations required or imposed under or pursuant to the U.S. Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or agents, the Term Loan Documents or the transactions hereunder or contemplated hereby:  (i) any identification procedures; (ii) and recordkeeping; (iii) comparisons with government lists, (iv) customer notices; or (v) other procedures required under the CIP regulations or such other Laws.

Section 9.07  Indemnification.  Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of the Borrowers and the other Loan Parties to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all Indemnified Liabilities which may at any time (including without limitation at any time following payment in full of the Term Loan Obligations) be imposed on, incurred by or asserted against any Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Term Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers.  The agreements in this Section 9.07 shall survive the payment of the Term Loan Obligations and all other obligations and amounts payable hereunder and under the other Term Loan Documents and the resignation of the Administrative Agent.

Section 9.08  Administrative Agent in Its Individual Capacity.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

Section 9.09  Successor Agents.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, with the consent of the Borrowers at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above.  Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Person acting as such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor Administrative Agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of any other Lender.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 9.10  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Term Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(ii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Term Loan Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11  Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)            to release any Lien on any property granted to or held by the Administrative Agent under any Term Loan Document (A) upon termination of the Commitments and payment in full of all Term Loan Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Term Loan Document, (C) required to be released pursuant to the Intercreditor Agreement or (D) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(ii)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Term Loan Document (A) to the holder of any Lien on such property securing Indebtedness that is permitted by clauses (a)(i), (a)(v) and (a)(vi) of the definition of “Permitted Indebtedness” or (B) pursuant to the Intercreditor Agreement; and

(iii)          to release any Guarantor from its obligations under the Guaranty and the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

Section 9.12  Other Agents; Arrangers and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13  Agents’ Fees; Joint Lead Arranger Fee.  The Borrowers, jointly and severally shall pay to the Administrative Agent for its own account, to the Collateral Agent for its own account and to the Joint Lead Arrangers, in their capacity as Joint Lead Arrangers, for their own account, fees in the amounts and at the times previously agreed upon between Holdings and the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers, respectively, in each case with respect to this Agreement, the other Term Loan Documents and the transactions contemplated hereby and thereby.

ARTICLE X
MISCELLANEOUS

Section 10.01  Amendments, Etc.

(a)           Amendments Generally.  No amendment or waiver of any provision of this Agreement or any other Term Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and each Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) the Administrative Agent and the Company may, with the consent of the other (and without the consent of any Lender), amend, modify or supplement this Agreement and any other Term Loan Document to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Lender and (y) no such amendment, waiver or consent shall:

(i)            waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(ii)           extend or increase the Commitment of any Lender (or reinstate any Commitment theretofore terminated pursuant here) without the written consent of such Lender;

(iii)          postpone any date fixed by this Agreement or any other Term Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Term Loan Document without the written consent of each Lender directly affected thereby;

(iv)          reduce or forgive the principal of, or the rate of interest specified herein on or any prepayment premium under Section 2.08(a) or any Change of Control Prepayment Premium applicable to, any Loan, or (subject to subsection (b) below) any fees or other amounts payable hereunder or under any other Term Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend any default rate of interest provided for herein or to waive any obligation of any Borrower to pay interest at a default rate;

(v)           change Section 2.11, Section 2.12 or Section 8.03 in a manner that would alter the pro-rata sharing of payments required thereby without the written consent of each Lender;

(vi)          change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vii)         release any Borrower or any Material Loan Party from its or their obligations under the Term Loan Documents without the written consent of each Lender (provided that the Administrative Agent may, without the consent of any other Lender, release any Guarantor that is sold or transferred in compliance with Section 7.05);

(viii)        release all or substantially all of the Collateral securing the Term Loan Obligations hereunder without the written consent of each Lender (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Loan Party in compliance with Section 7.05 or as provided in the Intercreditor Agreement);

(ix)           effect any waiver, amendment or modification of Section 7.08(a) with respect to the subordination provisions of any Indebtedness, without the prior written consent of each Lender; or

(x)            require any Lender to purchase any portion of the loans outstanding under the ABL Credit Agreement as contemplated by the Intercreditor Agreement without the written consent of such Lender.

(b)           Fee Letter Amendment; Defaulting Lenders.  Notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(c)           Payment Blockage Notices — Senior Subordinated Notes.  Notwithstanding the above, the right to deliver a Payment Blockage Notice (as defined in the Senior Subordinated Note Indenture), shall reside solely with the Administrative Agent, and the Administrative Agent shall deliver such Payment Blockage Notice, only upon the direction of the Required Lenders.

(d)           Proceedings Under Debtor Relief Laws.  Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (ii) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 10.02  Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or

(subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Company or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;

(ii)           if to any other Co-Borrower, to the address, facsimile number, electronic mail address or telephone number specified for such Person in the applicable Co-Borrower agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to other parties; and

(iii)          if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company or the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person.  In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Term Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to requirements of Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Limited Use of Electronic Mail.  Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.01, and to distribute Term Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d)           Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall, jointly and severally,  indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower.  All telephonic notices to and other communications with the Administrative

Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03  No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04  Attorney Costs, Expenses and Taxes.  The Borrowers, jointly and severally, agree (i) to pay or reimburse the Joint Lead Arrangers and the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Term Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Term Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Term Loan Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor.  The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all Term Loan Obligations.

Section 10.05  Indemnification.  Whether or not the transactions contemplated hereby are consummated, the Borrowers, jointly and severally, shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, attorneys-in-fact, trustees and advisors and their respective successors and assigns (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Term Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or the use or proposed use of the proceeds therefrom, (iii) the Transactions, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Term Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Term Loan Obligations.

Section 10.06  Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 10.07  Successors and Assigns.

(a)           Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and its Notes; provided, however, that:

(i)            except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to any such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld, delayed or conditioned);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)          any assignment of a Commitment must be approved by the Administrative Agent unless the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)          the parties to such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in the form of Exhibit C (which shall state that such assignment is subject to the terms of the Intercreditor Agreement and that the assignee is entitled to all of the benefits of, and is subject to all of the obligations under, the Intercreditor Agreement), together with a processing and recordation fee of $3,500 (except, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing fee shall be payable for such assignments), payable, subject to Section 2.09, as agreed between the assigning Lender and the assignee;

(v)           if applicable, the assignee shall deliver to the Administrative Agent the information referred to in Section 10.19(b); and

(vi)          if applicable, the assignor shall deliver any Note subject to such assignment to the Borrowers for cancellation.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrowers (at their expense) shall execute and deliver a Note or Notes to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  The Register shall be available for inspection by the Borrowers, at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent or a material or other substantive change to the Term Loan Documents is pending, (i) any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register and (ii) upon request of the Administrative Agent and receipt of a list of the names of each Person named as a Lender in the then current Register, the Borrowers and Holdings will identify to the Administrative Agent each such Lender which is an Affiliate of either Borrower or Holdings.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any Subsidiary of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)           Limitation on Certain Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.15 as though it were a Lender.

(f)            Other Assignments.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Certain Definitions.  As used herein, the following terms have the following meanings:

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction, (y) the assignment is being made to such person by an Agent on or prior to the Primary Syndication Date or (z) an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 10.07(b), the Company (each such approval not to be unreasonably withheld or delayed and any such approval required of the Company to be deemed given by the Company if no objection from the Company is received by the assigning Lender and the Administrative Agent within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Company); provided, however, that none of Holdings and its Subsidiaries shall qualify as Eligible Assignees; and provided, further, that no Person shall be an Eligible Assignee if such Person appears on the list of Specially Designated Nationals and Blocked Persons prepared by the U.S. Treasury Department’s Office of Foreign Assets Control or the purchase by such Person of an assignment or the performance by any Agent of its duties under the Term Loan Documents with respect to such Person violates or would violate any Anti-Terrorism Law.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Section 10.08  Confidentiality and Disclosure.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or under any other Term Loan Document or any action or proceeding relating to this Agreement or any other Term Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower.  For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than (i) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party and (ii) Borrower Materials marked “PUBLIC” in accordance with Section 6.02.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding the foregoing, any Agent and any Lender may subject to obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

Section 10.09  Set-off.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Loan Party against obligations and liabilities of such Loan Party to the Lenders hereunder, under the Notes, under the other Term Loan Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.  The Loan Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans, Commitments hereunder pursuant to Section 2.01, 2.12 or 10.07(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Loan Party to the Lender.

Section 10.10  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be charged or contracted for, charged or otherwise received by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.10, shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such Lender shall have received such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of payment.

Section 10.11  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of an executed counterpart by facsimile shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered.

Section 10.12  Integration.  This Agreement, together with the other Term Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Term Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Term Loan Document shall not be deemed a conflict with this Agreement.  Each Term Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Term Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Term Loan Obligation shall remain unpaid or unsatisfied.

Section 10.14  Severability.  If any provision of this Agreement or the other Term Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Term Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15  Tax Forms.

(a)           Certain Provisions Pertinent to Foreign Lenders.

(i)            Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed and properly completed copies of whichever of the following forms is applicable: (A) Internal Revenue Service Form W-8BEN, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces to zero the rate of withholding on payments of interest; (B) Internal Revenue Service Form W-8ECI; (C) Internal Revenue Service Form W-8IMY (including all appropriate attachments); (D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-US Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or (E) any other form or certificate required by any taxing authority (including any certificate required by Section 871(h) of the Internal Revenue Code), certifying that such Foreign Lender is entitled to a complete exemption from tax on payments pursuant to this Agreement or any other Term Loan Document.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available complete exemption from, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) if any Borrower is required to pay any additional amount to or for the account of such Lender pursuant to Section 3.01 hereof, then such Lender will use reasonable efforts to change the jurisdiction of its Applicable Lending office if, in the judgment of such Lender, such change would (x) eliminate or reduce any such additional payment which may thereafter accrue, (y) not subject such Lender to any unreimbursed cost or expense and (z) not be otherwise disadvantageous to such Lender.

(ii)           Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Term Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii)          The Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Term Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrowers of their obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Term Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv)          The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Term Loan Documents with respect to which no Borrower is required to pay additional amounts under this Section 10.15(a).

(b)           Certain Provisions Pertinent to US Lenders.  Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9.  If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c)           Lender Indemnification.  If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Term Loan Obligations hereunder and the resignation of the Administrative Agent.

Section 10.16  Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.17  Governing Law; Submission to Jurisdiction.

(a)           THIS AGREEMENT AND THE OTHER TERM LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER TERM LOAN DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b)           Any legal action or proceeding with respect to this Agreement or any other Term Loan Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of Holdings and each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditional, the nonexclusive jurisdiction of such courts.  Each of Holdings and each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

(c)           Each of Holdings and each Borrower hereby consents to process being served in any such suit, action or proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Holdings’ or such Borrower’s address referred to in Section 10.02, as the case may be.  Each of Holdings and each Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.  Nothing in this Section 10.17 shall affect the right of any Lender to serve process in any manner permitted by law or limit the right of any Lender to bring proceedings against Holdings or any Borrower in the courts of any jurisdiction or jurisdictions.

Section 10.18  Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TERM LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TERM LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.19  USA Patriot Act Notice; Lenders’ Compliance Certification.

(a)           Notice to Borrowers.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and each Borrower that pursuant to the requirements of the US Patriot Act it is required to obtain, verify and record information that identifies each of Holdings and each Borrower, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each such Loan Party in accordance with the Act.

(b)           Lenders’ Certification.  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States or a State thereof (and is not excepted from the certification requirement contained in Section 313 of the U.S. Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking regulatory authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the U.S. Patriot Act and the applicable regulations thereunder:  (i) within 10 days after the Closing Date or, if later, the date such Lender, assignee or participant of a Lender becomes a Lender, assignee or participant of a Lender hereunder and (ii) at such other times as are required under the U.S. Patriot Act.

Section 10.20  Defaulting Lenders.  Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 10.03, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Term Loan Documents shall apply to such Defaulting Lender, except as provided in Section 2.03(d).

Section 10.21  Binding Effect.  This Agreement shall become effective at such time when it shall have been executed by Holdings, the Company, and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of Holdings, the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns; provided, however, unless the conditions set forth in Section 4.01 have been satisfied by the Loan Parties or waived by the Lenders on or before August 18, 2004, none of Holdings, the Borrowers, the Administrative Agent or the Lenders shall have any obligations under this Agreement.

Section 10.22  Conflict.  To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Term Loan Document, on the other hand, this Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DUANE READE HOLDINGS, INC.

By:	JOHN K. HENRY
Name: John K. Henry
Title: Senior Vice President and Chief Financial Officer

DUANE READE INC.

By:	MICHELLE D. BERGMAN
Name: Michelle D. Bergman
Title: Vice President and General Counsel

DUANE READE, a New York general partnership

By:	DUANE READE INC., General Partner

By:	MICHELLE D. BERGMAN
Name: Michelle D. Bergman
Title: Vice President and General Counsel

By:	DRI I INC., a General Partner

By:	MICHELLE D. BERGMAN
Name: Michelle D. Bergman
Title: Vice President and General Counsel

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	JAMES W. FORD
Name: James W. Ford
Title: Managing Director

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
as Syndication Agent

By:	JOSEPH ADIPIETRO
Name: Joseph Adipietro
Title: Director

By:	JOSHUA PARRISH
Name: Joshua Parrish
Title: Associate

CITICORP NORTH AMERICA INC.,
as Co-Documentation Agent

By:	JULIE PERSILY
Name: Julie Persily
Title: Managing Director and Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent

By:	JASON L. WEIGHTER
Name: Jason L. Weighter
Title: Vice President

BANC OF AMERICA BRIDGE LLC, as a Lender

By:	JAMES W. FORD
Name: James W. Ford
Title: Managing Director

SCHEDULE 1.01A

Consolidated EBITDA

1.             Consolidated EBITDA shall be calculated by making the following adjustments:

Normalized EBITDA Adjustments

($ in millions)

	LTM 6/04	LTM 9/04E	LTM 12/04E	LTM 3/05E	LTM 6/05E	LTM 9/05E	LTM 12/05E
Non-recurring/non-operational items:

Non-recurring professional fees(1)	$4.6	$4.2	$2.9	3.0	3.0	3.0	3.0
Blackout losses	1.3	—	—	—	—	—	—
Severance costs	.2	.2	.2	—	—	—	—
Shelf relabeling program cost	1.0	.5	.1	—	—	—	—

Implemented cost reductions:

Public company expenses	1.5	1.3	.9	—	—	—	—
Shelf relabeling cost savings	1.6	.5	—	—	—	—	—
Workforce Reduction	1.7	1.0	.3	—	—	—	—

Total non-recurring items	$11.9	$7.7	$4.4	$3.0	$3.0	$3.0	$3.0

2.             Non-recurring settlement costs in connection with the litigations described below to the extent deducted in determining Consolidated Net Income for the applicable period.

a.             Duane Reade Inc., Securities Litigation, U.S.D.C.  S.D.N.Y. Case No. 1:02 CV 6478 (NRB).  Class action suits on behalf of shareholders who purchased common stock between April 1, 2002 and July 24, 2002, inclusive, alleging violation of federal securities laws.  The complaint alleges that Duane Reade Inc. violated the federal securities laws by issuing materially false and misleading statements during the class period.  On December 1, 2003, the district judge granted Duane Reade Inc.’s motion to dismiss the plaintiffs’ action, with prejudice.  The plaintiffs have appealed the decision.

b.             Ansoumana v. Gristedes, U.S.D.C.  S.D.N.Y. Case No. 00-CV-0253 (ADH)(DFE).  Duane Reade Inc. is a defendant in a class action suit regarding alleged violations of the Fair Labor Standards Act as to a group of individuals who provided delivery services on a contract basis to Duane Reade Inc.  In December 2002, the judge in the action issued a partial

(1)  The adjustment to EBITDA in 2005 may only be made for non-recurring professional fees and expenses incurred during such period in connection with litigation relating to: (i) the WTC business interruption insurance policy number 144SP0390 issued by the St. Paul Fire and Marine Insurance Company, and (ii) the collective bargaining agreement with the Allied Trades Council (including any related claim involving Local 338).

summary judgment in favor of a subclass of the plaintiffs and against Duane Reade Inc.  In December 2003, Duane Reade settled the issue of the amount of liability to the plaintiffs without any admission of wrongdoing and in an amount consistent with Duane Reade’s previously established reserves.  The amount of attorney’s fees owed to the plaintiffs’ attorneys remains an open issue in the case.

c.             Disabled in Action of Metropolitan New York, Inc. v. Duane Reade, U.S.D.C. S.D.N.Y. Case No. 01-CV-4692 (WHP).  Duane Reade Inc. is the defendant in a suit for alleged violations of the Americans with Disabilities Act (“ADA”).  Settlement discussions are active.  However, it is likely at this stage that a portion of the case will be litigated as the parties have been unable to reach agreement as the requirements of the ADA with respect to two issues.

d.             Cardinal Health Litigation.  Duane Reade Inc. is involved in an ongoing dispute with Cardinal Health, a former supplier of pharmaceutical products.  Both parties have claims against the other involving, among other claims, breach of contract, promissory estoppel and unjust enrichment.  Duane Reade Inc. is seeking from Cardinal an unspecified amount of damages and punitive damages.  Cardinal is seeking approximately $18 million in damages plus attorney’s fees and interest.  Non-party discovery in the case has concluded and it is expected to go to trial some time in late 2004 or 2005.

e.             Irving Kroop, et al. v. Duane Reade, NY, NY et al., 00 Civ. 9841 et al.  Trustees of several union benefit funds have brought suit alleging that Duane Reade Inc. did not make certain required contributions to these funds from January 2000 through August 2001.  The plaintiffs have recently filed a motion seeking summary judgment of $2.29 million of claims for alleged understanding and related penalties and interest.  In addition, at various times, the plaintiffs have stated that they believe Duane Reade Inc. may owe additional amounts.  However, any additional amounts that the plaintiffs may claim are not known at this time.  Duane Reade has filed a motion opposing these claims.

f.              Allied Trades Council Dispute.  Duane Reade Inc. is party to an NLRB administrative proceeding regarding a dispute with the Allied Trades Council over whether a negotiating impasse was reached between Duane Reade Inc. and the union in 2001.  The Allied Trades Council represents employees in 139 Duane Reade stores and was party to a collective bargaining agreement that had an expiration date of August 31, 2001.  The bargaining over a new term for the collective bargaining agreement was not successful, and upon declaring impasses at different times, the company unilaterally made changes in certain terms and conditions of employment.  On February 18, 2004, an administrative law judge (ALJ) who had reviewed various matters related to this proceeding issued a decision and related recommendations, which concluded that the parties were not at impasse.  The remedies recommended by the ALJ included, among other things, a requirement that Duane Reade Inc. make its employees whole by reimbursing them for expenses ensuing from the company’s failure to make contributions to certain union funds and to make such funds whole, plus interest.  If this recommendation is adopted by the full NLRB and enforced by a circuit court of appeals, it could result in Duane Reade Inc. being required to contribute amounts that have yet to be determined into the union’s pension benefit, health and welfare and vacation funds.  Any potential required contributions resulting from a final judicial determination of this matter would potentially be subject to offset by a portion of the amounts that Duane Reade Inc. had paid for similar benefits provided to employees represented by the Allied Trades Council.  Because this is just the first phase of a long and complicated administrative process likely to be followed by a judicial review of the NLRB findings, the final outcome cannot be reliably determined at this time.  The ALJ’s recommendation is not a binding order and has no force and effect of law.  Rather, it is a

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recommendation to the full NLRB in Washington, D.C., which will conduct a review at some point in the future and decide to uphold, reject or modify the recommendation.  The full NLRB decision is also subject to judicial review by a circuit court of appeals and a compliance hearing before any financial remedy can be determined with specificity.  Duane Reade Inc. recorded a pre-tax charge of $12.6 million for the year ended December 27, 2003 and an additional pre-tax charge of $1.1 million in the quarter ended March 27, 2004.  These charges represent Duane Reade Inc.’s current best estimate of the loss that would result upon application of the ALJ’s recommendation.  Duane Reade Inc. notes that such charge is based upon the facts available to it at the time and such charges could be subject to significant modification in the future, upon review by the full NLRB, the Federal Circuit of Appeals and completion of a compliance hearing and any appeals relating to the outcome of that hearing.  These charges reflect the amount of contributions that Duane Reade Inc. did not make into the vacation benefit funds for the period from July 1, 2001 through March 27, 2004, and the amount of contributions that Duane Reade Inc. did not make into the pension and health and welfare funds from the August 31, 2001 expiration of the contract through March 27, 2004, with the combined amounts reduced by a portion of the benefits Duane Reade Inc. paid directly to or for the benefit of these employees over the same periods.  They also include an interest cost for these net contributions from the date they would have been paid until March 27, 2004.

g.             Item 1. on Schedule 5.06

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SCHEDULE 1.01B

Management Group

Management Group:

(a)           Anthony J. Cuti

(b)           Gary Charboneau

(c)           John Henry

(d)           Jerry Ray

(e)           Timothy LeBeau

SCHEDULE 1.01C

Fixed Charge Coverage Ratio

The “Fixed Charge Coverage Ratio” for any period shall mean the ratio of (i) Consolidated Earnings for such period to (ii) Consolidated Fixed Charges for such period, in each case after giving pro forma effect to, without duplication:

(i)              the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(ii)             the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(iii)          in the case of (A) Indebtedness of a Person whose Equity Interests or assets are acquired in a Permitted Business Acquisition which is acquired or assumed by the Borrower or a Subsidiary of the Borrower in such Permitted Business Acquisition in accordance with clause (vi) of the definition of “Permitted Indebtedness” or (B) any Permitted Business Acquisition occurring at the time of the incurrence of such Indebtedness, the related Permitted Business Acquisition, assuming such Permitted Business Acquisition had been consummated on the first day of such period;

(iv)          any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

(v)           all adjustments to “EBITDA” for such period used to calculate “Adjusted EBITDA” for such period that are disclosed in the “Summary Unaudited Pro Forma Financial Information and Statistical Data” section included in the final offering memorandum relating to the Senior Subordinated Notes; and

(vi)          Pro Forma Cost Savings;

provided that:

(i)            any such computation shall be set forth in an officer’s certificate duly executed by a Responsible Officer of the Company and delivered to the Administrative Agent prior to the consummation of the transaction giving rise to the need to perform such calculation;

(ii)           in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate; and

(iii)          in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average balance at the end of each calendar month of such Indebtedness during the applicable period.

Solely for purposes of this Schedule 1.01C, the following terms have the meanings set forth below.  All other capitalized terms defined in the Credit Agreement to which this Schedule 1.01C is attached and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

“Consolidated Earnings” means for any period the sum (without duplication) of:

(i)            Consolidated Net Income for such period; plus

(ii)           an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Non-cash Charges, (D) financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred as a result of any Equity Issuance or Debt Issuance permitted pursuant to the Agreement, (E) restructuring costs and acquisition integration costs and fees, including cash severance payments made in connection with restructurings and acquisitions, or other types of special charges or reserves, (F) Permitted Management Fees paid in accordance with Section 7.09(i) of the Agreement, (G) deferred rental expense for such period which is in excess of the amount of cash rental expense actually paid during such period, (H) non-cash charges or expenses relating to recording inventory on a LIFO basis, (I) so long as the Company and its Consolidated Subsidiaries file a consolidated tax return, or are part of a consolidated group for tax purposes, with Holdings or any other holding company, the excess of (x) the Consolidated Income Tax Expense of the Company and its Consolidated Subsidiaries for such period over (y) all tax payments payable in cash for such period (whether paid in such period or at any time prior to such period) by the Company and its Consolidated Subsidiaries to Holdings or such other holding company under a tax sharing agreement or arrangement, all determined in accordance with GAAP and (J) non-recurring losses; minus

(iii)          the sum of (A) the aggregate amount of all deferred rental expense which was deducted in the determination of Consolidated Earnings in any prior period pursuant to clause (ii)(G) above and with respect to which cash payments were made during the relevant period of determination plus (B) the aggregate amount of all non-cash charges or expenses relating to recording inventory on a LIFO basis which were deducted in the determination of Consolidated Earnings in any prior period pursuant to clause (ii)(H) above and with respect to which cash payments were made during the relevant period of determination plus (C) the aggregate amount of all Consolidated Income Tax Expense which was deducted in the determination of Consolidated Earnings in any prior period pursuant to clause (ii)(I) above and with respect to which cash payments were made during the relevant period of determination plus (D) the aggregate amount of all other cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in the determination of Consolidated Earnings for any prior period plus (E) all non-cash items increasing Consolidated Net Income for such period.

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“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (i) Consolidated Interest Expense for such period plus (ii) the aggregate amount of all cash and non-cash dividends (other than those paid in the form of Equity Interests (other than Debt Equivalents)) paid on any Debt Equivalents or Preferred Stock of the Company and its Consolidated Subsidiaries during such period.

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the sum (without duplication) of:  (i) the total interest expense of the Company and its Consolidated Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of Swap Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the Company and its Consolidated Subsidiaries), determined on a consolidated basis for such period; provided that (A) any interest on Indebtedness of another Person that is guaranteed by the Company or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Company or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included to the extent (but only to the extent) actually paid by the Company or its Consolidated Subsidiaries and (B) dividend requirements of the Company and its Consolidated Subsidiaries during such period with respect to Debt Equivalents and of any Consolidated Subsidiary of the Company with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Equity Interests (other than Debt Equivalents) of the Company or such Consolidated Subsidiary, as the case may be) shall be included, minus (ii) the total interest income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period in accordance with GAAP, minus (iii) in each case to the extent included in consolidated interest expense for such period in accordance with GAAP, (A) the amortization during such period of capitalized financing costs, (B) any charges during such period resulting from the application of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” with respect to Equity Interests and (C) any charges during such period resulting from the application of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”.

“Consolidated Net Income” means, for any period, the net income (or net loss) after taxes of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income for any period (without duplication):

(i)            all extraordinary or nonrecurring gains (or extraordinary losses or nonrecurring, non-cash losses), together with any related provision for taxes on any such extraordinary or nonrecurring gain (and the tax effect of any such extraordinary loss or nonrecurring, non-cash loss), realized by the Company or any of its Consolidated Subsidiaries during such period;

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(ii)           the income (or loss) of any Person in which any other Person (other than the Company or any of its Wholly-Owned Consolidated Subsidiaries) has an ownership interest and which is not a Consolidated Subsidiary of the Company, except to the extent that any such income is actually distributed in cash to the Company or such Wholly-Owned Consolidated Subsidiary during such period;

(iii)          the income of any Subsidiary of the Company (other than a Loan Party) to the extent that the declaration or payment of Restricted Payments or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

(iv)          any non-cash income or non-cash loss for such period attributable to the application of the purchase method of accounting in accordance with GAAP;

(v)           any gain or loss realized during such period upon the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination);

(vi)          any gain or loss realized during such period in respect of Asset Dispositions other than in the ordinary course of business (including, without limitation, Asset Dispositions pursuant to Sale/Leaseback Transactions), together with any related provision for taxes on any such Asset Disposition (or the tax effect of any such Asset Disposition);

(vii)         any income for such period arising as a result of the restoration of any contingency reserve, except to the extent the original provision for such reserve was made after the Closing Date;

(viii)        any gain or loss arising from the acquisition of any securities during such period or the extinguishment, under GAAP, during such period of any Indebtedness of the Company or its Consolidated Subsidiaries;

(ix)           any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred during such period as a result of the Transaction;

(x)            all deferred financing costs amortized or written off, and premiums and prepayment penalties paid, in each case during such period in connection with (A) the Transaction or (B) the refinancing of any Equity Interests (other than Debt Equivalents);

(xi)           any charges during such period resulting from the application of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” or No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”;

(xii)          unrealized gains and losses associated with Swap Agreements;

(xiii)         non-cash compensation charges or other non-cash expenses or charges for such period arising from the grant of or issuance or repricing of Equity Interests or any amendment or substitution of any such Equity Interests; and

(xiv)        the cumulative effect of a change in accounting principles.

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“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and write-downs, write-offs and other non-cash charges of the Company and its Consolidated Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (excluding any such non-cash charge to the extent that it represents an accrual of, or a reserve for, cash charges or expenses in any future period).

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person under Swap Agreements, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends or similar distributions of other Persons, to the extent the payment of such Indebtedness or dividends or similar distributions is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranty Obligations of such Person in respect of Indebtedness of any other Person, (viii) all Debt Equivalents issued by such Person, and (ix) all Preferred Stock of any Subsidiary of the Company.  The amount of any Indebtedness outstanding as of any date will be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.  Notwithstanding the foregoing, Indebtedness shall not include:  (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business; (ii) obligations of such Person other than principal; or (iii) any liability for federal, state or local taxes or other taxes or by such Person.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs that occurred during such period that are (i) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (ii) implemented, committed to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (i) and (ii), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs.

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SCHEDULE 1.01D

ABL Priority Collateral

All of the following property and interests in property of the Loan Parties, whether now owned or existing, or hereafter created, acquired or arising and wherever located:

(a)           All Accounts;

(b)           All Inventory;

(c)           All Chattel Paper, Instruments and Documents;

(d)                                 All Payment Intangibles constituting proceeds of other ABL Priority Collateral;

(e)                                  All prescription files, and all books, records, electronically stored data and information relating to the prescription files and all rights of access to such books, records and information;

(f)                                    All tax refunds and abatements, and rights to payment for credit extended;

(g)                                 All Deposit Accounts;

(h)                                 All Letter of Credit Rights and Supporting Obligations relating to ABL Priority Collateral;

(i)                                     All books and records of the Loan Parties relating to any other foregoing; and

(j)                                     All products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies to the extent such proceeds relate to any of the foregoing.

All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Uniform Commercial Code as in effect from time to time in the State of New York.

SCHEDULE 2.01

Lenders and Commitments

Lender	Commitment Amount	Commitment Percentage	Commitment Date

Banc of America Bridge LLC	$155,000,000.00	100.0000%	July 30, 2004

Totals	$155,000,000.00	100.0000%

SCHEDULE 5.03

Required Consents, Authorizations, Notices and Filings

1.                                       The New Jersey Board of Pharmacy requires the submission of a “Transfer of Ownership Application” for each store located in New Jersey on or before the DRI Merger.  The New York Board of Pharmacy must be notified within thirty (30) days of the closing of the DRI Merger.  Since the federal identification numbers, directors and officers of the entities that possess the pharmacy licenses and the Medicare and Medicaid provider agreements will not change at the closing of the DRI Merger, no other approvals or notices to the New York and New Jersey Boards of Pharmacy or to the applicable Medicare or Medicaid intermediaries, carriers and agencies must be made as a result of the closing of the DRI Merger.

2.                                       If there is a subsequent foreclosure of the assets or equity of the Company or of Duane Reade or if there is a change of the federal identification numbers of the entities that possess the New York or New Jersey pharmacy licenses, the Drug Enforcement Agency registrations or the Medicare or Medicaid provider numbers and agreements, then new pharmacy licenses will be required to operate the pharmacies, new DEA registrations will be required and new Medicare and/or Medicaid provider agreements and numbers will be required.  This will require the filing of the appropriate applications with the applicable federal and state regulatory authorities.  In addition, if there is a change of the officers, directors or principal shareholders of an entity that possesses a New York pharmacy license, the New York Board of Pharmacy must be notified within thirty (30) days of the change.  If there is a change of 5% or more of the directors of an entity that possesses a New York Medicaid provider number or agreement, then the New York Medicaid agency requires a change of ownership application.  The New Jersey and New York Medicare intermediary/carrier requires notice if any individual listed as an authorized individual of the Form 855B changes.  In addition, if there is a change in the individual listed as the power of attorney for a pharmacy for the purposes of the Drug Enforcement Agency registration, then the Drug Enforcement Agency must be notified immediately of the change.

3.                                       See Section 5.02(iii)(B) of the Credit Agreement.

SCHEDULE 5.06

Litigation

1.             Litigation Relating to the DRI Merger.  Duane Reade Inc. is aware of six purported class action complaints challenging the DRI Merger that have been filed in the Court of Chancery of the State of Delaware (the “Delaware Complaints”), and three purported class action complaints that have been filed in the Supreme Court of the State of New York (the “New York Complaints”).  Two of the New York Complaints have been voluntarily dismissed without prejudice.  Both the Delaware Complaints and the New York Complaints named Mr. Anthony Cuti and certain other members of the board of directors of Duane Reade Inc., certain executive officers and Duane Reade Inc. as defendants.  Four of the Delaware Complaints name Oak Hill Capital Partners, L.P. as a defendant.  One of the dismissed New York Complaints named Oak Hill Capital Partners, L.P. as a defendant.  The Delaware Complaints were consolidated on January 28, 2004, and on April 8, 2004 the plaintiffs in the Delaware actions filed a consolidated class action complaint.  The consolidated complaint alleges that defendants failed to disclose material information in the preliminary proxy statement, which was filed with the SEC on March 19, 2004.

Plaintiffs seek, among other things, an order that the complaints are properly maintainable as a class action, a declaration that defendants have breached their fiduciary duties and other duties, injunctive relief, an unspecified amount of monetary damages, attorneys’ fees, costs and expenses and any such other and further relief as the court may deem just and proper.  Duane Reade Inc. has received a letter, dated June 14, 2004, from co-lead counsel for the plaintiffs in the stockholder litigation relating to the transaction expressing “substantial concern” over Oak Hill’s proposal, which was announced in a press release on June 14, 2004, to reduce the per share price set forth in the original merger agreement from $17.00 to $16.00.

SCHEDULE 5.12

ERISA Matters

Schedule 5.12(c) – ERISA Events

1.                                            Executive Life Program Split Dollar Agreement between Anthony J. Cuti and Duane Reade, Inc., dated January 25, 2002.

2.                                            Futurity Corporate VUL Allocation Form Sun Life Assurance Company of Canada (U.S.), insuring John K. Henry.

3.                                            Split Dollar Life Insurance Policies covering Messrs. Cuti, Charboneau, Henry & Ray.

4.                                            Post-retirement medical for Mr. Cuti and his spouse pursuant to the terms of Mr. Cuti’s employment agreement which are limited to a cost of $50,000 per year.

Schedule 5.12(d) – Multiemployer Plan

                The Company has ceased making contributions to the UMFPP, the Union Mutual Medical Fund and the Union Mutual Vacation Fund with respect to its employees covered by the Allied Trade Council Bargaining Unit.

Schedule 5.12(f) – Welfare Plan

1.                                     Post-retirement medical for Mr. Cuti and his spouse pursuant to the terms of his employment agreement which are limited to a cost of $50,000 per year.

2.                                     Futurity Corporate VUL Allocation Form Sun Life Assurance Company of Canada (U.S.), insuring John K. Henry.

3.                                     Split Dollar Life Insurance Policies covering Messrs. Cuti, Charboneau, Henry and Ray.

4.                                     Executive Life Program Split Dollar Agreement between Anthony J. Cuti and Duane Reade, Inc., dated January 25, 2002.

SCHEDULE 5.13

Subsidiaries

Name of Subsidiary	Jurisdiction of Organization	Number of Authorized Shares of each Class of Equity Interests	Number of outstanding Shares of each Class of Equity Interests	Number and Percentage of Outstanding Shares of each Class of Equity Interests Owned by any Person		Number and Effect, if exercised, of all Equity Equivalents of Subsidiary

Duane Reade Inc.	Duane Reade Holdings, Inc.	Delaware	100 Common Shares	100/100%
DRI I Inc.	Duane Reade Inc.	Delaware	1,000 Common Shares	1,000/100%		None
Duane Reade International, Inc.	Duane Reade Inc.	Delaware	1,000 Common Shares	1,000/100%		None
Duane Reade Realty, Inc.	Duane Reade Inc.	Delaware	1,000 Common Shares	1,000/100%		None
Duane Reade	Duane Reade Inc.	New York	N/A	- 990/99%	(Duane Reade Inc.)	None
	DRI I Inc.			- 10/1%	(DRI I Inc.)

SCHEDULE 5.17

Intellectual Property

None.

SCHEDULE 5.22

Ownership of Duane Reade, Inc.

1.                                          Stockholders and Registration Agreement, dated as of July 30, 2004, by and among Holdings, DR Shareholders, LLC and certain members of the management of the Company, as amended, restated or modified from time to time

2.                                       Preemptive Rights Agreement, dated as July 30, 2004, by and among Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., OHCP DR Co-Investors, LLC, Duane Reade Shareholders, LLC, Duane Reade Holdings, Inc., Duane Reade Inc., Anthony J. Cuti and certain other members of the management of Duane Reade Inc. listed on Schedule 1 thereto

SCHEDULE 7.01

Existing Indebtedness

1.             ABL Credit Agreement

2.                                       Capital Lease between Duane Reade Inc. and IBM Credit Corporation, dated March 22, 2002

3.                                       Existing Convertible Notes

SCHEDULE 7.02

Existing Liens

Filing	Secured Party Name	Debtor Name	Filing Jurisdiction	Record Date	File #	Related UCC-1 File #	Description
UCC1	Fleet Retail Finance Inc., as Collateral Agent	Duane Reade Realty, Inc.	DE SoS	07/17/03	31831315	—	Blanket
UCC3	Fleet Retail Finance Inc., as Collateral Agent	Duane Reade Realty, Inc.	DE SoS	07/29/03	31960130	31831315	Amendment-restated collateral description excluding “Excluded Collateral” which are various insurance policies
UCC1	Fleet Retail Finance Inc., as Collateral Agent	Duane Reade International, Inc.	DE SoS	07/17/03	31831331	—	Blanket
UCC3	Fleet Retail Finance Inc., as Collateral Agent	Duane Reade International, Inc.	DE SoS	07/29/03	31950164	31831331	Amendment-restated collateral description excluding “Excluded Collateral” which are various insurance policies
UCC1	Matrix Funding Corporation	Rock Bottom Stores, Inc.	NY SoS	07/07/97	139656	—	IBM Point of Sale equipment-Funding Agreement 10/14/96
UCC3	Matrix Funding Corporation	Rock Bottom Stores, Inc.	NY SoS	11/24/97	242625	139656	Amendment-Property described in original filing deleted and new description provided
UCC3	Matrix Funding Corporation	Rock Bottom Stores, Inc.	NY SoS	11/26/97	244505	139656	Assignment to Lyon Credit Corporation

1

UCC3	Lyon Credit Corporation	Rock Bottom Stores, Inc.	NY SoS	04/24/00	081081	139656	Assignment to Hudson United Bank
UCC3	Hudson United Bank	Rock Bottom Stores, Inc.	NY SoS	05/11/00	093800	139656	Amendment—Debtor name change to: Duane Reade, Inc.
UCC3	Hudson United Bank	Duane Reade, Inc.	NY SoS	04/03/02	076643	139656	Continuation
UCC1	Orix USA Corporation	Duane Reade	NY SoS	05/14/99	096353	—	Equipment—Master Lease #37625, Schedule #39998
UCC3	Orix USA Corporation	Duane Reade	NY SoS	07/23/99	147577	096353	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625, Sched. #39998
UCC3	Orix USA Corporation	Duane Reade	NY SoS	04/02/04	200402525 7682	096353	Continuation
UCC1	Orix USA Corporation	Duane Reade	NY SoS	05/14/99	096355	—	Equipment—Master Lease #37625, Schedule #39997
UCC3	Orix USA Corporation	Duane Reade	NY SoS	04/02/04	200404025 257670	096355	Continuation
UCC3	Orix USA Corporation	Duane Reade	NY SoS	09/02/99	177583	096355	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625, Sched. #39997
UCC1	Orix USA Corporation	Duane Reade	NY SoS	07/01/99	131468	—	Equipment—Lease #40169
UCC3	Orix USA Corporation	Duane Reade	NY SoS	06/16/04	200406165 494738	131468	Continuation

2

UCC1	Orix USA Corporation	Duane Reade	NY SoS	07/01/99	131470	—	Equipment—Master Lease #37625, Schedule #40168
UCC3	Orix USA Corporation	Duane Reade	NY SoS	04/02/04	200406165 49470	131470	Continuation
UCC1	Orix USA Corporation	Duane Reade	NY SoS	08/12/99	162511	—	Equipment—Master Lease #37625, Schedule #40279
UCC1	El Camino Resources, Ltd.	Duane Reade	NY SoS	09/03/99	178286	—	Equipment-Master Lease #4045, Schedule #001
UCC1	FINOVA Capital Corporation	Duane Reade	NY SoS	11/03/99	222085	—	Equipment—RVA#3428
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade	NY SoS	07/25/00	144827	231476	Assignment to: The Chase Manhattan Bank
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NY SoS	11/16/99	231481	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade	NY SoS	07/25/00	144840	231481	Assignment to: The Chase Manhattan Bank
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	NY SoS	12/28/99	260226	—	Equipment-all replacement parts, accessions & substitutions #C0885003
UCC1	FINOVA Capital Corporation	Duane Reade, Inc.	NY SoS	12/28/99	260230	—	Equipment-all replacement parts, accessions & substitutions #C0885004

3

UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NY SoS	01/05/00	002803	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NY SoS	01/05/00	003065	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade	NY SoS	02/24/00	037585	—	Equipment-all replacement parts, accessions & substitutions #C0885005
UCC1	Orix USA Corporation	Duane Reade	NY SoS	04/27/00	083598	—	Equipment—Master Lease #37625, Schedule #40890
UCC1	Orix USA Corporation	Duane Reade	NY SoS	06/09/00	114397	—	Equipment—Master Lease #37625, Schedule #40960
UCC3	Orix USA Corporation	Duane Reade	NY SoS	06/28/00	127069	114397	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625 Sched. #40960
UCC1	Crown Credit Company	Duane Reade	NY SoS	07/06/00	131963	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade	NY SoS	07/06/00	131964	—	Crown Lift Trucks
UCC1	De Lage Landen Financial	Duane Reade, Inc.	NY SoS	07/28/00	147798	—	Equipment—Contract #24350027
UCC1	Orix USA Corporation	Duane Reade	NY SoS	08/10/00	156271	—	Equipment—Master Lease #37625, Schedule #41135

4

UCC3	Orix USA Corporation	Duane Reade	NY SoS	09/08/00	174691	156271	Amendment-no change to collateral. Addition of new serial numbers Master Lease #37625 Sched. #41135
UCC1	IBM Credit Corporation	Duane Reade Inc	NY SoS	12/27/00	247750	—	All computer, information processing equipment—Supplement #914477 12/01/00
UCC1	IBM Credit Corporation	Duane Reade Inc	NY SoS	01/25/01	018314	—	All computer, information processing equipment—Supplement #909186 11/21/00
UCC1	Orix USA Corporation	Duane Reade, Inc.	NY SoS	02/06/01	025690	—	Equipment—Master Lease #37625, Schedule #41597
UCC3	Orix USA Corporation	Duane Reade, Inc.	NY SoS	04/13/01	072541	025690	Amendment-No change in collateral. New Serial Numbers added.
UCC1	Orix USA Corporation	Duane Reade, Inc.	NY SoS	02/06/01	025692	—	Equipment—Master Lease #37625, Schedule #41598
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032846	—	Equipment—Master Lease #1409-10
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032852	—	Equipment—Master Lease #1409-10 Schedule 003
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032855	—	Equipment—Master Lease #1409-10 Schedule 004
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032856	—	Equipment—Master Lease #1409-10 Schedule 005

5

UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032858	—	Equipment—Master Lease #1409-10 Schedule 006
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032861	—	Equipment—Master Lease #1409-10 Schedule 007
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032863	—	Equipment—Master Lease #1409-10 Schedule 008
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032864	—	Equipment—Master Lease #1409-10 Schedule 009
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032865	—	Equipment—Master Lease #1409-10 Schedule 010
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032867	—	Equipment—Master Lease #1409-10 Schedule 011
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032868	—	Equipment—Master Lease #1409-10 Schedule 012
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032869	—	Equipment—Master Lease #1409-10 Schedule 014
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032870	—	Equipment—Master Lease #1409-10 Schedule 016
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032872	—	Equipment—Master Lease #1409-10 Schedule 017
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032873	—	Equipment—Master Lease #1409-10 Schedule 018

6

UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032874	—	Equipment—Master Lease #1409-10 Schedule 019
UCC1	Delphi Energy Fund, Inc. (Assignee-CIT)	Duane Reade Inc.	NY SoS	02/15/01	032875	—	Equipment—Master Lease #1409-10 Schedule 020
UCC1	Crown Credit Corporation	Duane Reade Inc.	NY SoS	03/08/01	045904	—	Crown Lift Trucks
UCC1	Crown Credit Corporation	Duane Reade Inc.	NY SoS	04/06/01	067100	—	Crown Lift Truck
UCC1	IBM Credit Corporation	Duane Reade Inc	NY SoS	04/25/01	080587	—	All computer, information processing equipment—Supplement #955641 03/27/01
UCC1	Imaging Financial Service, Inc.	Duane Reade, Inc.	NY SoS	05/09/01	090626	—	Kodak Picture Maker Units & accessories
UCC1	Colonial Pacific Leasing	Duane Reade Inc.	NY SoS	05/24/01	101763	—	Gretag masterflex digital camera module software, etc
UCC1	Colonial Pacific Leasing	Duane Reade Inc.	NY SoS	05/24/01	101764	—	Gretag masterflex digital camera module software, etc
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	NY SoS	01/04/02	002620	—	Equipment—Master Lease #37625, Schedule #41650
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/25/02	045582	—	Equipment-Film along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/25/02	045726	—	Gretag equipment

7

UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/25/02	045753	—	Equipment-Film along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/02	047365	—	Equipment-all replacement parts, accessions & substitutions
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	03/18/02	063337	—	Gretag equipment
UCC1	General Electric Capital Corporation	Duane Reade Inc.	NY SoS	04/30/02	099949	—	Gretag equipment
UCC1	Tennant Financial Services	Duane Reade Inc.	NY SoS	05/21/02	117870	—	Tennant Model 8300 Sweeper/Scrubber
UCC1	General Electric Capital Corporation	Duane Reade Inc.	NY SoS	05/23/02	119837	—	Gretag equipment
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/19/02	200212192 818827	—	Gretag masterflex digital minilabs
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/04/03	200302040 255667	—	Equipment-Printer along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/03	200302270 438954	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	10/30/03	200310301 793381	200302270438954	Amendment-No change in collateral. New serial Numbers were added.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/03	200302270 438978	—	Fuji frontier mini lab
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	02/27/03	200302270 438992	—	Fuji frontier mini lab

8

UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	06/04/03	200306041 111991	200302270438992	Amendment-No change in collateral. New serial Numbers were added.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	03/13/03	200303130 556553	—	Fuji frontier mini lab
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	03/18/03	200303180 592319	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	06/04/03	200306041 111977	200303180592319	Amendment-No change in collateral. New serial Numbers were added.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	04/17/03	200304170 834488	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	06/04/03	200306041 111941	200304170834488	Amendment-No change in collateral. New serial Numbers were added.
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	07/03/03	200307031 274399	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	07/21/03	200307211 358547	200307031274399	Amendment-No change in collateral. New serial Numbers were added.
UCC1	Fleet Retail Finance, Inc., as Collateral Agent	Duane Reade	NY SoS	07/17/03	200307173 41389	—	Blanket
UCC3	Fleet Retail Finance, Inc., as Collateral Agent	Duane Reade	NY SoS	07/29/03	200307291 395717	20030717341389	Amendment-restated collateral description excluding “Excluded Collateral” which are various insurance policies
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	07/23/03	200307231 369760	—	Fuji frontier mini lab

9

UCC1	Key Equipment Finance, a Division of Key Corporate Capital Inc.	Duane Reade, Inc.	NY SoS	07/25/03	200307251 378573	—	All right, title & interest in & to Master Flex Digital 1008
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	10/10/03	200310101 706158	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	11/10/03	200311101 834997	200310101706158	Amendment-No change in collateral. New serial Numbers were added
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	11/25/03	200311251 900189	—	Fuji frontier mini lab
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/01/03	200312011 917201	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/22/03	200312222 005291	200312011917201	Amendment-No change in collateral. New serial Numbers were added
UCC1	Orix Financial Services, Inc.	Duane Reade	NY SoS	12/10/03	200312101 956187	—	Fuji frontier mini lab
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Richmond County, NY	02/25/00	2000-510	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	02/26/02	20896072	—	Gretag equipment
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	12/18/02	21355677	—	Gretag masterflex digital minilabs

10

UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	02/04/03	21419546	—	Equipment-Printer along with cash and noncash proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	02/24/03	21446733	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	09/03/03	21446733	21446733	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	12/01/03	21907357	—	Fuji frontier mini lab
UCC3	Orix Financial Services, Inc.	Duane Reade	NJ Dept. of Treasury Commercial Recording	12/26/03	21907357	21907357	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	11/16/99	1941416	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	07/25/00	1941416	1941416	Assignment to: The Chase Manhattan Bank

11

UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	11/16/99	1941417	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	NJ Dept. of Treasury Commercial Recording	07/25/00	1941417	1941417	Assignment to: The Chase Manhattan Bank
UCC1	Fleet Retail Finance, Inc., as Collateral Agent	DRI I Inc.	DE SoS	07/17/03	31831307	—	Blanket
UCC3	Fleet Retail Finance, Inc., as Collateral Agent	DRI I Inc.	DE SoS	07/29/03	31960163	31831307	Amendment-restated collateral description excluding “Excluded Collateral” which are various insurance policies
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	DE SoS	02/24/00	0011253	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Crown Credit Company	Duane Reade Inc.	DE SoS	07/11/01	10670708	—	Crown Lift Truck
UCC1	Crown Credit Company	Duane Reade Inc.	DE SoS	07/11/01	10670757	—	Crown Lift Trucks

12

UCC1	GE Capital Colonial Pacific Leasing	Duane Reade, Inc.	DE SoS	07/19/01	10734660	—	Masterflex digital 1008 photo processing machine
UCC1	GE Capital Colonial Pacific Leasing	Duane Reade, Inc.	DE SoS	07/20/01	10762133	—	Masterflex digital 1008 photo processing machine
UCC1	GE Capital Colonial Pacific Leasing	Duane Reade, Inc.	DE SoS	08/01/01	10841861	—	Masterflex digital 1008 photo processing machine
UCC1	Crown Credit Company	Duane Reade Inc.	DE SoS	10/03/01	11304208	—	Crown Lift Trucks
UCC1	Orix Financial Services, Inc.	Duane Reade	DE SoS	10/11/01	11371603	—	Equipment-under lease # 42144
UCC1	Orix Financial Services, Inc.	Duane Reade	DE SoS	10/11/01	11372080	—	Equipment-under lease #42145
UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	10/19/01	11441240	—	Equipment-under lease #42188
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	11/05/01	11606164	—	Crown Lift Truck
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	11/09/01	11648554	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds

13

UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	11/09/01	11648836	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	12/20/01	20170781	—	Gretag masterflex digital minilab model
UCC1	Orix Financial Services, Inc.	Duane Reade Inc.	DE SoS	12/20/01	20170815	—	Gretag masterflex digital minilab model
UCC1	Delphi Energy Fund, Inc.	Duane Reade Inc.	DE SoS	02/14/02	20402168	—	Goods & equipment—Lease No. 1409-10, Schedule 028
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20444921	—	Goods & equipment—Lease No. 1409-10, Schedule 029
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20445142	—	Goods & equipment—Lease No. 1409-10, Schedule 030
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20445720	—	Goods & equipment—Lease No. 1409-10, Schedule 031
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20446454	—	Goods & equipment—Lease No. 1409-10, Schedule 033
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20446652	—	Goods & equipment—Lease No. 1409-10, Schedule 034

14

UCC1	Allen and Company	Duane Reade Inc.	DE SoS	02/20/02	20446868	—	Goods & equipment—Lease No. 1409-10, Schedule 035
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	02/15/02	20614358	—	Gretag equipment
UCC3	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	06/17/02	21728595	20614358	Amendment—Debtor name change to: Duane Reade
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	02/25/02	20680664	—	Equipment—Film Tools
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	02/25/02	20680714	—	Equipment—Film Tools
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	02/26/02	20681365	—	Crown Lift Trucks
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20702567	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 001
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20702781	—	Equipment, general intangibles-Master Lease Agreement 1423-10, Schedule 002
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703128	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 003
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703458	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 004

15

UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703656	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 005
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703755	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 006
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20703904	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 007
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704209	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 008
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704530	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 009
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704738	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 010
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20704944	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 011
UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20705396	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 012

16

UCC1	Bank of the West	Duane Reade Inc.	DE SoS	03/19/02	20705644	—	Equipment, general intangibles—Master Lease Agreement 1423-10, Schedule 014
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	03/18/02	20886295	—	Gretag equipment
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21068869	—	Goods & equipment—Lease No. 1426-10, Schedule 001
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21068919	—	Goods & equipment—Lease No. 1426-10, Schedule 002
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21068976	—	Goods & equipment—Lease No. 1426-10, Schedule 003
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069065	—	Goods & equipment—Lease No. 1426-10, Schedule 004
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069115	—	Goods & equipment—Lease No. 1426-10, Schedule 005
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069214	—	Goods & equipment—Lease No. 1426-10, Schedule 006
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069354	—	Goods & equipment—Lease No. 1426-10, Schedule 007
UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069545	—	Goods & equipment—Lease No. 1426-10, Schedule 008

17

UCC1	Allen and Company	Duane Reade Inc.	DE SoS	04/30/02	21069701	—	Goods & equipment—Lease No. 1426-10, Schedule 009
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	DE SoS	05/15/02	21219348	—	In Lieu filing
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	DE SoS	05/15/02	21219587	—	In Lieu filing
UCC1	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	05/08/02	21336647	—	All equipment under Master Lease Agreement No. 300327, Schedule Nos. 1-5
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	06/12/02	21440167	21336647	Partial assignment to Key Equipment Finance, a division of Key Corporate Capital Inc.—Master Lease Agreement No. 300327, Schedule No. 1
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/01/02	21612948	21336647	Full assignment to Key Equipment Finance, a division of Key Corporate Capital Inc.—Master Lease Agreement No. 300327, Schedule No. 1
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/02/02	21865611	21336647	Full assignment to Excel Bank-Master Lease Agreement No. 300327, Schedule No. 3

18

UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/08/02	21896780	21336647	Full assignment to Excel Bank—Master Lease Agreement No. 300327, Schedule No. 4
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/08/02	21897176	21336647	Full assignment to BankChicago—Master Lease Agreement No. 300327, Schedule No. 2
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/08/02	22060360	21336647	Full assignment to Excel Bank, N.A.—Master Lease Agreement No. 300327, Schedule No. 5
UCC1	IBM Credit Corporation	Duane Reade Inc.	DE SoS	06/03/02	21637903	—	Equipment & software—IBM Credit Supplement #062946
UCC1	IBM Credit Corporation	Duane Reade Inc.	DE SoS	06/06/02	21665698	—	Equipment & software—IBM Credit Supplement #026808
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	06/18/02	21744154	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	06/18/02	21744170	—	Crown Lift Truck
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	06/28/02	21843535	—	Equipment-Energy Management Control Systems
UCC1	IBM Credit Corporation	Duane Reade Inc.	DE SoS	07/01/02	21852924	—	Equipment & software—IBM Credit Supplement #092134
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	07/02/02	21869225	—	Crown Lift Truck

19

UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	08/27/02	22216533	—	Equipment-Energy Management Control Systems
UCC1	Orix Financial Services, Inc.	Duane Reade, Inc.	DE SoS	10/10/02	22657249	—	Equipment-under lease #42274
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	11/04/02	22880783	—	Equipment-attachment not available
UCC1	IBM Credit LLC	Duane Reade Inc.	DE SoS	01/07/03	30215338	—	Equipment & software—IBM Credit LLC Supplement #141857
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	01/17/03	30308745	—	Equipment-Energy Management Control Systems
UCC1	The CIT Group/Equipment Financing, Inc.	Duane Reade Inc.	DE SoS	03/10/03	30731409	—	Equipment-Schedule No.4 dd.12/11/02 to Master Lease Agrmt
UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	06/03/03	31393209	—	Crown Lift Trucks
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	06/11/03	31474249	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 6
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	06/18/03	31540585	31474249	Full Assignment to Excel Bank
UCC1	Fleet Retail Finance Inc., as Collateral Agent	Duane Reade Inc.	DE SoS	07/17/03	31831323	—	Blanket

20

UCC3	Fleet Retail Finance Inc., as Collateral Agent	Duane Reade Inc.	DE SoS	07/29/03	31950321	31831323	Amendment-restated collateral description excluding “Excluded Collateral” which are various insurance policies
UCC1	De Lage Landen Financial Services, Inc.	Duane Reade, Inc.	DE SoS	06/19/03	31858938	—	Savin Equipment
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/24/03	31903858	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 7
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	07/24/03	31904062	31903858	Full Assignment to Sterling National Bank
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/20/03	32165820	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 8
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/20/03	32165861	32165820	Full Assignment to First Bank of Highland Park
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/25/03	32202136	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 9
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	09/05/03	32300906	32202136	Full Assignment to First Bank of Highland Park
UCC1	IFC Credit Corporation	Duane Reade Inc.	DE SoS	08/25/03	32202169	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 10
UCC3	IFC Credit Corporation	Duane Reade Inc.	DE SoS	09/05/03	32301029	32202169	Full Assignment to First Bank of Highland Park

21

UCC1	Crown Credit Company	Duane Reade, Inc.	DE SoS	08/26/03	32207150	—	Crown Lift Trucks
UCC1	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	11/03/03	32875196	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 11
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	11/03/03	32875337	32875196	Full assignment to Excel Bank, N.A.
UCC1	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343459	—	All equipment under Master Lease Agreement No. 300327, Schedule No. 12
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343947	33343459	Full assignment to American Enterprise Bank
UCC1	Orix USA Corporation	Duane Reade	Nassau County, NY	08/13/99	UC 99013451	—	Equipment—Master lease no. 37625, lease schedule no. 40279
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Nassau County, NY	12/03/99	UC 99019499	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Nassau County, NY	12/03/99	UC 99019501	—	All prescription pharmaceutical products, insulin & syringes

22

UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Nassau County, NY	12/29/99	UC 99020542	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds #C0885003
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Queens County, NY	12/09/99	99 PQ20098	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Queens County, NY	12/09/99	99 PQ20099	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Queens County, NY	01/05/00	00 PQ00157	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Queens County, NY	01/05/00	00 PQ00158	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds

23

UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Queens County, NY	03/07/00	00 PQ03845	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Crown Credit Company	Duane Reade	Queens County, NY	07/11/00	00 PQ11229	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade	Queens County, NY	07/11/00	00 PQ11230	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade Inc.	Queens County, NY	03/12/01	01 PQ03982	—	Crown Lift Trucks
UCC1	Crown Credit Company	Duane Reade Inc.	Queens County, NY	04/10/01	01 PQ05814	—	Crown Lift Truck
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Kings County, NY	11/19/99	99 PK16826	—	All prescription pharmaceutical products, insulin & syringes
UCC3	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Kings County, NY	07/27/00	00 PK10146	99 PK16826	Assignment to: The Chase Manhattan Bank, as collateral agent
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Kings County, NY	11/19/99	99 PK16827	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Kings County, NY	12/29/99	99 PK18851	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds

24

UCC1	FINOVA Capital Corporation	Duane Reade Inc.	Kings County, NY	03/06/00	00 PK02902	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix USA Corporation	Duane Reade	Kings County, NY	06/14/00	00 PK08154	—	Equipment—Master lease no. 37625, lease schedule no. 40960
UCC3	Orix USA Corporation	Duane Reade	Kings County, NY	07/07/00	00 PK09317	00 PK08154	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	El Camino Resources, Ltd.	Duane Reade	Queens County, NY	08/13/99	99 PN43967	—	Equipment—Master lease no. 4045, Schedule no. 1
UCC1	Fleet National Bank, as Administrative Agent	Duane Reade Realty, Inc.	Queens County, NY	09/24/99	99 PN52642	—	Blanket
UCC1	FINOVA Capital Corporation	Duane Reade	Queens County, NY	11/04/99	99 PN59987	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Queens County, NY	11/18/99	99 PN62825	—	All prescription pharmaceutical products, insulin & syringes

25

UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Queens County, NY	11/18/99	99 PN62826	—	All prescription pharmaceutical products, insulin & syringes
UCC1	FINOVA Capital Corporation	Duane Reade	Queens County, NY	01/03/00	00 PN00107	—	Equipment-and all replacement parts, accessions & substitutions & all cash & noncash proceeds including insurance proceeds
UCC1	Orix USA Corporation	Duane Reade	Queens County, NY	04/28/00	00 PN21919	—	Equipment—Master lease no. 37625, lease schedule no. 40890
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade, Inc.	Queens County, NY	07/20/00	00 PN36022	—	All prescription pharmaceutical products, insulin & syringes
UCC1	Bergen Brunswig Drug Company, as Consignor	Duane Reade	Queens County, NY	07/20/00	00 PN36023	—	All prescription pharmaceutical products, insulin & syringes
UCC1	De Lage Landen Financial Services, Inc.	Duane Reade, Inc.	Queens County, NY	08/01/00	00 PN38140	—	Toshiba copier systems
UCC1	Orix USA Corporation	Duane Reade	Queens County, NY	08/16/00	00 PN41092	—	Equipment—Master lease no. 37625, lease schedule no. 41135
UCC3	Orix USA Corporation	Duane Reade	Queens County, NY	09/22/00	00 PN46937	00 PN41092	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix USA Corporation	Duane Reade, Inc.	Queens County, NY	02/08/01	01 PN06340	—	Equipment—Master lease no. 37625, lease schedule no. 41597

26

UCC3	Orix USA Corporation	Duane Reade, Inc.	Queens County, NY	04/24/01	01 PN19601	01 PN06340	Amendment-No change to collateral. Addition of new serial numbers.
UCC1	Orix USA Corporation	Duane Reade, Inc.	Queens County, NY	02/08/01	01 PN06341	—	Equipment—Master lease no. 37625, lease schedule no. 41598
UCC1	Imaging Financial Services Inc.	Duane Reade, Inc.	Queens County, NY	05/21/01	01 PN23359	—	3 Kodak picture maker units
UCC1	Colonial Pacific Leasing	Duane Reade, Inc.	Queens County, NY	06/13/01	01 PN28480	—	Gretag masterflex digital camera module software, etc.
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343947	33343459	Full assignment to American Enterprise Bank
UCC3	Spectrum Medical Leasing, a division of IFC Credit Corporation	Duane Reade Inc.	DE SoS	12/18/03	33343947	33343459	Full assignment to American Enterprise Bank
UCC1	Orix Financial Services Inc.	Duane Reade	NY SoS	03/30/04	200403305 247791		Equipment-Printer & all accessories, replacements, along with cash & non-cash proceeds
UCC3	Orix Financial Services Inc.	Duane Reade	NY SoS	04/08/04	200404085 277523		Amendment-restated Collateral Description by adding new serial numbers

27

UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200405275 433818		Equipment-covered under Lease Schedule No.15 to Master Lease Agrmt No.300327
UCC3	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 528196	200405275433818	Amendment-restated collateral description to amend all equip. covered under Master Lease No.300327 Lease Sched No.015
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200452754 33844		Equipment-covered under Lease Schedule No.13 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200405275 434795		Equipment-covered under Lease Schedule No.14 to Master Lease Agrmt No.300327
UCC3	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 28211	200405275434795	Amendment-restated collateral description to amend all equip. covered under Master Lease No.300327 Lease Sched No.014
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	05/27/04	200405275 434834		Equipment-covered under Lease Schedule No.16 to Master Lease Agrmt No.300327

28

UCC3	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 528184	200405275434834	Amendment-restated collateral description to amend all equip. covered under Master Lease No.300327 Lease Sched No.016
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 527877		Equipment-covered under Lease Schedule No.16 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 527904		Equipment-covered under Lease Schedule No.18 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SoS	06/25/04	200406255 527954		Equipment-covered under Lease Schedule No.19 to Master Lease Agrmt No.300327
UCC1	IFC Credit Corporation	Duane Reade Inc.	NY SOS	06/25/04	200406255 528019		Equipment-covered under Lease Schedule No.17 to Master Lease Agrmt No.300327

29

SCHEDULE 7.06

Investments

Entity	Entity Holds Interests in the Following:
Duane Reade Inc.	1.	Investment in Arclight Systems LLC, a Delaware limited liability company pursuant to the Arclight Systems LLC Limited Liability Company Agreement, dated February 26, 2001

	2.	Investment in Chain Drug Consortium LLC, a Delaware limited liability company pursuant to the Chain Drug Consortium Operating Agreement, dated August 1, 2000, as amended June 7, 2003

	3.	Partnership interest in Duane Reade

DRI I Inc.	1.	Partnership interest in Duane Reade

Duane Reade International, Inc.	1.	Promissory Note issued by Duane Reade Inc. to Duane Reade International, Inc.

SCHEDULE 7.07(iii)

Redemption/Repurchase of Equity Interests: Employment Agreements

Reference is made to each of the employment and consulting agreements in Item 1. of Schedule 7.09 attached hereto.

SCHEDULE 7.07(vii)

Restricted Payments To Be Made on the Closing Date

1.                                       Repurchases of outstanding common stock of DRI in connection with the Transaction.

2.                                       Cash-out payments for outstanding options and any existing price guarantees of stock options in connection with the consummation of the Transaction.

3.                                       Issuances of stock options and phantom stock awards of Holdings in connection with the consummation of the Transaction.

Transactions with Affiliates

1.             The following agreements and transactions:

Loan Party	Description
Duane Reade Inc.	Amended and Restated Employment Agreement dated August 12, 2002, with Anthony J. Cuti.

Duane Reade Inc.	Executive Life Program Split Dollar Agreement between Anthony J. Cuti and Duane Reade, Inc., dated January 25, 2002.

Duane Reade Inc.	Employment Letter, dated June 10, 1999, with John K. Henry.

Duane Reade Inc.	Employment Agreement, dated October 9, 1996, as amended, with Jerry M. Ray.

Duane Reade Inc.	Employment Agreement, dated February 22, 1993, as amended, with Gary Charboneau.

Duane Reade Inc.	Split Dollar Life Insurance Policies covering Messrs. Cuti, Charboneau, Henry & Ray.

Duane Reade Inc.	Long-term cash target awards applicable to Messrs. Charboneau, Ray & Henry.

Duane Reade Inc.	Employment Agreement, dated June 25, 2003, with Timothy R. LaBeau.

Duane Reade Inc.	Consulting Agreement with Transportation Services International, an entity operated by Joseph Cuti.

Duane Reade Inc.	Relationship with DRI Investment Group, LLC, as more fully described in the Company’s most recent Proxy Statement dated June 30, 2004.

Duane Reade Inc.

Management Services Agreement, dated as of July 30, 2004, between Oak Hill Capital Management, Inc. and Duane Reade Acquisition Corp., as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

Duane Reade Holdings and Subsidiaries	Tax Sharing Agreement, dated as of July 30, 2004, among Duane Reade Holdings, Inc. and its Subsidiaries as amended, restated or modified from time to time.

1

Duane Reade Holdings

Stockholders and Registration Rights Agreement, dated as of July 30, 2004, between Duane Reade Holdings, Inc., Duane Reade Shareholders, LLC, and certain members of the management of Duane Reade Inc., as amended, restated or modified from time to time, and the transactions contemplated thereunder.

Duane Reade	Employment Agreement, dated as of March 19, 2004, and amended on June 18, 2004, between Anthony J. Cuti and Duane Reade Acquisition Corp. and all transactions contemplated thereunder

Duane Reade	Employment Agreement, dated as of March 16, 2004, between Gary Charboneau and Duane Reade Acquisition Corp. and all transactions contemplated thereunder

Duane Reade	Employment Agreement, dated as of March 16, 2004, between Jerry Ray and Duane Reade Acquisition Corp. and all transactions and payments contemplated thereunder

Duane Reade	Employment Agreement, dated as of March 16, 2004, between Timothy LaBeau and Duane Reade Acquisition Corp. and all transactions and payments contemplated thereunder

Duane Reade	Employment Agreement, dated as of March 16, 2004, between John K. Henry and Duane Reade Acquisition Corp. and all transactions and payments contemplated thereunder

Duane Reade Holdings, Inc.	The Duane Reade Holdings, Inc. 2004 Management Stock Option Plan

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Anthony J. Cuti

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Gary Charboneau

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Jerry Ray option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to Timothy LaBeau

option agreement under the Non-Qualified Stock Option Agreement (under the 2004 Management Stock Option Plan) to John K. Henry

Duane Reade Inc.	Duane Reade Inc. Phantom Stock Plan

2

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and Gary Charboneau

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and John K. Henry

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and Timothy LaBeau

Duane Reade Inc.	Phantom Stock Award Agreement between Duane Reade Inc. and Jerry Ray

Preemptive Rights Agreement, dated as July 30, 2004, by and among Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., OHCP DR Co-Investors, LLC, Duane Reade Shareholders, LLC, Duane Reade Holdings, Inc., Duane Reade Inc., Anthony J. Cuti and certain other members of the management of Duane Reade Inc. listed on Schedule 1 thereto

2.             Schedule 5.12(c) and Schedule 5.12(f) are incorporated herein by reference.

3.             Schedule 7.06 is incorporated herein by reference.

3

SCHEDULE 10.02

Duane Reade Inc., Duane Reade and Administrative Agent’s Office,
Certain Addresses for Notices

DUANE READE INC.:

440 Ninth Avenue, 6th Floor

New York, New York 10001

Attention:  John K. Henry

Telephone:  212 273 5700

Facsimile:  212 244 6525

DUANE READE:

440 Ninth Avenue, 6th Floor

New York, New York 10001

Attention:  John K. Henry

Telephone:  212 273 5700

Facsimile:  212 244 6525

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Loans):

Bank of America, N.A.

Credit Services - Charlotte Servicing Team

Street Address: 101 North Tryon Street

Mail Code: Mail Code: NC1-001-15-04

City, State ZIP Code:  Charlotte, NC 28255

Attention: Deborah Gwin

Telephone: 704 387 2471

Facsimile: 704 409 0019

Electronic Mail: deborah.gwin@bankofamerica.com

Bank of America, N.A.

New York NY.

ABA # :  026009593

Acct # :  1366212250600

Attn: Credit Services

Reference:  Duane Reade

Other Notices as Administrative Agent:

Bank of America, N.A.

Street Address: 1455 Market Street, 5th Floor

Mail Code: CA5-701-05-19

City, State ZIP Code:  San Francisco, CA 94103

Attention:  Robert J. Rittelmeyer, Vice President

Telephone:  415 436 2616

Facsimile:  415 503 5099

Electronic Mail:  robert.j.rittelmeyer@bankofamerica.com

1